The issuing entity has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the base prospectus in that registration statement and other documents the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuing entity, any underwriter or any dealer participating in the offering will arrange to send you the base prospectus if you request it by calling toll-free 1-866-803-9204.

Please click here http://www.bearstearns.com/prospectus/sami or visit the following website, www.bearstearns.com/prospectus/sami, for a copy of the base prospectus applicable to this offering.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.
The securities referred to in this free writing prospectus are being offered when, as and if issued. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the issuing entity nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

Luminent Mortgage Trust 2006-3
Issuing Entity

Mortgage Pass-Though Certificates, Series 2006-3

Luminent Mortgage Capital, Inc.
Sponsor

Wells Fargo Bank, National Association
Master Servicer

Structured Asset Mortgage Investments II Inc.
Depositor

________________

Bear, Stearns & Co. Inc.	Wachovia Securities

For use with base prospectus dated March 28, 2006
The date of this term sheet supplement is April 25, 2006

TABLE OF CONTENTS

TERM SHEET SUPPLEMENT
RISK FACTORS
THE MORTGAGE POOL
STATIC POOL INFORMATION
THE ISSUING ENTITY
THE DEPOSITOR
THE SPONSOR AND THE SELLER
THE MASTER SERVICER AND THE SERVICERS
DESCRIPTION OF THE CERTIFICATES
THE CERTIFICATE INSURER
THE CERTIFICATE POLICY
YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS
USE OF PROCEEDS
FEDERAL INCOME TAX CONSEQUENCES
STATE AND OTHER TAXES
ERISA CONSIDERATIONS
METHOD OF DISTRIBUTION
LEGAL MATTERS
AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS
RATINGS
LEGAL INVESTMENT
ANNEX I
GLOBAL CLEARANCE, SETTLEMENT AND TAX

PROSPECTUS

INTRODUCTION
RISK FACTORS
THE MORTGAGE POOLS
STATIC POOL INFORMATION
SERVICING OF MORTGAGE LOANS
DESCRIPTION OF THE SECURITIES
DESCRIPTION OF CREDIT ENHANCEMENT
OTHER FINANCIAL OBLIGATIONS RELATED TO THE SECURITIES
DESCRIPTION OF PRIMARY MORTGAGE INSURANCE, HAZARD INSURANCE; CLAIMS THEREUNDER
THE SPONSOR
THE DEPOSITOR
THE AGREEMENTS
YIELD CONSIDERATIONS
MATURITY AND PREPAYMENT CONSIDERATIONS
LEGAL ASPECTS OF MORTGAGE LOANS
FEDERAL INCOME TAX CONSEQUENCES
PENALTY AVOIDANCE
STATE AND OTHER TAX CONSEQUENCES
ERISA CONSIDERATIONS
LEGAL INVESTMENT MATTERS
USE OF PROCEEDS
METHODS OF DISTRIBUTION
LEGAL MATTERS
FINANCIAL INFORMATION
RATING
AVAILABLE INFORMATION
REPORTS TO SECURITYHOLDERS
INCORPORATION OF INFORMATION BY
REFERENCE
GLOSSARY

INTRODUCTION

As indicated in the term sheet, the related transaction may include various structures and multiple loan groups of adjustable rate mortgage loans secured by first liens on residential mortgaged properties. This term sheet supplement may be used in connection with a transaction that includes one or more loan groups related to one or more groups of senior and subordinate certificates with an overcollateralization structure. Any such loan group is referred to in this term sheet supplement as an “OC Structure Loan Group” and any such transaction is referred to in this term sheet supplement as an “OC Transaction”. This term sheet supplement may also be used in connection with a transaction that includes one or more loan groups related to one or more groups or subgroups of senior and subordinate certificates with a shifting interest payment structure. Any such loan group or subgroup is referred to in this terms sheet supplement as a “Shifting Interest Structure Loan Group” and any such transaction is referred to in this term sheet supplement as a “Shifting Interest Transaction”. In addition, the related transaction may include multiple loan groups that are cross-collateralized, which transaction is referred to in this term sheet supplement as a “Cross-collateralized Transaction”, or multiple loan groups that are not cross-collateralized, which transaction is referred to in this term sheet supplement as a “Stacked Transaction”. Any reference to a term sheet or related term sheet shall mean only those term sheets related to the transaction specified in such term sheet and to the extent not superseded by another term sheet.

______________________________

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), each Underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date) it has not made and will not make an offer of notes to the public in that Relevant Member State prior to the publication of a prospectus in relation to the notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of notes to the public in that Relevant Member State at any time:

(a)	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;
(b)
to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c)	in any other circumstances which do not require the publication by the Issuing Entity of a prospectus pursuant to Article 3 of the Prospectus Directive.
For the purposes of this provision, the expression an “offer of notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

United Kingdom

Each Underwriter has represented and agreed that:

(a)
it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to the Issuing Entity; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

RISK FACTORS

In addition to the matters described elsewhere in this term sheet supplement and the prospectus, you should carefully consider the following risk factors before deciding to purchase an offered certificate.

The subordinate certificates have a greater risk of loss than the related senior certificates
When certain classes of certificates provide credit enhancement for other classes of certificates it is sometimes referred to as “subordination.” For purposes of this term sheet supplement, “related subordinate classes” means:

s with respect to each class of senior certificates: each class of related subordinate certificates; and
s with respect to each class of subordinate certificates: any related subordinate certificate with a lower payment priority.

We will provide credit enhancement for each group of offered certificates, first, by the right of the holders of the related senior certificates to receive payments of interest and principal prior to the related subordinate classes and, second, by the allocation of realized losses on the related mortgage loans to the related subordinate classes. This form of credit enhancement uses collections on the mortgage loans in the related loan group or groups otherwise payable to the holders of the related subordinate classes to pay amounts due on the more senior classes of related certificates. Such collections are the sole source of funds from which such credit enhancement is provided.

Realized losses on the mortgage loans in any OC Transaction will be allocated first, to reduce the amount of excess spread for any related loan group, second, to reduce the overcollateralization amount for such loan group, third, among the related classes of subordinate certificates, beginning with the class of subordinate certificates with the lowest payment priority, until the certificate principal balance of each such class has been reduced to zero. This means that realized losses on the mortgage loans in any OC Transaction which are allocated to the related subordinate certificates would first be allocated to the classes of subordinate certificates in reverse order of their payment priority, until the certificate principal balance of each such class of subordinate certificates has been reduced to zero.

The Non-PO Percentage of the principal portion of realized losses on the mortgage loans in any Shifting Interest Transaction are allocated first to the classes of the subordinate certificates related to such group or groups of mortgage loans, beginning with the class of related subordinate certificates with the lowest payment priority, until the certificate principal balance of that class has been reduced to zero. This means that realized losses on the mortgage loans in any Shifting Interest Transaction would first be allocated to the class of subordinate certificates with the lowest payment priority until the certificate principal balance of such class is reduced to zero. Subsequent realized losses on the mortgage loans in such loan group would be allocated to the next most junior class of related subordinate certificates, until the certificate principal balance of that class of subordinate certificates is reduced to zero.

Accordingly, if the certificate principal balance of all classes of subordinate certificates in any Shifting Interest Transaction were to be reduced to zero, the Non-PO Percentage of the principal portion of realized losses on the mortgage loans in such loan group will be allocated among the related senior certificates (other than any class of interest only certificates and Class PO Certificates) in the manner and order of described in the related term sheet; provided that, such realized losses otherwise allocable to a class of senior certificates may be allocated to another class or classes of senior certificates as described in the related term sheet.

You should fully consider the risks of investing in a subordinate certificate, including the risk that you may not fully recover your initial investment as a result of realized losses on the related mortgage loans.

Unless otherwise provided in the related term sheet, the principal portion of realized losses will not be allocated to the senior certificates in an OC Transaction. Investors in these certificates should note that although the principal portion of realized losses will not be allocated to these certificates, under certain loss scenarios there will not be enough principal and interest on the related mortgage loans to pay related senior certificates all of the interest and principal to which they are entitled.

See“Description of the Certificates—Allocation of Losses” in this term sheet supplement.
Additional risks associated with the subordinate certificates
The weighted average lives of, and the yields to maturity on, the subordinate certificates related to a loan group or groups will be progressively more sensitive to the rate and timing of mortgagor defaults and the severity of ensuing losses on the related mortgage loans. If the actual rate and severity of losses on the related mortgage loans are higher than those assumed by an investor in such certificates, the actual yield to maturity of such certificates may be lower than the yield anticipated by such holder based on such assumption. The timing of losses on the mortgage loans in a loan group or groups will also affect an investor’s actual yield to maturity on the related subordinate certificates, even if the rate of defaults and severity of losses over the life of the related mortgage loans are consistent with an investor’s expectations. In general, the earlier a loss occurs, the greater the effect on an investor’s yield to maturity. Realized losses on the mortgage loans in a loan group or groups may reduce the certificate principal balances of the related subordinate certificates as described in this term sheet supplement. As a result of any such reductions in the certificate principal balances of the subordinate certificates, less interest will accrue on such classes of subordinate certificates than would otherwise be the case. Once a realized loss on a mortgage loan in a loan group or groups is allocated to a related subordinate certificate, no interest will be distributable with respect to such written down amount.

If indicated in the related term sheet, although loan-level primary mortgage insurance coverage has been acquired on behalf of the trust from the LPMI insurer with respect to some of the mortgage loans, such coverage will provide only limited protection against losses on defaulted covered mortgage loans. Unlike a financial guaranty policy, coverage under a mortgage insurance policy is subject to certain limitations and exclusions including, for example, losses resulting from fraud and physical damage to the mortgaged property and to certain conditions precedent to payment, such as notices and reports. As a result, coverage may be denied or limited on covered mortgage loans. In addition, since the amount of coverage depends on the loan-to-value ratio at the time of origination of the covered mortgage loan, a decline in the value of a mortgaged property will not result in increased coverage, and the trust may still suffer a loss on a covered mortgage loan. The LPMI insurer also may affect the timing and conduct of foreclosure proceedings and other servicing decisions regarding defaulted mortgage loans covered by the policy.
Under the LPMI policy, if any, the amount of the claim generally will include interest to the date the claim is presented. However, the claim must be paid generally within 60 days thereafter. To the extent the master servicer is required to continue making monthly advances after the claim is presented but before the claim is paid, reimbursement of these advances will reduce the amount of liquidation proceeds available for distribution to certificateholders.

Credit enhancement for the certificates in an OC Transaction may be inadequate to cover losses and/or to maintain or restore overcollateralization
The mortgage loans in an OC Transaction are expected to generate more interest than is needed to pay interest on the related senior certificates and subordinate certificates because we expect the weighted average interest rate on the mortgage loans in such transaction to be higher than the weighted average pass-through rate on such senior certificates and subordinate certificates. If the mortgage loans in an OC Structure Loan Group generate more interest than is needed to pay interest on related senior certificates and subordinate certificates and related trust fund expenses and, if applicable and on or after a specified date, any amounts paid into the final maturity reserve account, we will use such “excess spread” to make additional principal payments on such senior certificates and subordinate certificates, which will reduce the total certificate principal balance of such certificates below the aggregate principal balance of the related mortgage loans, thereby creating “overcollateralization”. Overcollateralization is intended to provide limited protection to certificateholders by absorbing the certificate’s share of losses from liquidated mortgage loans in the related loan group. However, we cannot assure you that enough excess spread will be generated on the related mortgage loans to maintain or restore the required level of overcollateralization for such transaction.

The excess spread for an OC Structure Loan Group available on any distribution date will be affected by the actual amount of interest received, advanced or recovered in respect of the mortgage loans in such loan group during the preceding month. Such amount may be influenced by changes in the weighted average of the mortgage rates resulting from prepayments, defaults and liquidations of the related mortgage loans.

If the protection afforded by overcollateralization for such loan group is insufficient, then you could experience a loss on your investment.
The interest rate cap may reduce the yields on the offered certificates in an OC Transaction
Some classes of senior certificates in an OC Transaction may be subject to an interest rate cap which may be based on an assumed certificate and calculated as specified in the related term sheet. If the weighted average of the net mortgage rates on such mortgage loans is less than the per annum rate described in the related term sheet, the amount of the shortfall which would occur with respect to the assumed certificate as described in the related term sheet will be allocated among such certificates in proportion to their current entitlements to interest calculated without regard to this cap. Any such shortfall allocated to the Insured Certificates will not be covered by the financial guaranty insurance policy issued by the certificate insurer.

As indicated in the related term sheet, some classes of senior certificates in an OC Transaction may be subject to an interest rate cap equal to the weighted average of the net mortgage rates of all of the related mortgage loans as calculated in such term sheet.

If the pass-through rates on any offered certificates in the OC Transaction are limited to the related interest rate cap for any distribution date, the resulting interest shortfalls may be recovered by the holders of these certificates on the same distribution date or on future distribution dates on a subordinated basis to the extent that on such distribution date or future distribution dates there are available funds for such loan group remaining after certain other distributions on the related offered certificates and the payment of certain fees and expenses of the trust. However, if the certificate principal balance of a class of offered certificates has been reduced to zero, that class of offered certificates or non-offered subordinate certificates will be retired and will no longer be entitled to such distributions, including distributions in respect of net interest shortfalls.

See“Description of the Certificates—Excess Spread and Overcollateralization Provisions” in this term sheet supplement.
Certain Class of Certificates May Have Additional Characteristics That Pose Certain Yield and Prepayment Considerations
Some of the offered certificates may have different payment characteristics that pose additional yield considerations and different sensitivities to the rate and timing of principal distributions. The following is a general description of the characteristics of those certificates and the related yield and prepayment considerations:

The yields on the adjustable rate certificates are sensitive to fluctuations in the related index
Some adjustable rate certificates may accrue interest at an adjustable rate determined separately for each distribution date according to an index in the manner described in this term sheet supplement. The pass-through rate on some of the adjustable rate certificates may vary directly with such index and the pass-through rates on some of the adjustable rate certificates may vary inversely with such index as specified in the related term sheet. Therefore, the yields to investors on the adjustable rate certificates will be sensitive to fluctuations of the related index.

Some offered certificates are sensitive to the rate and timing of distributions on other certificates
Some of the offered certificates may receive a portion of principal payments after some of the other classes of certificates have received principal payments. Therefore, an investor’s yield such certificates will be sensitive to the rate and timing of those distributions and such certificates would not be an appropriate investment for any investor requiring a distribution of a particular amount of principal or interest on a specific date or dates.

IN ADDITION TO THE CONSIDERATIONS DESCRIBED ABOVE, INVESTORS IN SUCH CERTIFICATES SHOULD BE AWARE THAT THOSE CERTIFICATES MAY NOT BE AN APPROPRIATE INVESTMENT FOR ALL PROSPECTIVE INVESTORS.

Some of the offered certificates may be subject to a random lot procedure
Payments of principal on certain classes of certificates as identified in the related term sheet may be allocated according to a random lot procedure. See “Description of the Certificates — Principal Distributions on the Retail Lottery Certificates” in this term sheet supplement. Therefore it is highly uncertain that payments will be made to any investor in those certificates on the date desired by that investor.

Principal only certificates and interest only certificates involve additional risk
Any Class PO Certificates will receive a portion of the principal payments only on the mortgage loans in a Shifting Interest Loan Group that have net mortgage rates lower than the per annum rate set forth in the related term sheet. Therefore, the yield on any Class PO Certificates is extremely sensitive to the rate and timing of principal prepayments and defaults on such related mortgage loans. Any principal only certificates will be extremely sensitive to the rate and timing of principal prepayments and defaults on the mortgage loans in the related loan group or subgroup.

Investors in Class PO Certificates should be aware that related mortgage loans with lower interest rates are less likely to be prepaid than related mortgage loans with higher interest rates. If payments of principal on the related mortgage loans in a Shifting Interest Loan Group that have net mortgage rates lower than the per annum rate described in the related term sheet occur at a rate slower than an investor assumed at the time of purchase, the related investor’s yield may be adversely affected.

Investors in interest only certificates should be aware that the yield to such investors will be extremely sensitive to defaults and the rate and timing of principal payments on the related mortgage loans or portions thereof in the related loan group or subgroup, as applicable. In some cases and as described in the related term sheet, the notional amount of some of the interest only certificates may be equal to the certificate principal balance of one or more of the other classes of offered certificates. Any reduction in the certificate principal balance of such class or classes of certificates as a result of distributions in respect of principal payments on the mortgage loans in the related loan group or subgroup, as applicable, will result in a reduction of the notional amount of the related interest only certificates and thus, reduce the amount of interest distributable to the holders of the related interest only certificates following such distributions in respect of principal payments.

As set forth in the related term sheet, a class of interest only certificates may be entitled to receive interest distributions on each distribution date to the extent the weighted average of the net rates on the related mortgage loans exceeds the weighted average of the pass-through rates on the classes of certificates on which the notional amount of such interest only certificate is based. On any distribution date on which the pass-through rates on such classes of certificates are limited by the related interest rate cap, such interest only certificates will not be entitled to interest payments.

Some classes of interest only certificates will receive a portion of the interest payments only on the mortgage loans in the related loan group or subgroup that have net mortgage rates higher than a specified per annum rate as described in the related term sheet. Therefore, the yield on such interest only certificates is extremely sensitive to the rate and timing of principal prepayments and defaults on such mortgage loans.

Investors in interest only certificates that receive their interest payments only on the mortgage loans that have net mortgage rates higher than a specified per annum rate should be aware that mortgage loans with higher interest rates are more likely to be prepaid than mortgage loans with lower interest rates. If payments of principal on the mortgage loans in the related loan group or subgroup, as applicable, that have net mortgage rates higher than the per annum rate described in the related term sheet occur at a rate faster than an investor assumed at the time of purchase, the related investor’s yield may be adversely affected. Investors in the interest only certificates should fully consider the risk that a rapid rate of prepayments on the related mortgage loans that have net mortgage rates higher than the per annum rate described in the related term sheet, could result in the failure of such investors to fully recover their investments.

Some of the offered certificates may not be entitled to certain distributions of principal for some period of time
Some classes of certificates, referred to as lockout certificates, may not receive any distributions of scheduled principal and/or principal prepayments prior to the distribution date specified in the related term sheet. As a result, the weighted average life of those classes of certificates will be longer than would otherwise be the case, and the effect on the market value of this those classes of certificates due to changes in market interest rates or market yields for similar securities may be greater than for the other senior certificates that are entitled to payments of both scheduled principal and principal prepayments.

Some of the offered certificates may be accrual certificates and may not receive interest distributions as long as the related accretion directed certificates are outstanding; some of the offered certificates may be accretion directed certificates and may receive accelerated payments in respect of principal

Some of the offered certificates may be accrual certificates that are not entitled to receive any distributions of interest for some period of time. Interest will accrue on the accrual certificates during each interest accrual period at a per annum rate set forth in the related term sheet. However, this interest will not be distributed on those certificates until the related accretion termination date. Instead, prior to the related accretion termination date, accrued certificate interest on the accrual certificates will be distributed to the related accretion directed certificates as principal in reduction of the certificate principal balances thereof. This accrued and unpaid interest on the accrual certificates will be added to the certificate principal balance of such accrual certificates on the related distribution date. On each distribution date on or after the related accretion termination date, the entire accrued certificate interest on the accrual certificates for that date will be payable to the holders of the accrual certificates as interest, to the extent not required to fully reduce the certificate principal balances of the accretion direct certificates to zero on the accretion termination date. Due to these factors, the accrual certificates will likely experience significant price and yield volatility. Investors in the accrual certificates should consider whether this volatility is suitable to their investment needs.
Additionally, prior to the related accretion termination date, holders of the accretion directed certificates will receive an additional principal payment from accrued certificate interest otherwise distributable on the related accrual certificates. As a result, investors in the accretion directed certificates should be aware that they may receive distributions in respect of principal at a rate faster than assumed at the time of purchase.

Some Classes of Certificates May Receive Principal Distributions According to a Schedule
Based on certain structuring assumptions described in this term sheet supplement, some classes of certificates as identified in the term sheet, are structured so that their principal payments in the aggregate will be made in accordance with the schedule identified in the table attached to the term sheet but only if the mortgage loans prepay at a constant rate within a specified range. If prepayments occur at a rate slower than that range, the weighted average life of that class of certificates may be extended. On the other hand, if prepayments occur at a rate faster than that range, the weighted average life of that class of certificates may be reduced.

Based on certain structuring assumptions described in this term sheet supplement, some classes of certificates as identified in the term sheet, are structured so that their principal payments in the aggregate will be made in accordance with the schedule identified in the table attached to the term sheet but only if the mortgage loans prepay at a constant specified rate of the prepayment assumption. If prepayments occur at a rate slower than that rate, the weighted average life of that class of certificates may be extended. On the other hand, if prepayments occur at a rate faster than that rate, the weighted average life of that class of certificates may be reduced.

Class R Certificates in a Shifting Interest Transaction are subject to special risks
Holders of the Class R Certificates in a Shifting Interest Transaction are entitled to receive distributions as described herein, but the holders of the Class R Certificates are not expected to receive any distributions after the first distribution date. In addition, holders of those Class R Certificates will have tax liabilities with respect to their certificates during the early years of the related REMIC that substantially exceed the distributions payable during or prior to that time.

The adjustable rate certificates in an OC Transaction may not always receive interest based on the Index Rate
As indicated in the related term sheet, the pass-through rates on certain classes of senior certificates and subordinate certificates in an OC Transaction are generally based on an index and a specified margin described in the term sheet. The margins applicable to the pass-through rates on such classes of certificates may be subject to increase as described in term sheet if the related Optional Termination Holder does not exercise its option to purchase the remaining assets in the loan group or groups related to such certificates on the related optional termination date.

For purposes of this section, each pass-through rate described above shall be referred to as the related “Index Rate”. In addition, such classes of senior certificates and subordinate certificates may not always receive interest at the related Index Rate because such rate is also subject to the related interest rate cap. If the related interest rate cap is less than the related Index Rate, the pass-through rate on such certificates will be reduced to the related interest rate cap. Thus, the yield to investors in such classes will be sensitive both to fluctuations in the level of the related index and to the adverse effects of the application of the related interest rate cap. The prepayment or default of related mortgage loans with relatively higher net mortgage rates, particularly during a period of increased index rates, may result in the related interest rate cap being lower than otherwise would be the case. If on any distribution date the application of the related interest rate cap results in an interest payment lower than the interest payment that would have been due the related subordinate certificates, if such amount would have been calculated based on the related Index Rate for the related interest accrual period, the value of such subordinate certificates may be temporarily or permanently reduced.

To the extent interest on the offered certificates is limited to the applicable interest rate cap, the difference between such interest rate cap and the Index Rate will create a shortfall.
Certain mortgage loans were underwritten to nonconforming underwriting standards, which may result in losses or shortfalls to be incurred on the offered certificates
Certain mortgage loans were underwritten generally in accordance with underwriting standards which are primarily intended to provide for single family “non-conforming” mortgage loans. A “non-conforming” mortgage loan means a mortgage loan which is ineligible for purchase by Fannie Mae or Freddie Mac due to either credit characteristics of the related mortgagor or documentation standards in connection with the underwriting of the related mortgage loan that do not meet the Fannie Mae or Freddie Mac underwriting guidelines for “A” credit mortgagors.

These documentation standards may include mortgagors who provide limited or no documentation in connection with the underwriting of the related mortgage loan. Accordingly, mortgage loans underwritten under such non-conforming credit underwriting standards are likely to experience rates of delinquency, foreclosure and loss that are higher, and may be substantially higher, than mortgage loans originated in accordance with the Fannie Mae or Freddie Mac underwriting guidelines. Any resulting losses, to the extent not covered by credit enhancement, may affect the yield to maturity of the offered certificates.

An Investor’s Yield on Some Classes of Certificates Will be Subject to any Negative Amortization on the Related Mortgage Loans
Certain of the mortgage loans in the trust fund are negative amortization loans. Generally, after one to three months following their origination, the interest rates on the negative amortization loans will adjust monthly, but the monthly payments and amortization schedules of such negative amortization loans will only adjust annually. In addition, in most circumstances, the amount by which a monthly payment made on a negative amortization loan may be adjusted on its annual payment adjustment date may be limited and may not be sufficient to amortize fully the unpaid principal balance of such mortgage loan over its remaining term to maturity. The initial interest rates on this type of mortgage loan may be lower than the sum of the related interest-rate indices applicable to such mortgage loans at their origination and the related margins. During a period of rising interest rates, as well as prior to the annual adjustment to the monthly payment made by the related mortgagor on such mortgage loan, the amount of interest accruing on the principal balance of these mortgage loans may exceed the amount of the minimum monthly payment payable by the related mortgagor on such mortgage loan. As a result, a portion of the accrued interest on negatively amortizing loans may become deferred interest and would then be added to their principal balances and would then also bear interest at the applicable mortgage rates.

The amount of deferred interest, if any, accrued with respect to such negative amortization mortgage loans for a given month will reduce the amount of interest collected on these mortgage loans and will reduce the amount that would otherwise have been available to be distributed as a distribution of interest to the related classes of certificates on the related distribution date. The resulting reduction in interest collections on such mortgage loans will be offset, in part or in whole, by applying all payments of principal received on such mortgage loans during the related due period or prepayment period to interest distributions on the related classes of certificates. For any distribution date, the net deferred interest on the related mortgage loans will be allocated to each related class of certificates in an amount related to the amount of interest that accrued on such class of certificates at its pass-through rate for the interest accrual period related to that distribution date. Accordingly, those classes of certificates that are entitled to higher amounts of accrued interest will receive higher allocations of net deferred interest on the related mortgage loans. The amount of the reduction of accrued interest distributable to each related class of certificates attributable to net deferred interest on the related mortgage loans will be added to the certificate principal balance of that class of certificates. Only the amount by which the payments of principal received on the mortgage loans during a due period or prepayment period exceed the amount of deferred interest on the related mortgage loans applied to increase the principal balance of such mortgage loans during such due period or prepayment period will be distributed as principal on the related distribution date to the related classes of certificates, in accordance with the priorities set forth in this term sheet supplement under “Description of the Certificates—Distributions on the Certificates.”
The increase in the certificate principal balance of any class of certificates, and the reduced rate of reduction in the certificate principal balance of any such class of certificates, that results from the application of all principal collected on the negative amortization loans in the related loan group during the related due period or prepayment period to offset the deferred interest on the related mortgage loans applied to increase the principal balance of the related mortgage loans during such due period or prepayment period will have the effect of increasing the weighted average lives of such certificates and increasing a certificate investor’s exposure to realized losses on the mortgage loans in the related loan group. See “Description of the Certificates” in term sheet supplement. We cannot predict the extent to which mortgagors will prepay their mortgage loans, and therefore cannot predict the extent of the effect of the allocation of net deferred interest on the related negative amortization loans on the related certificates.
If the interest rates on the negative amortization loans decrease prior to an adjustment in the related monthly payment made on such mortgage loans, then a larger portion of the related monthly payment will be applied to the unpaid principal balance of the related mortgage loan, which may cause the related classes of certificates to amortize more quickly. Conversely, if the interest rates on such negative amortization loans increase prior to an adjustment in the related monthly payment made on such mortgage loans, then a smaller portion of the related monthly payment will be applied to the unpaid principal balance of the related mortgage loan, which may cause the related classes of certificates to amortize more slowly. If the unpaid principal balance of a negative amortization loan exceeds the original balance of such mortgage loan by more than 10% or 15%, as the case may be, due to deferred interest having been added to the principal balance of such mortgage loan, then the monthly payment due on the related mortgage loan will be reset without regard to the 7.50% periodic payment cap described in this term sheet supplement, in order to provide for the outstanding balance of the related mortgage loan to be paid in full at its maturity. In addition, on the fifth payment adjustment date of a negative amortization loan, and on every fifth payment adjustment date thereafter, and, if stated in the related mortgage note, on the last payment adjustment date prior to the related negative amortization loan ‘s scheduled maturity date, the monthly payment due on that mortgage loan will be reset without regard to the related periodic payment cap, in order to provide for the outstanding balance of that mortgage loan to be paid in full at its maturity by the payment of equal monthly installments. These features may affect the rate at which principal on the mortgage loans is paid, and may create a greater risk of default if the related borrowers are unable to pay the monthly payments on the related increased principal balances of such negative amortization loans.
In addition, since the principal balance of a mortgage loan subject to negative amortization will increase by the amount of deferred interest allocated to such mortgage loan, the increasing principal balance of such a loan may approach or exceed the value of the related mortgaged property, thus increasing the likelihood of defaults on such mortgage loan as well as increasing the amount of any loss experienced with respect to any such mortgage loan that is required to be liquidated. Furthermore, each negative amortization loan provides for the payment of any remaining unamortized principal balance thereto (due to the addition of deferred interest, if any, to the principal balance of such mortgage loan) in a single payment at the maturity of such mortgage loan. Because the related mortgagors may be required to make a larger single payment upon maturity, it is possible that the default risk associated with mortgage loans subject to negative amortization is greater than that associated with fully amortizing mortgage loans.

Defaults could cause payment delays and losses
There could be substantial delays in the liquidation of defaulted mortgage loans and corresponding delays in your receiving your portion of the proceeds of liquidation. These delays could last up to several years. Furthermore, an action to obtain a deficiency judgment is regulated by statutes and rules, and the amount of a deficiency judgment may be limited by law. In the event of a default by a borrower, these restrictions may impede the ability of the related servicer to foreclose on or to sell the mortgaged property or to obtain a deficiency judgment. In addition, liquidation expenses such as legal and appraisal fees, real estate taxes and maintenance and preservation expenses, will reduce the amount of security for the mortgage loans and, in turn, reduce the proceeds payable to related certificateholders.

In the event that the mortgaged properties fail to provide adequate security for the related mortgage loans, and the protection provided by the subordination of certain classes is insufficient to cover any shortfall, you could lose all or a portion of the money you paid for your certificates.

Your yield could be adversely affected by the unpredictability of prepayments	No one can accurately predict the level of prepayments that the trust will experience. The trust’s prepayment experience may be affected by many factors, including:
w general economic conditions,
w the level of prevailing interest rates,
w the availability of alternative financing, and
w homeowner mobility.

Substantially all of the mortgage loans contain due-on-sale provisions, and the servicers are required to enforce those provisions unless doing so is not permitted by applicable law or the related servicer, in a manner consistent with reasonable commercial practice, permits the purchaser of the mortgaged property in question to assume the related mortgage loan. Some of the mortgage loans may impose a prepayment charge in connection with voluntary prepayments made within the period specified in the related mortgage note, which prepayment charges may discourage prepayments during the applicable period. The weighted average lives of the certificates will be sensitive to the rate and timing of principal payments, including prepayments on the related mortgage loans, which may fluctuate significantly from time to time.

You should note that:

w if you purchase your certificates at a discount and principal is repaid on the related mortgage loans slower than you anticipate, then your yield may be lower than you anticipate;
w if you purchase your certificates at a premium and principal is repaid on the related mortgage loans faster than you anticipate, then your yield may be lower than you anticipate;

w    since repurchases of mortgage loans as a result of breaches of representations and warranties and liquidations of mortgage loans following default have the same effect as prepayments, your yield may be lower than you expect if the rate of such repurchases and liquidations with respect to mortgage loans in the related loan group is higher than you expect;

w    the overcollateralization provisions for an OC Transaction, whenever overcollateralization for the OC Structure Loan Group is at a level below the required level, are intended to result in an accelerated rate of principal distributions to the holders of the related offered certificates. An earlier return of principal to such holders as a result of the overcollateralization provisions will influence the yield on the related offered certificates in a manner similar to the manner in which principal prepayments on the related mortgage loans will influence the yield on the related offered certificates; and

w you bear the reinvestment risks resulting from a faster or slower rate of principal payments for the related loan group than you expected.

We refer you to“The Mortgage Pool” and“Yield, Prepayment and Maturity Considerations” in this term sheet supplement and“Legal Aspects of Mortgage Loans — Enforceability of Certain Provisions” in the prospectus for a description of certain provisions of the mortgage loans that may affect the prepayment experience.

Mortgage loan modifications may affect the interest rate caps
Modifications of mortgage loans agreed to by the master servicer in order to maximize ultimate proceeds of such mortgage loans may extend the period over which principal is received on the related certificates or, if such modifications downwardly adjust interest rates, may lower the applicable interest rate cap or caps.

A reduction in certificate rating could have an adverse effect on the value of your certificates
The ratings of each class of offered certificates will depend primarily on an assessment by the rating agencies of the related mortgage loans and the subordination afforded by certain classes of certificates. The ratings by each of the rating agencies of the offered certificates are not recommendations to purchase, hold or sell the offered certificates because such ratings do not address the market prices of the certificates or suitability for a particular investor.

The rating agencies may suspend, reduce or withdraw the ratings on the offered certificates at any time. Any reduction in, or suspension or withdrawal of, the rating assigned to a class of offered certificates would probably reduce the market value of such class of offered certificates and may affect your ability to sell them.

Your distributions could be adversely affected by the bankruptcy or insolvency of certain parties
The seller will treat its transfer of the mortgage loans to the depositor as a sale of the mortgage loans. However, if the seller becomes bankrupt, the trustee in bankruptcy may argue that the mortgage loans were not sold but were only pledged to secure a loan to the seller. If that argument is made, you could experience delays or reductions in payments on the certificates. If that argument is successful, the bankruptcy trustee could elect to sell the mortgage loans and pay down the certificates early. Thus, you could lose the right to future payments of interest, and might suffer reinvestment loss in a lower interest rate environment.

In addition, if the master servicer becomes bankrupt, a bankruptcy trustee or receiver may have the power to prevent the appointment of a successor master servicer. Any related delays in servicing could result in increased delinquencies or losses on the mortgage loans.

Developments in specified regions could have a disproportionate effect on the mortgage loans due to geographic concentration of mortgaged properties
Property in states or regions having a significant concentration of properties underlying the mortgage loans may be more susceptible than homes located in other parts of the country to certain types of uninsurable hazards, such as earthquakes, hurricanes, floods, mudslides and other natural disasters. In addition,

w    economic conditions in the specified regions, which may or may not affect real property values, may affect the ability of borrowers to repay their loans on time;

w    declines in the residential real estate market in the specified regions may reduce the values of properties located in those regions, which would result in an increase in the loan-to-value ratios; and

any increase in the market value of properties located in the specified regions would reduce the loan-to-value ratios and could, therefore, make alternative sources of financing available to the borrowers at lower interest rates, which could result in an increased rate of prepayment of the mortgage loans.

Some of the mortgage loans may have an initial interest only period, which may result in increased delinquencies and losses
If indicated in the related term sheet, some of the mortgage loans have an initial interest only period. During this period, the payment made by the related mortgagor will be less than it would be if the mortgage loan amortized. In addition, the mortgage loan balance will not be reduced because there will be no scheduled monthly payments of principal during this period. As a result, no principal payments will be made to the related offered certificates with respect to these mortgage loans during their interest only period except in the case of a prepayment.

After the initial interest only period, the scheduled monthly payment on these mortgage loans will increase, which may result in increased delinquencies by the related mortgagors, particularly if interest rates have increased and the mortgagor is unable to refinance. In addition, losses may be greater on these mortgage loans as a result of the mortgage loan not amortizing during the early years of these mortgage loans. Although the amount of principal included in each scheduled monthly payment for a traditional mortgage loan is relatively small during the first few years after the origination of a mortgage loan, in the aggregate the amount can be significant. Any resulting delinquencies and losses, to the extent not covered by credit enhancement, will be allocated to the related offered certificates.

Mortgage loans with an initial interest only period are relatively new in the mortgage marketplace. The performance of these mortgage loans may be significantly different from mortgage loans that amortize from origination. In particular, there may be a higher expectation by these mortgagors of refinancing their mortgage loans with a new mortgage loan, in particular one with an initial interest only period, which may result in higher or lower prepayment speeds than would otherwise be the case. In addition, the failure to build equity in the property by the related mortgagor may affect the delinquency and prepayment of these mortgage loans.

Violation of consumer protection laws may result in losses on the mortgage loans and the offered certificates
Applicable state laws generally regulate interest rates and other charges, require certain disclosure, and require licensing of the originators. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

The mortgage loans are also subject to federal laws, including:
w the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the mortgagors regarding the terms of the mortgage loans;

w    the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

w the Depository Institutions Deregulation and Monetary Control Act of 1980, which preempts certain state usury laws.

Violations of certain provisions of these federal and state laws may limit the ability of the servicers to collect all or part of the principal of or interest on the mortgage loans and in addition could subject the trust to damages and administrative enforcement. In particular, the failure of the originators to comply with certain requirements of the Federal Truth-in-Lending Act, as implemented by Regulation Z, could subject the trust to monetary penalties, and result in the mortgagors’ rescinding the mortgage loans against the trust. In addition to federal law, some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans that have interest rates or origination costs in excess of prescribed levels, and require that mortgagors be given certain disclosures prior to the consummation of the mortgage loans and restrict the ability of the servicers to foreclose in response to the mortgagor’s default. The failure of the originators to comply with these laws could subject the trust to significant monetary penalties, could result in the mortgagors rescinding the mortgage loans against the trust and/or limit the related servicer’s ability to foreclose upon the related mortgaged property in the event of a mortgagor’s default.

Under the anti-predatory lending laws of some states, the borrower is required to meet a net tangible benefits test in connection with the origination of the related mortgage loan. This test may be highly subjective and open to interpretation. As a result, a court may determine that a mortgage loan does not meet the test even if the originator reasonably believed that the test was satisfied. Any determination by a court that the mortgage loan does not meet the test will result in a violation of the state anti-predatory lending law, in which case the seller or related servicer, as applicable, will be required to purchase that mortgage loan from the trust.

The seller and each servicer will represent that, as of the closing date and the date of the related servicing agreement, respectively, each mortgage loan is in compliance with applicable federal and state laws and regulations. In the event of a breach of such representation, the seller or related servicer, as applicable, will be obligated to cure such breach or repurchase or replace the affected mortgage loan in the manner described in this term sheet supplement. If the seller or related servicer, as applicable, is unable or otherwise fails to satisfy such obligations, the yield on the related offered certificates may be materially and adversely affected.

Some of the mortgage loans may provide for balloon payments at maturity
If indicated in the related term sheet, some of the mortgage loans are balloon loans. These mortgage loans will require a substantial payment of principal, or a balloon payment, at their stated maturity in addition to their scheduled monthly payment. Mortgage loans with balloon payments involve a greater degree of risk because the ability of a mortgagor to make a balloon payment typically will depend upon the mortgagor’s ability either to fully refinance the loan or to sell the related mortgaged property at a price sufficient to permit the mortgagor to make the balloon payment. The ability of a mortgagor to accomplish either of these goals will be affected by a number of factors, including the value of the related mortgaged property, the level of available mortgage rates at the time of sale or refinancing, the mortgagor’s equity in the related mortgaged property, the financial condition of the mortgagor, tax laws and prevailing general economic conditions.

You may have difficulty selling your certificates
The underwriters intend to make a secondary market in the offered certificates, but neither underwriter has any obligation to do so. We cannot assure you that a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield. The market values of the certificates are likely to fluctuate, and such fluctuations may be significant and could result in significant losses to you.

The secondary markets for asset backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of certificates that are especially sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

The return on your certificates could be reduced by shortfalls due to the application of the Servicemembers Civil Relief Act and similar state and local laws
The Servicemembers Civil Relief Act or the Relief Act and similar state or local laws provide relief to mortgagors who enter active military service and to mortgagors in reserve status who are called to active military service after the origination of their mortgage loans. The ongoing military operations of the United States in Iraq and Afghanistan have caused an increase in the number of citizens in active military duty, including those citizens previously in reserve status. Under the Relief Act the interest rate applicable to a mortgage loan for which the related mortgagor is called to active military service will be reduced from the percentage stated in the related mortgage note to 6.00%. This interest rate reduction and any reduction provided under similar state and local laws will result in an interest shortfall because neither the master servicer nor the related servicer will be able to collect the amount of interest which otherwise would be payable with respect to such mortgage loan if the Relief Act or similar state and local law was not applicable thereto. This shortfall will not be paid by the mortgagor on future due dates or advanced by the master servicer or the related servicer and, therefore, will reduce the amount available to pay interest to the related certificateholders on subsequent distribution dates. Any such shortfall on mortgage loans will reduce the amount available to pay interest on the related certificates. We do not know how many mortgage loans in the mortgage pool have been or may be affected by the application of the Relief Act or similar state law.

Credit scores are not an indicator of future performance of borrowers
Investors are encouraged to be aware that credit scores are based on past payment history of the borrower. Investors are encouraged not to rely on credit scores as an indicator of future borrower performance. See “The Mortgage Pool” in this term sheet supplement.

The yield on some of the offered certificates may be affected by various rights of the Certificate Insurer
The yield to investors on some of the certificates in an OC Transaction, other than the Insured Certificates, may be adversely affected to the extent the Certificate Insurer, if any, is entitled to reimbursement for payments, including interest thereon, made under the financial guaranty insurance policy and any other amounts due to the Certificate Insurer pursuant to the related financial guaranty insurance policy and the related insurance agreement, including items unrelated to the performance of the mortgage loans such as certain expenses of the Certificate Insurer, to the extent not previously paid or reimbursed. In addition, the holders of the related offered certificates, other than the Insured Certificates, may be adversely affected by the ability of the Certificate Insurer to exercise the rights of the Insured Certificates under the pooling and servicing agreement and any additional rights which they hold in connection with any default by the master servicer or otherwise as provided in this term sheet supplement.

THE MORTGAGE POOL

General

 References in the term sheet to percentages of the mortgage loans unless otherwise noted are calculated based on the aggregate unpaid principal balance of the mortgage loans as of the cut-off date indicated in such term sheet. The depositor believes that the information set forth in the term sheet with respect to the mortgage pool as presently constituted is representative of the characteristics of the mortgage pool as it will be constituted at the closing date, although certain characteristics of the mortgage loans in the mortgage pool may vary. The characteristics of the mortgage loans as described herein and in any collateral tables may differ from the final pool as of the closing date due, among other things, to the possibility that certain mortgage loans may become delinquent or default or may be removed or substituted and that similar or different mortgage loans may be added to the pool prior to the closing date. The actual mortgage loans included in the trust fund as of the closing date may vary from the mortgage loans as described in this term sheet supplement by up to plus or minus 10% as to any of the material characteristics described herein. If, as of the closing date, any material pool characteristics differs by 10% or more from the description in this term sheet supplement, revised disclosure will be provided either in a supplement to this term sheet supplement, the prospectus supplement or any supplement thereto, or in a current report on Form 8-K. Unless we have otherwise indicated, the information in the term sheet is expressed as of the cut-off date set forth in such term sheet.

The mortgage loans will be selected for inclusion in the mortgage pool based on rating agency criteria, compliance with representations and warranties, and conformity to criteria relating to the characterization of securities for tax, ERISA, SMMEA, Form S-3 eligibility and other legal purposes.

The mortgage pool may be divided into multiple loan groups or subgroups as specified in the related term sheet and as more fully described below. Each group of mortgage loans is referred to herein as a Loan Group. All of the mortgage loans we will include in the trust fund will be fully amortizing or have a balloon payment.

All of the mortgage loans are adjustable rate mortgage loans. The interest rate borne by each mortgage loan, in some cases after an initial fixed rate period, will be adjusted based on an index, each referred to herein as an Index, which are further described in Schedule V, computed in accordance with the related note, plus (or minus) the related gross margin, generally subject to rounding and to certain other limitations, including generally a maximum lifetime mortgage rate and in certain cases a minimum lifetime mortgage rate and in certain cases a maximum upward or downward adjustment on each interest adjustment date.

The seller purchased the mortgage loans directly in privately negotiated transactions. We refer you to“Servicing of the Mortgage Loans” and “The Originator” and Schedule I for further information regarding the mortgage loans.

Scheduled monthly payments made by the mortgagors on the mortgage loans either earlier or later than the scheduled due dates thereof will not affect the amortization schedule or the relative application of such payments to principal and interest. The mortgage notes generally provide for a grace period for monthly payments.

Loan-to-Value Ratio. The loan-to-value ratio of a mortgage loan is equal to the principal balance of such mortgage loan at the date of origination, divided by the collateral value of the related mortgaged property.

The “collateral value” of a mortgaged property is the lesser of

w    the appraised value based on an appraisal made by an independent fee appraiser at the time of the origination of the related mortgage loan, and

w    the sales price of that mortgaged property at the time of origination.

With respect to a mortgage loan the proceeds of which were used to refinance an existing mortgage loan, the collateral value is the appraised value of the mortgaged property based upon the appraisal obtained at the time of refinancing. No assurance can be given that the values of the mortgaged properties have remained or will remain at their levels as of the dates of origination of the related mortgage loans.

Credit scores. Many lenders obtain credit scores in connection with mortgage loan applications to help them assess a borrower’s creditworthiness. They obtain credit scores from credit reports provided by various credit reporting organizations, each of which may employ differing computer models and methodologies. The credit score is designed to assess a borrower’s credit history at a single point, using objective information currently on file for the borrower at a particular credit reporting organization. Information utilized to create a credit score may include, among other things, payment history, delinquencies on accounts, level of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit scores range from approximately 350 to approximately 840, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, that is, a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower’s past credit history. Therefore, a credit score does not take into consideration the differences between mortgage loans and consumer loans generally or the specific characteristics of the related mortgage loan including, for example, the loan-to-value ratio, the collateral for the mortgage loan, or the debt to income ratio. We cannot assure you that the credit scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the related mortgage loans.

For purposes of distributions to the senior certificates, the mortgage loans will be divided into multiple separate subgroups or loan groups as specified in the related term sheet.

Negative Amortization Loans

Certain of the mortgage loans have a negative amortization feature (each such mortgage loan, a “negative amortization loan”), under which accrued interest may be deferred and added to the principal balance of the related mortgage loan. Negative amortization results from the fact that while the interest rate on a negative amortization loan adjusts monthly, the amount of the monthly payment on such mortgage loan adjusts only on an annual basis. In addition, the monthly payment on a negative amortization loan may not fully amortize the principal balance of such mortgage loan on an annual adjustment date if a payment cap applies.

In any given month, the negative amortization loans may be subject to:

(1) reduced amortization, if the monthly payment on the related mortgage loan is sufficient to pay current accrued interest on such mortgage loan at the related mortgage rate but is not sufficient to reduce principal on such mortgage loan in accordance with a fully amortizing schedule;

(2) negative amortization, if current accrued interest on the related mortgage loan is greater than the monthly payment on such mortgage loan, which would result in the accrued interest on the related mortgage loan that is not currently paid being treated as deferred interest and added to the principal balance of such mortgage loan; or

(3) accelerated amortization, if the monthly payment on the related mortgage loan is greater than the amount necessary to pay current interest on such mortgage loan and to reduce principal on such mortgage loan in accordance with a fully amortizing schedule.

The accrual of deferred interest on a negative amortization loan may result in that mortgage loan owing a final lump sum payment at maturity that is significantly greater than the monthly payment that would otherwise be payable on such mortgage loan on such maturity date.

The total amount of deferred interest that may be added to the principal balance of a negative amortization loan is limited by a provision in the related mortgage note to the effect that the principal amount of a negative amortization loan may not exceed a percentage, or periodic cap, times the principal amount of the related mortgage loan at origination. On each annual payment adjustment date for a negative amortization loan, the minimum monthly payment on such mortgage loan will be reset to fully amortize such mortgage loan over the remaining term to maturity, subject to the conditions that (i) the amount of the monthly payment on such mortgage loan will not increase or decrease by an amount that is more than 7.50% of the monthly payment on such mortgage loan prior to such adjustment, (ii) as of the fifth anniversary of the first due date on such mortgage loan, and on every fifth anniversary thereafter, and, if stated in the related mortgage note, on the last payment adjustment date prior to the related mortgage loan’s scheduled maturity date, the monthly payment on such mortgage loan will be reset without regard to the limitation described in clause (i) above, and (iii) if the unpaid principal balance on a mortgage loan exceeds 110% or 115%, as the case may be, of the original principal balance of such mortgage loan due to deferred interest having been added to the principal balance of such mortgage loan, then the monthly payment on such mortgage loan will be reset on such annual payment adjustment date without regard to the limitation described in clause (i) above to amortize fully the then unpaid principal balance of such mortgage loan over its remaining term to maturity.

At the time of any annual payment adjustment where the increase in the monthly payment on the related negative amortization mortgage loan would be limited by the 7.50% periodic cap described above, the related mortgagor will be given the option to have the monthly payment on such mortgage loan adjusted to a fully amortizing level.

Indices on the Mortgage Loans

The interest rate borne by each mortgage loan, in some cases after an initial fixed rate period, may be adjusted based on the following Indices, which are further described in Schedule V.

One-Month LIBOR. The Index for some of the mortgage loans may be based on the average of interbank offered rates for one-month U.S. dollar-denominated deposits in the London market based on quotations of major banks as published in The Wall Street Journal and are most recently available as of the time specified in the related mortgage note, or One-Month LIBOR.

Three-Month LIBOR. The Index for some of the mortgage loans may be based on the average of the interbank offered rates for three-month United States dollar deposits in the London market as published by Fannie Mae or The Wall Street Journal and, in most cases, as most recently available as of the first business day of the month preceding such adjustment date, or Three-Month LIBOR.

Six-Month LIBOR. The Index for some of the mortgage loans may be based on the average of the interbank offered rates for six-month United States dollar deposits in the London market as published by Fannie Mae or The Wall Street Journal and, in most cases, as most recently available as of the first business day of the month preceding such adjustment date, or Six-Month LIBOR.

One-Year U.S. Treasury. The Index for some of the mortgage loans may be based on the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of one year as reported by the Federal Reserve Board in statistical Release No. H.15(519), referred to herein as the Release, as most recently available as of the date forty-five days, thirty-five days or thirty days prior to the adjustment date or on the adjustment date, which index is referred to herein as One-Year U.S. Treasury, as published in the place specified in the related mortgage note and as made available as of the date specified in the related mortgage note.

One-Year LIBOR. The Index for some of the mortgage loans may be based on the average of the interbank offered rates for one-year U.S. dollar-denominated deposits in the London market based on quotations of major banks as published in The Wall Street Journal and are most recently available as of the time specified in the related mortgage note, or One-Year LIBOR.

MTA. The Index for some of the mortgage loans may be based on the twelve month average of the monthly yields on United States Treasury securities, adjusted to a constant maturity of one year, as published by the Federal Reserve Board in Statistical Release H.15(519), or MTA.

COFI. The Index for some of the mortgage loans may be based on the monthly weighted average cost of funds for savings institutions in Arizona, California and Nevada that are member institutions of the Eleventh Federal Home Loan Bank District, or COFI.

Prepayment Charges on the Mortgage Loans

As indicated in the related term sheet, some of the mortgage loans may provide for payment by the mortgagor of a prepayment charge in connection with some prepayments made within up to five years, which prepayment charge will discourage prepayments during the applicable period. The amount of the prepayment charge is as provided in the related mortgage note, and the prepayment charge will generally apply if, in any twelve-month period during the first year, first three years or other period as provided in the related mortgage note from the date of origination of the mortgage loan, the mortgagor prepays an aggregate amount exceeding 20% of the original principal balance of the mortgage loan or another amount permitted by applicable law. A prepayment charge may not apply with respect to a sale of the related mortgaged property, and in some circumstances, such as illegality, may be unenforceable.

As of July 1, 2003, the Alternative Mortgage Parity Act of 1982 (the “Parity Act“), which regulates the ability of the originator to impose prepayment charges, was amended, and as a result, the originator will be required to comply with state and local laws in originating mortgage loans with prepayment charge provisions with respect to loans originated on or after July 1, 2003. The depositor makes no representations as to the effect that the prepayment charges and the recent amendment of the Parity Act, may have on the prepayment performance of the mortgage loans. However, the recent amendment of the Parity Act does not retroactively affect loans originated before July 1, 2003. See“Legal Aspects of Mortgage Loans—Enforceability of Certain Provisions” in the prospectus.

In addition, the servicers may waive the collection of any otherwise applicable prepayment charge or reduce the amount thereof actually collected, but only if: (i) the enforceability thereof shall have been limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors’ rights generally, (ii) the enforcement thereof is illegal, or any local, state or federal agency has threatened legal action if the prepayment charge is enforced, (iii) the collectability thereof shall have been limited due to acceleration in connection with a foreclosure or other involuntary payment or (iv) such waiver is standard and customary in servicing similar mortgage loans and relates to a default or a reasonably foreseeable default and would, in the reasonable judgment of the servicer, maximize recovery of total proceeds taking into account the value of such prepayment charge and the related mortgage loan. In any event, no waiver of a prepayment premium, late payment charge or other charge in connection with any mortgage loan will effect the potential cash flow from the pool assets.

The holders of the class of certificates specified in the related term sheet or the party identified in the pooling and servicing agreement will be entitled to all prepayment charges, if any, received on the mortgage loans, and these amounts will not be available for distribution on the other classes of certificates. There can be no assurance that the prepayment charges will have any effect on the prepayment performance of the mortgage loans.

Certain prepayment charges are classified as “hard” prepayment charges, meaning that the borrower has to cover the prepayment charge regardless of the reason for prepayment, while others are classified as ”soft,” meaning that the borrower has to cover the prepayment charge unless the borrower has conveyed the related mortgaged property to a third-party. The sponsor does not have information with respect to the percentage of each type of prepayment charge included in the pool of mortgage loans.

Assignment of the Mortgage Loans; Repurchase

At the time of issuance of the certificates, the depositor will cause the mortgage loans, together with all principal and interest due with respect to such mortgage loans after the cut-off date to be sold to the trust. The mortgage loans will be identified by loan group in a schedule appearing as an exhibit to the pooling and servicing agreement, with each group or subgroup separately identified, if applicable. Such schedule will include information as to the principal balance of each mortgage loan as of the cut-off date, as well as information including, among other things, the mortgage rate, the borrower’s monthly payment and the maturity date of each mortgage note.

In addition, the depositor will deposit with the custodian, as agent for the trustee, for the benefit of the certificateholders and the Certificate Insurer, if any, the following documents with respect to each mortgage loan:

(a)  the original mortgage note, endorsed without recourse in the following form: “Pay to the order of HSBC Bank USA, National Association, as trustee for certificateholders of Structured Asset Mortgage Investments II Inc., Luminent Mortgage Trust 2006-3, Mortgage Pass-Through Certificates, Series 2006-3 without recourse,” or in blank with all intervening endorsements that show a complete chain of endorsement from the originator to the seller, if the original mortgage note is unavailable to the depositor, a photocopy thereof, if available, together with a lost note affidavit;

(b)  the original recorded mortgage or a photocopy thereof;

(c)  a duly executed assignment of the mortgage to “HSBC Bank USA, National Association, as trustee for certificateholders of Structured Asset Mortgage Investments II Inc., Luminent Mortgage Trust 2006-3, Mortgage Pass-Through Certificates, Series 2006-3, without recourse”; in recordable form or, for each mortgage loan subject to the Mortgage Electronic Registration Systems, Inc. (the “MERS® System“), evidence that the mortgage is held for the trustee as described in the pooling and servicing agreement;

(d)  all interim recorded assignments of such mortgage, if any and if available to the depositor; and

(e)  the original or duplicate original lender’s title policy or, in the event such original title policy has not been received from the insurer, such original or duplicate original lender’s title policy will be delivered within one year of the closing date or, in the event such original lender’s title policy is unavailable, a photocopy of such title policy or, in lieu thereof, a current lien search on the related property.

With respect to each mortgage loan subject to the MERS® System, in accordance with the rules of membership of Merscorp, Inc. and/or Mortgage Electronic Registration Systems, Inc. (“MERS“), the assignment of the mortgage related to each such mortgage loan shall be registered electronically through the MERS® System and MERS shall serve as mortgagee of record solely as nominee in an administrative capacity on behalf of the trustee and shall not have any interest in such mortgage loans.

Assignments of the mortgage loans provided to the custodian on behalf of the trustee will be recorded in the appropriate public office for real property records, except (i) in states as to which an opinion of counsel is delivered to the trustee and the Certificate Insurer, if any, to the effect that such recording is not required to protect the trustee’s interests in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the seller, or (ii) with respect to any mortgage loan electronically registered through the MERS® System. The seller will be responsible for the recordation of such assignments and the costs incurred in connection therewith.

The custodian on behalf of the trustee will perform a limited review of the mortgage loan documents on or prior to the closing date or in the case of any document permitted to be delivered after the closing date, promptly after the custodian’s receipt of such documents and will hold such documents in trust for the benefit of the holders of the related certificates and the Certificate Insurer, if any.

The seller is required, pursuant to the mortgage loan purchase agreement, to represent and warrant that the representations and warranties contained in the mortgage loan purchase agreement and Servicing Agreements are true and correct as of the closing date. All of depositor’s right, title and interest to the mortgage loans and all rights of the depositor under the mortgage loan purchase agreement will be assigned to the trustee pursuant to the pooling and servicing agreement. Each servicer will make representations and warranties in related Servicing Agreement between the related servicer and the seller. All right, title and interest in the Servicing Agreements will be assigned to the trustee insofar as they relate to the representations and warranties made by the servicers, including all representations and warranties with respect to the mortgage loans. In addition, the seller will represent that no event has occurred from the date of the purchase of the mortgage loans by the seller from the servicers to the closing date which would result in any of the representations and warranties made by such servicer being untrue in any material respect. A form of the mortgage loan purchase agreement and of the Servicing Agreements containing such representations and warranties will be attached as an exhibit to the pooling and servicing agreement. The depositor will file the pooling and servicing agreement along with the exhibits to the pooling and servicing agreement with the Securities and Exchange Commission in a report on Form 8-K.

The representations and warranties of the seller with respect to the mortgage loans include the following, among others:

1. The information set forth in the Mortgage Loan Schedule on the closing date is true and correct in all material respects and the information provided to the rating agencies, including the mortgage loan level detail, is true and correct according to the rating agency requirements

2. Immediately prior to the conveyance of the mortgage loans by the seller to the depositor pursuant to the mortgage loan purchase agreement, the seller was the sole owner of beneficial title and holder of each mortgage and mortgage note relating to the mortgage loans and is conveying the same free and clear of any and all liens, claims, encumbrances, participation interests, equities, pledges, charges or security interests of any nature and the seller has full right and authority to sell or assign the same pursuant to the mortgage loan purchase agreement;

3. The physical property subject to any mortgage is free of material damage and is in good repair and there is no proceeding pending or threatened for the total or partial condemnation of any Mortgaged Property;

4. The mortgaged property and all improvements thereon comply with all requirements of any applicable zoning and subdivision laws and ordinances;

5. A lender’s title insurance policy (on an ALTA or CLTA form) or binder, or other assurance of title customary in the relevant jurisdiction therefor in a form acceptable to Fannie Mae or Freddie Mac, was issued on the date that each mortgage loan was created by a title insurance company which, to the best of the Seller’s knowledge, was qualified to do business in the jurisdiction where the related mortgaged property is located, insuring the Seller and its successors and assigns that the mortgage is a first priority lien on the related mortgaged property in the original principal amount of the mortgage loan. The seller is the sole insured under such lender’s title insurance policy, and such policy, binder or assurance is valid and remains in full force and effect, and each such policy, binder or assurance shall contain all applicable endorsements including a negative amortization endorsement, if applicable;

6. The terms of the mortgage note and the mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments, (i) if required by law in the jurisdiction where the mortgaged property is located, or (ii) to protect the interests of the trustee on behalf of the certificateholders; and

7. At the time of origination, each mortgaged property was the subject of an appraisal which conformed to the underwriting requirements of the originator of the mortgage loan and, the appraisal is in a form acceptable to Fannie Mae or Freddie Mac.

After the closing date, if any document is found to be missing or defective in any material respect, or if a representation or warranty with respect to any mortgage loan is breached and such breach materially and adversely affects the interests of the holders of the certificates (without regard to the Certificate Policy issued by the related Certificate Insurer, if any), the trustee or the respective custodian, as agent for the trustee, is required to notify the seller or the related servicer, as applicable, and the related Certificate Insurer, in writing. If the seller or the related servicer, as applicable, cannot or does not cure such omission, defect or breach within 60 days of its receipt of notice from the trustee or the respective custodian, the seller or the related servicer, as applicable, is required to repurchase the related mortgage loan from the trust fund at a price equal to 100% of the Stated Principal Balance thereof as of the date of repurchase plus accrued and unpaid interest thereon at the related mortgage rate to the first day of the month following the month of repurchase, plus any costs and damages incurred by the trust in connection with any violation of such mortgage loan of any anti-predatory lending laws, and reduced by any portion of the servicing fee or advances payable to the purchaser of the mortgage loan. Rather than repurchase the mortgage loan as provided above, the sponsor may remove such mortgage loan from the trust fund and substitute in its place another mortgage loan of like characteristics; however, such substitution is only permitted within two years after the closing date.

With respect to any repurchase or substitution of a mortgage loan that is not in default or as to which a default is not imminent, the trustee and the Certificate Insurer, if any, must have received a satisfactory opinion of counsel that such repurchase or substitution will not cause the trust fund to lose the status of its REMIC elections or otherwise subject the trust to a prohibited transaction tax. The obligation to cure, repurchase or substitute as described above constitutes the sole remedy available to the related certificateholders, the trustee or the depositor for omission of, or a material defect in, a mortgage loan document or for a breach of representation or warranty by the seller or the related servicer with respect to a mortgage loan.

The Originators

The principal originators of the mortgage loans are identified in the related term sheet and in Schedule I of this term sheet supplement. The remainder of the mortgage loans in each loan group were originated by various originators, none of which originated more than 10% of the related mortgage loans.

STATIC POOL INFORMATION

The depositor will provide static pool information, material to this offering, with respect to securitizing asset pools of the same type either to you directly or at http://www.bearstearns.com/transactions/sami_ii/luminent2006-3.

Information provided through the internet address above will not be deemed to be a part of this term sheet supplement, the prospectus supplement or the registration statement for the securities offered hereby if it relates to any prior securities pool or vintage formed before January 1, 2006, or with respect to the mortgage pool (if applicable) any period before January 1, 2006.

THE ISSUING ENTITY

Luminent Mortgage Trust 2006-3 is a common law trust formed under the laws of the State of New York pursuant to the pooling and servicing agreement. The pooling and servicing agreement constitutes the “governing instrument” under the laws of the State of New York. After its formation, the trust will not engage in any activity other than (i) acquiring and holding the mortgage loans and the other assets of the trust and proceeds therefrom, (ii) issuing the certificates, (iii) making payments on the certificates and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith. The foregoing restrictions are contained in the pooling and servicing agreement. For a description of other provisions relating to amending the pooling and servicing agreement, please see “The Agreements—Amendment” in the prospectus.
The assets of the trust will consist of the mortgage loans and certain related assets.
The trust’s fiscal year end is December 31.

THE DEPOSITOR

The depositor is Structured Asset Mortgage Investments II Inc. The depositor was incorporated in the State of Delaware on June 10, 2003 as a wholly owned subsidiary of The Bear Stearns Companies Inc. The depositor was organized for the sole purpose of serving as a private secondary mortgage market conduit. The depositor does not have, nor is it expected in the future to have, any significant assets.

The depositor has been serving as a private secondary mortgage market conduit for residential mortgage loans since 2003. As of December 31, 2005 it has been involved in the issuance of securities backed by residential mortgage loans in excess of $94,502,237,657.

After issuance and registration of the securities contemplated in this term sheet supplement and any supplement hereto, the depositor will have no duties or responsibilities with respect to the pool assets or the securities.

The depositor maintains its principal office at 383 Madison Avenue, New York, New York 10179. Its telephone number is (212) 272-2000.

THE SPONSOR AND THE SELLER

Luminent Mortgage Capital, Inc. will be the sponsor of the transaction (the “sponsor“) and will sell the Mortgage Loans through Maia Mortgage Finance Statutory Trust (the “seller“) indirectly to the issuing entity. The sponsor is a Maryland corporation which was incorporated in April 2003 and commenced operations in June 2003. Its common stock is traded on the New York Stock Exchange, or NYSE, under the trading symbol “LUM”. The seller is a Maryland business trust and a wholly owned indirect subsidiary of the sponsor.
The sponsor has elected to be taxed as a Real Estate Investment Trust, or REIT, under the Internal Revenue Code of 1986, as amended, and its business objective is to invest primarily in mortgage backed securities and other mortgage related assets, to finance its investments in the capital markets and to use the related financing to generate an attractive return on its stockholders’ equity. The sponsor manages all of its mortgage-related assets other than its agency mortgage securities and its more highly-rated mortgage-backed securities, which are managed by Seneca Capital Management LLC, or Seneca, pursuant to a management agreement between Seneca and the sponsor.

The purpose of the sponsor’s asset-backed securities transactions is to use securitization as a means of permanently financing mortgage loan assets in which the sponsor invests. The sponsor has been engaged in the securitization of assets since November 2005 and, consequently, has limited experience in securitizing assets. The sponsor does not originate any of the assets that it securitizes.

The sponsor purchases mortgage loan assets in which it wishes to invest from the originators or others in the secondary market, directly or indirectly through its affiliates, and finances those assets for an interim period pending their securitization. The sponsor determines whether it wishes to invest in particular mortgage loan assets by analyzing the pricing, terms and credit quality of those assets, the cost and availability of hedges and financing for those assets, the documentation, underwriting, origination, servicing and performance of those assets (including delinquencies and prepayments) and the other information available with respect to those assets. The sponsor determines whether to securitize the mortgage loan assets in which it invests on the basis of this analysis and by evaluating the structure, terms, pricing and other features of a prospective asset backed securities transaction.
In its asset backed securities transactions, the sponsor participates in structuring the transactions and pools the mortgage loan assets to be securitized. The sponsor also makes certain representations and warranties as to those assets for the period during which they were held by the sponsor, and it agrees either to cure a breach of any such representation or warranty having a material adverse effect or to repurchase the mortgage loan asset as to which such breach occurred. The sponsor does not service the mortgage loan assets in its asset backed securities transactions, but under the terms of those transactions, the sponsor, directly or indirectly through its affiliates, typically is entitled to special foreclosure rights similar to those described in the term sheet. Additionally, the sponsor typically receives and holds, directly or indirectly through its affiliates, the entire interest in one or more of the most subordinated classes of securities issued in its asset-backed securities transactions.

The sponsor is not aware of any prior securitization initiated by it which has defaulted or experienced an early amortization triggering event.
The sponsor has been securitizing residential mortgage loans since 2005. The following table describes size, composition and growth of the sponsor’s total portfolio of assets it has securitized as of the dates indicated.

	December 31, 2005		March 31, 2006
Loan Type	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans
3-year Hybrid ARM	108	$32,890	103	$31,241
5-year Hybrid ARM	1,055	$473,608	1,021	$456,603
Option ARM	0	$0	2,967	$1,370,031
Total	1,163	$506,498	4,091	$1,857,875

THE MASTER SERVICER AND THE SERVICERS

General

The entity specified in the related term sheet and Schedule II, referred to in this term sheet supplement as the master servicer, will act as the master servicer of the mortgage loans and as securities administrator and custodian pursuant to the pooling and servicing agreement, dated as of the cut-off date, among the depositor, the sponsor, the master servicer, the securities administrator and the trustee.

Primary servicing of the mortgage loans will be provided by the entities specified in the related term sheet and various other servicers, none of which will service more than 10% of the mortgage loans in the aggregate, each in accordance with their respective servicing agreements which are collectively referred to herein as the Servicing Agreements. Each of the Servicing Agreements will require, among other things, that each servicer accurately and fully report its borrower credit files to credit repositories in a timely manner. Each of the Servicing Agreements will be assigned to the trust pursuant to an assignment, assumption and recognition agreement among the related servicer, the seller and the trustee on behalf of the certificateholders; provided, however, the seller will retain the right to enforce the representations and warranties made to it by each servicer with respect to the related mortgage loans. The servicers will be responsible for the servicing of the mortgage loans pursuant to the related Servicing Agreement, and the master servicer will be required to monitor their performance. In the event of a default by a servicer under the related Servicing Agreement, the master servicer will be required to enforce any remedies against the related servicer and shall either find a successor servicer or shall assume the primary servicing obligations for the related mortgage loans itself; provided, however, that with respect to a default by any servicer affiliated with the master servicer, the master servicer will be required to notify the trustee, who may enforce any remedies against such servicer and shall either find a successor servicer or become the successor servicer.

Collection and Other Servicing Procedures

The servicers will use reasonable efforts to ensure that all payments required under the terms and provisions of the mortgage loans are collected, and shall follow collection procedures comparable to the collection procedures of prudent mortgage lenders servicing mortgage loans for their own account, to the extent such procedures shall be consistent with the pooling and servicing agreement or the related servicing agreement, as applicable.

In instances in which a loan is in default, or if default is reasonably foreseeable, and if determined by the related servicer to be in the best interests of the related securityholders, such servicer may engage, either directly or through subservicers, in a wide variety of loss mitigation practices including waivers, modifications, payment forbearances, partial forgiveness, entering into repayment schedule arrangements, and capitalization of arrearages rather than proceeding with foreclosure or repossession, if applicable. In making that determination, the estimated Realized Loss that might result if the loan were liquidated would be taken into account. Modifications may have the effect of, among other things, reducing the loan rate, forgiving payments of principal, interest or other amounts owed under the mortgage loan or contract, such as taxes or insurance premiums, extending the final maturity date of the loan, capitalizing delinquent interest and other amounts owed under the mortgage loan or contract, or any combination of these or other modifications. In addition, if the loan is not in default or if default is not reasonably foreseeable, each servicer may modify the loan only to the extent set forth in the related Servicing Agreement or the pooling and servicing agreement, as applicable; provided that, such modification will not result in the imposition of taxes on any REMIC or otherwise adversely affect the REMIC status of the trust. Any modified loan may remain in the related trust, and the reduction in collections resulting from a modification may result in reduced distributions of interest or principal on, or may extend the final maturity of, one or more classes of the related securities.

If a mortgaged property has been or is about to be conveyed by the mortgagor and the related servicer has knowledge thereof, the related servicer will accelerate the maturity of the mortgage loan, to the extent permitted by the terms of the related mortgage note and applicable law. If it reasonably believes that the due-on-sale clause cannot be enforced under applicable law, or would otherwise potentially impair any recovery under a primary mortgage insurance policy, if applicable, the related servicer in some cases with the prior consent of the trustee (not to be unreasonably withheld) may enter into an assumption agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the mortgage note and the mortgagor, to the extent permitted by applicable law, remains liable thereon. The related servicer will retain any fee collected for entering into assumption agreements as additional servicing compensation. In regard to circumstances in which the related servicer may be unable to enforce due-on-sale clauses, we refer you to “Legal Aspects of Mortgage Loans—Enforceability of Certain Provisions” in the prospectus. In connection with any such assumption, the interest rate borne by the related mortgage note may not be changed.

The servicers will establish and maintain, in addition to the protected accounts described below under “—Protected Accounts,” one or more servicing accounts in a depository institution the deposits of which are insured by the FDIC to the maximum extent permitted by law. The servicers will deposit and retain therein all collections from the mortgagors for the payment of taxes, assessments, insurance premiums, or comparable items as agent of the mortgagors as provided in the related servicing agreement or the pooling and servicing agreement, as applicable. Each servicing account and the investment of deposits therein will comply with the requirements of the related servicing agreement or the pooling and servicing agreement, as applicable and will meet the requirements of the rating agencies. Withdrawals of amounts from the servicing accounts may be made only to effect timely payment of taxes, assessments, insurance premiums, or comparable items, to reimburse the related servicer or master servicer for any advances made with respect to such items, to refund to any mortgagors any sums as may be determined to be overages, to pay interest, if required, to mortgagors on balances in the servicing accounts, to pay earnings not required to be paid to mortgagors to the master servicer or the related servicer, or to clear and terminate the servicing accounts at or at any time after the termination of the related servicing agreement or the pooling and servicing agreement, as applicable.

The servicers will maintain errors and omissions insurance and fidelity bonds in certain specified amounts to the extent required under the related servicing agreement or the pooling and servicing agreement, as applicable.

Hazard Insurance

The servicers will maintain and keep, or cause to be maintained and kept, with respect to each mortgage loan, in full force and effect for each mortgaged property a hazard insurance policy with extended coverage customary in the area where the mortgaged property is located in an amount equal to the amounts required in the related servicing agreement or the pooling and servicing agreement, as applicable, or in general equal to at least the lesser of the outstanding principal balance of the mortgage loan or the maximum insurable value of the improvements securing such mortgage loan and containing a standard mortgagee clause; but no less than the amount necessary to prevent loss due to the application of any co-insurance provision of the related policy. Any amounts collected by the related servicer under any such hazard insurance policy, other than amounts to be applied to the restoration or repair of the mortgaged property or amounts released to the mortgagor in accordance with normal servicing procedures, will be deposited in a protected account. Any cost incurred in maintaining any such hazard insurance policy will not be added to the amount owing under the mortgage loan for the purpose of calculating monthly distributions to certificateholders, notwithstanding that the terms of the mortgage loan so permit. Such costs will be recoverable by the related servicer out of related late payments by the mortgagor or out of Insurance Proceeds or Liquidation Proceeds or any other amounts in the related protected account. The right of the related servicer to reimbursement for such costs incurred will be prior to the right of the master servicer to receive any related Insurance proceeds or Liquidation proceeds or any other amounts in the related protected account.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by state law. Such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism and malicious mischief. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

Hazard insurance policies covering properties similar to the mortgaged properties typically contain a clause which in effect requires the insured at all times to carry insurance of a specified percentage generally at least 80% of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured’s coverage falls below this specified percentage, such clause provides that the insurer’s liability in the event of partial loss does not exceed the greater of (i) the replacement cost of the improvements less physical depreciation, or (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

Since the amount of hazard insurance to be maintained on the improvements securing the mortgage loans may decline as the principal balances owing thereon decrease, and since residential properties have historically appreciated in value over time, in the event of partial loss, hazard Insurance Proceeds may be insufficient to restore fully the damaged property.

Where the property securing a mortgage loan is located at the time of origination in a federally designated flood area, the related servicer will cause flood insurance to be maintained with respect to such mortgage loan to the extent available and in accordance with industry practices. Such flood insurance will generally be in an amount equal to the lesser of (i) the outstanding principal balance of the related mortgage loan, (ii) either (a) the minimum amount required under the terms of coverage to compensate for any damage or loss on a replacement cost basis, or (b) the maximum insurable value of the improvements securing such mortgage loan and (iii) the maximum amount of such insurance available for the related mortgaged property under either the regular or emergency programs of the National Flood Insurance Program, assuming that the area in which such mortgaged property is located is participating in such program.

The servicers, on behalf of the trustee and certificateholders, will present claims to the insurer under any applicable hazard insurance policy. As set forth above, all collections under such policies that are not applied to the restoration or repair of the related mortgaged property or released to the mortgagor in accordance with normal servicing procedures are to be deposited in a protected account. The servicers are required to deposit in a protected account the amount of any deductible under a blanket hazard insurance policy, if applicable.

Realization Upon Defaulted Mortgage Loans

The servicers will take such action either as each such servicer deems to be in the best interest of the trust, or as is consistent with accepted servicing practices or in accordance with established practices for other mortgage loans serviced by the servicers with respect to defaulted mortgage loans and foreclose upon or otherwise comparably convert the ownership of properties securing defaulted mortgage loans as to which no satisfactory collection arrangements can be made. To the extent set forth in the related servicing agreement and the pooling and servicing agreement, the related servicer will service the property acquired by the trust through foreclosure or deed-in-lieu of foreclosure in accordance with procedures that the related servicer employs and exercises in servicing and administering mortgage loans for its own account and which are in accordance with accepted mortgage servicing practices of prudent lending institutions and Fannie Mae guidelines. The related servicer will not be required to expend its own moneys with respect to the restoration or to make servicing advances with respect to such mortgaged properties unless such entity has determined that (i) such amounts would be recovered and (ii) it believes such restoration will increase proceeds to the trust following the mortgaged property’s eventual liquidation.

Since Insurance Proceeds received in connection with a mortgage loan cannot exceed deficiency claims and certain expenses incurred by the related servicer, no insurance payments will result in a recovery to certificateholders which exceeds the principal balance of the defaulted mortgage loan together with accrued interest thereon at its applicable net mortgage rate.

Servicing Compensation and Payment of Expenses

The master servicer will be entitled to receive a fee as compensation for its activities under the pooling and servicing agreement equal to six (6) days of investment income on funds on deposit in the Distribution Account and any remaining interest will not be available for payment to the certificateholders. The master servicer is also entitled to a master servicing fee rate of 0.0015% (the “Master Servicer Fee”). The master servicer will also be entitled to be reimbursed from the trust for its expenses, costs and liabilities incurred by or reimbursable to it pursuant to the pooling and servicing agreement. Each servicer will be entitled to the related servicing fee rate multiplied by the Stated Principal Balance of each mortgage loan serviced by such entity as of the due date in the month preceding the month in which such distribution date occurs. Each servicing fee rate will be the rate set forth in the related term sheet. Interest shortfalls on the mortgage loans in a loan group resulting from prepayments in full in any calendar month will be offset by the related servicer on the distribution date in the following calendar month to the extent of compensating interest payments as described herein. The master servicer will be obligated to make such compensating interest payments in the event that the related servicer is required to make such payments and fails to do so, but only to the extent that such amount does not exceed the aggregate master servicing compensation for the applicable distribution date.

In addition to the primary compensation described above, the related servicer will retain all assumption fees, tax service fees, fees for statements of account payoff and late payment charges, all to the extent collected from mortgagors.

The related servicer will pay all related expenses incurred in connection with its servicing responsibilities, subject to limited reimbursement as described herein.

Protected Accounts

The servicers will establish and maintain one or more custodial accounts (referred to herein as protected accounts) into which they will deposit daily or at such other time specified in the applicable servicing agreement or the pooling and servicing agreement, as applicable, all collections of principal and interest on any mortgage loans, including principal prepayments, Insurance Proceeds, Liquidation Proceeds, the repurchase price for any mortgage loans repurchased, and advances made from the servicer’s own funds, less the applicable servicing fee. All protected accounts and amounts at any time credited thereto will comply with the requirements of the pooling and servicing agreement and the related servicing agreement and will meet the requirements of the rating agencies.

On the date specified in the pooling and servicing agreement or the applicable servicing agreement, as the case may be, the related servicer will withdraw from its protected account amounts on deposit therein and will remit them to the master servicer for deposit in the Distribution Account.

Distribution Account

The Securities Administrator will establish and maintain in the name of the trustee, for the benefit of the certificateholders and the Certificate Insurer, if any, an account (the “Distribution Account“). The securities administrator will deposit in the Distribution Account, as received, the following amounts:

(i)   Any amounts withdrawn from a protected account or other permitted account;

(ii)  Any advance and compensating interest payments;

(iii)  Any Insurance Proceeds or Liquidation Proceeds received by the master servicer which were not deposited in a protected account or other permitted account;

(iv)  The repurchase price with respect to any mortgage loans repurchased and all proceeds of any mortgage loans or property acquired in connection with the optional termination;

(v)  Any amounts required to be deposited with respect to losses on permitted investments; and

(vi)  Any other amounts received by or on behalf of the master servicer or the trustee and required to be deposited in the Distribution Account pursuant to the pooling and servicing agreement.

All amounts deposited to the Distribution Account will be held in the name of the trustee and for the benefit of the certificateholders in trust for the benefit of the certificateholders in accordance with the terms and provisions of the pooling and servicing agreement. The amount at any time credited to the Distribution Account may be held as cash or invested in the name of the trustee, in such permitted investments selected by the master servicer as set forth in the pooling and servicing agreement. The master servicer will be entitled to any amounts earned on funds in the Distribution Account six (6) days and will be liable for any losses on permitted investments in the Distribution Account.
Any one or more of the following obligations or securities held in the name of the securities administrator for the benefit of the certificateholders will be considered a permitted investment:
(i)  obligations of the United States or any agency thereof, provided such obligations are backed by the full faith and credit of the United States;

(ii)  general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each rating agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each rating agency, as evidenced in writing;

(iii)  commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each rating agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each rating agency, as evidenced in writing;

(iv)  certificates of deposit, demand or time deposits, or bankers’ acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities (including the trustee in its commercial banking capacity), provided that the commercial paper and/or long term unsecured debt obligations of such depository institution or trust company are then rated one of the two highest long-term and the highest short-term ratings of each such rating agency for such securities, or such lower ratings as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by any rating agency, as evidenced in writing;

(v)  guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of such agreements, such terms and conditions as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by each rating agency, as evidenced in writing;

(vi)  repurchase obligations with respect to any security described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (v) above;

(vii)  securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of such investment, have one of the two highest short term ratings of each rating agency (except if the rating agency is Moody’s, such rating will be the highest commercial paper rating of Moody’s for any such securities), or such lower rating as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by each rating agency, as evidenced by a signed writing delivered by each rating agency;

(viii)  interests in any money market fund (including any such fund managed or advised by the trustee, the master servicer, the securities administrator or any affiliate thereof) which at the date of acquisition of the interests in such fund and throughout the time such interests are held in such fund has the highest applicable short term rating by each rating agency or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each rating agency, as evidenced in writing;

(ix)  short term investment funds sponsored by any trust company or banking association incorporated under the laws of the United States or any state thereof (including any such fund managed or advised by the trustee or the master servicer or any affiliate thereof) which on the date of acquisition has been rated by each rating agency in their respective highest applicable rating category or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each rating agency, as evidenced in writing; and

(x)  such other investments having a specified stated maturity and bearing interest or sold at a discount acceptable to each rating agency and as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by any rating agency, as evidenced by a signed writing delivered by each rating agency;

On each distribution date, the securities administrator will withdraw available funds from the Distribution Account and make payments to the related certificateholders in accordance with the provisions set forth under “Description of the Certificates—Distribution on the Certificates” in this term sheet supplement. Each of the trustee, the securities administrator and the custodian will be entitled to compensation for its services under the pooling and servicing agreement and the custodial agreement which will be paid by the master servicer. The trustee, the securities administrator and the custodian will also be entitled to be reimbursed from the trust for their expenses, costs and liabilities incurred by or reimbursable to them pursuant to the pooling and servicing agreement prior to the distribution of the available funds.

Prepayment Interest Shortfalls and Compensating Interest

When a borrower prepays all or a portion of a mortgage loan between due dates, the borrower pays interest on the amount prepaid only to the date of prepayment. Accordingly, an interest shortfall will result equal to the difference between the amount of interest collected and the amount of interest that would have been due absent such prepayment. We refer to this interest shortfall as a “Prepayment Interest Shortfall.” In order to mitigate the effect of any such shortfall in interest distributions to holders of the related offered certificates on any distribution date, generally, the amount of the servicing fee otherwise payable each servicer for such month will, to the extent of such shortfall, be remitted by the related servicer to the securities administrator for deposit in the Distribution Account. We refer to such deposited amounts as “Compensating Interest.” In the event the related servicer fails to remit such compensating interest payments, the master servicer will be required to do so to the extent described in the pooling and servicing agreement. Any such deposit or remittance by the master servicer or the related servicer will be reflected in the distributions to holders of the related offered certificates entitled thereto made on the distribution date on which the principal prepayment received would be distributed. The Certificate Policy related to ay class of Insured Certificates will not cover any shortfalls on such Insured Certificates due to Prepayment Interest Shortfalls or the failure of any servicer to pay Compensating Interest.

Advances

If the scheduled payment on a mortgage loan which was due on a related due date is delinquent other than for certain reasons as set forth in the applicable Servicing Agreement or the pooling and servicing agreement, for example as a result of application of the Relief Act or similar state or local laws, the related servicer will remit to the master servicer for deposit in the Distribution Account within the number of days prior to the related distribution date set forth in the related servicing agreement or the pooling and servicing agreement, as applicable, an amount equal to such delinquency, net of the related servicing fee except to the extent the related servicer determines any such advance to be nonrecoverable from Liquidation Proceeds, Insurance Proceeds or from future payments on the mortgage loan for which such advance was made. Subject to the foregoing, such advances will be made by the related servicer until the liquidation of the related mortgaged property. Failure by the related servicer to remit any required advance, which failure goes unremedied for the number of days specified in the pooling and servicing agreement or the related servicing agreement, as applicable, would constitute an event of default under such agreements. Such event of default by the related servicer will then obligate the successor servicer to advance such amounts to the Distribution Account to the extent provided in the pooling and servicing agreement. Any failure of the master servicer as successor servicer to make such advances would constitute an event of default as discussed under “Description of the Certificates—Events of Default” in this term sheet supplement.

Evidence as to Compliance

The pooling and servicing agreement will provide that on or before the date set forth in the pooling and servicing agreement, beginning with the first year after the year in which the cut-off date occurs, each party responsible for the servicing function (each, a “responsible party“) will provide to the depositor and the securities administrator a report on an assessment of compliance with the minimum servicing criteria established in Item 1122(d) of Regulation AB (the “AB Servicing Criteria“). The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting, and pool asset administration. Such report will indicate that the AB Servicing Criteria were used to test compliance on a platform level basis and will set out any material instances of noncompliance.

The pooling and servicing agreement will also provide that each party responsible for the servicing function will deliver along with its report on assessment of compliance, an attestation report from a firm of independent public accountants on the assessment of compliance with the AB Servicing Criteria.

The pooling and servicing agreement will also provide for delivery to the securities administrator on or before the date set forth in the pooling and servicing agreement of a separate annual statement of compliance from each responsible party to the effect that, to the best knowledge of the signing officer, each servicer has fulfilled in all material respects its obligations under the pooling and servicing agreement throughout the preceding year or, if there has been a material failure in the fulfillment of any obligation, the statement will specify such failure and the nature and status thereof. This statement may be provided as a single form making the required statements as to more than one pooling and servicing agreement or servicing agreement.

The pooling and servicing agreement will also provide for delivery to the trustee and the Certificate Insurer, if any, on or before a specified date in each year, of an annual statement signed by officers of the master servicer to the effect that the master servicer has fulfilled its obligations under the pooling and servicing agreement throughout the preceding year.
Copies of the annual reports of assessment of compliance, attestation reports, and statements of compliance may be obtained by certificateholders without charge upon written request to the master servicer at the address of the master servicer set forth above under “The Master Servicer and the Securities Administrator”. These items will be filed with the issuing entity’s annual report on Form 10-K, to the extent received by the securities administrator and required under Regulation AB.

Certain Matters Regarding the Master Servicer and the Depositor

The pooling and servicing agreement will provide that the master servicer may not resign from its obligations and duties under the pooling and servicing agreement except upon a determination, evidenced by an opinion of counsel to such effect, that its duties thereunder are no longer permissible under applicable law. No such resignation will become effective unless:
s    the trustee or a successor master servicer has assumed the obligations and duties of the master servicer and the securities administrator (including the master servicer’s obligation to pay the compensation of the trustee and the custodian) to the extent required in the pooling and servicing agreement;

s    the proposed successor is qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac; and

s    the trustee has received written confirmation from each rating agency substantially to the effect that the appointment of such successor will not cause that rating agency to reduce, suspend or withdraw its then-current ratings assigned to any class of offered certificates.

Notwithstanding the foregoing, the master servicer, however, has the right, with the written consent of the trustee and the Certificate Insurer, if any, (which consent will not be unreasonably withheld), to assign, sell or transfer its rights and delegate its duties and obligations under the pooling and servicing agreement; provided that the purchaser or transferee accepting such assignment, sale, transfer or delegation is qualified to service mortgage loans for Fannie Mae or Freddie Mac and shall satisfy the other requirements listed in the pooling and servicing agreement with respect to the qualifications of such purchaser or transferee.

The pooling and servicing agreement will further provide that neither the master servicer, the depositor, the seller, nor any director, officer, employee, or agent of the master servicer, the depositor or the sponsor will be under any liability to the trust fund or certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to the pooling and servicing agreement, or for errors in judgment; provided, however, neither the master servicer, the depositor, the seller, nor any such person will be protected against any breach of its representations and warranties in the pooling and servicing agreement or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder.

In addition, the pooling and servicing agreement will provide that neither the master servicer, the depositor nor the seller will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the pooling and servicing agreement and which in its opinion may involve it in any expense or liability. The master servicer may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the pooling and servicing agreement and the rights and duties of the parties thereto and the interests of the certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the trust fund, and the master servicer will be entitled to be reimbursed therefor out of funds otherwise distributable to certificateholders.

Any person into which either the master servicer or the seller may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer or the seller is a party, or any person succeeding to the business of the master servicer or the sponsor, will be the successor of the master servicer or the seller, as applicable under the pooling and servicing agreement, provided that such person is qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac and further provided that such merger, consolidation or succession does not adversely affect the then-current ratings of any class of offered certificates.

The seller will have certain rights with respect to the pooling and servicing agreement in respect of the master servicer, including the selection of a new master servicer acceptable to the Certificate Insurer, if any, in the event of a default by the master servicer. The seller may also terminate the master servicer without cause, upon payment of a termination fee from the seller’s own funds, provided that a successor master servicer acceptable to the Certificate Insurer, if any, has been appointed pursuant to the pooling and servicing agreement.

DESCRIPTION OF THE CERTIFICATES

General

The trust will issue the certificates pursuant to the pooling and servicing agreement. The certificates consist of the senior and subordinate classes of certificates listed in the related term sheet, which we refer to collectively in this term sheet supplement as the offered certificates. The residual certificates will each represent the sole class of residual interests in the related real estate mortgage investment conduit established by the trust, or REMIC.

The holders of the class of certificates specified in the related term sheet or the party identified in the pooling and servicing agreement will be entitled to all prepayment charges, if any, received on the mortgage loans, and these amounts will not be available for distribution on the other classes of certificates.

The trust will issue the offered certificates, other than the residual certificates, in book-entry form as described below, in minimum dollar denominations (as set forth in the related term sheet), except that one certificate of each class may be issued in the remainder of the class. Each residual certificate that is offered will be issued as a single certificate of $50 in certificated fully registered form.

Book-Entry Registration

The offered certificates will be issued in book-entry form. Persons acquiring beneficial ownership interests in the book-entry securities will hold their securities through The Depository Trust Company in the United States and through Clearstream, Luxembourg or the Euroclear System in Europe, if they are participants of any of such systems, or indirectly through organizations which are participants. The Depository Trust Company is referred to as “DTC“. Clearstream, Luxembourg is referred to as “Clearstream“. The Euroclear System is referred to as “Euroclear“. The book-entry securities will be issued in one or more certificates that equal the aggregate principal balance of the applicable class or classes of securities and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries that in turn will hold such positions in customers’ securities accounts in the depositaries’ names on the books of DTC. Citibank N.A. will act as the relevant depositary for Clearstream and JPMorgan Chase Bank, N.A. will act as the relevant depositary for Euroclear. Except as described below, no person acquiring a book-entry security will be entitled to receive a physical certificate representing such security. Unless and until physical securities are issued, it is anticipated that the only “securityholder” with respect to a book-entry security will be Cede & Co., as nominee of DTC. Beneficial owners are only permitted to exercise their rights indirectly through participants and DTC.

An Owner’s ownership of a book-entry security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a “Financial Intermediary“) that maintains the beneficial owner’s account for such purpose. In turn, the Financial Intermediary’s ownership of such book-entry security will be recorded on the records of DTC (or of a DTC participant that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner’s Financial Intermediary is not a DTC participant and on the records of Clearstream or Euroclear, as appropriate).

Beneficial owners will receive all distributions allocable to principal and interest with respect to the book-entry securities from the securities administrator through DTC and DTC participants. While the book-entry securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating, governing and affecting DTC and its operations (the “Rules“), DTC is required to make book-entry transfers among participants on whose behalf it acts with respect to the securities. DTC is required to receive and transmit distributions allocable to principal and interest with respect to the securities. Participants and Financial Intermediaries with whom beneficial owners have accounts with respect to securities are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective beneficial owners. Accordingly, although beneficial owners will not possess physical certificates, the Rules provide a mechanism by which beneficial owners will receive distributions and will be able to transfer their beneficial ownership interests in the securities.

Beneficial owners will not receive or be entitled to receive definitive securities, except under the limited circumstances described below. Unless and until definitive securities are issued, beneficial owners who are not participants may transfer ownership of securities only through participants and Financial Intermediaries by instructing such participants and Financial Intermediaries to transfer beneficial ownership interests in the securities by book-entry transfer through DTC for the account of the purchasers of such securities, which account is maintained with their respective participants or Financial Intermediaries. Under the Rules and in accordance with DTC’s normal procedures, transfers of ownership of securities will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited. Similarly, the participants and Financial Intermediaries will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing beneficial owners.

Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Transfers between DTC participants will occur in accordance with DTC rules. Transfers between Clearstream participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the relevant depositaries.

DTC is a New York-chartered limited purpose trust company that performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the book-entry securities, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry securities will be subject to the Rules as in effect from time to time.

Clearstream has advised that it is incorporated under the laws of the Grand Duchy of Luxembourg as a professional depository. Clearstream holds securities for its participating organizations or participants. Clearstream facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in account of Clearstream participants, eliminating the need for physical movement of securities.

Clearstream provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (the “CSSF“). Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

Distributions, to the extent received by the Relevant Depository for Clearstream, with respect to the securities held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures.

Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for movement of physical securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./NV under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. Euroclear Bank S.A./NV conducts all operations. All Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear Bank S.A./NV, not Euroclear Clearance Systems S.C. Euroclear Clearance Systems S.C. establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Euroclear Bank S.A./NV has advised us that it is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking Commission.

Securities clearance accounts and cash accounts with Euroclear Bank S.A./NV are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. These terms and conditions, operating procedures and laws govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. Euroclear Bank S.A./NV acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

The securities administrator will make distributions on the book-entry securities on each distribution date to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC’s normal procedures. Each DTC participant will be responsible for disbursing such payments to the beneficial owners that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners that it represents.

Under a book-entry format, beneficial owners may experience some delay in their receipt of payments, since the securities administrator will forward such payments to Cede & Co. Distributions with respect to securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system’s rules and procedures, to the extent received by the relevant depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of DTC participants that in turn can only act on behalf of Financial Intermediaries, the ability of an Owner to pledge book-entry securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such book-entry securities, may be limited due to the lack of physical certificates for such book-entry securities. In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of such securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates.

Monthly and annual reports on the applicable trust fund will be provided to Cede & Co., as nominee of DTC, and Cede & Co. may make such reports available to beneficial owners upon request, in accordance with the Rules, and to the DTC participants to whose DTC accounts the book-entry securities of such beneficial owners are credited directly or are credited indirectly through Financial Intermediaries.

DTC has advised the securities administrator that, unless and until definitive securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry securities under the pooling and servicing agreement only at the direction of one or more DTC participants to whose DTC accounts the book-entry securities are credited, to the extent that such actions are taken on behalf of such participants whose holdings include such book-entry securities. Clearstream or Euroclear Bank S.A./NV, as the case may be, will take any other action permitted to be taken by a holder under the pooling and servicing agreement on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related participants, with respect to some securities which conflict with actions taken with respect to other securities.

Except with respect to the residual certificates, physical certificates representing a security will be issued to beneficial owners only upon the events specified in the pooling and servicing agreement. Such events may include the following:

s    we advise the securities administrator in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the securities, and that we are unable to locate a qualified successor,

s    at our option, we elect to terminate the book-entry system through DTC, or

s    after the occurrence of an event of default, securityholders representing not less than 50% of the aggregate Certificate Principal Balance of the applicable securities advise the securities administrator and DTC through participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of the securityholders.

Additionally, after the occurrence of an event of default under the pooling and servicing agreement, any certificate owner materially and adversely affected thereby may, at its option, request and, subject to the procedures set forth in the pooling and servicing agreement, receive a definitive certificate evidencing such certificate owner’s fractional undivided interest in the related class of certificates. Upon the occurrence of any of the events specified in the pooling and servicing agreement, DTC will be required to notify all participants of the availability through DTC of physical certificates. Upon surrender by DTC of the certificates representing the securities and instruction for re-registration, the securities administrator will issue the securities in the form of physical certificates, and thereafter the securities administrator will recognize the holders of such physical certificates as securityholders. Thereafter, payments of principal and interest on the securities will be made by the securities administrator directly to securityholders in accordance with the procedures listed in this term sheet supplement and in the pooling and servicing agreement. The final distribution of any security (whether physical certificates or securities registered in the name of Cede & Co.), however, will be made only upon presentation and surrender of such securities on the final distribution date at such office or agency as is specified in the notice of final payment to securityholders.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

None of the trust, the securities administrator or the trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry securities held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Glossary

“Accretion Directed Certificates“ shall be the classes of certificates designated as such in the related term sheet.

“Accretion Termination Date“ shall mean the distribution date on which the Certificate Principal Balances of the related Accretion Directed Certificates are reduced to zero.

“Accrual Certificates“ shall be the classes of certificates designated as such in the related term sheet.

“Accrual Distribution Amount“ shall mean, with respect to each distribution date preceding the related Accretion Termination Date, an amount equal to the aggregate amount of Accrued Certificate Interest on the Accrual Certificates for such distribution date, which amount will be added to the Certificate Principal Balance of such Accrual Certificates to the extent such amounts are required to be distributed to the holders of the related Accretion Directed Certificates, in the manner and priority set forth in the related term sheet, as principal in reduction of the Certificate Principal Balance of the Accretion Directed Certificates. The amount that is added to the Certificate Principal Balance of the Accrual Certificates will accrue interest at its pass-through rate. On each distribution date on or after the related Accretion Termination Date, the entire Accrued Certificate Interest on the Accrual Certificates for that distribution date will be payable to the holders of such Accrual Certificates as interest, to the extent not required to fully reduce the Certificate Principal Balances of the related Accretion Directed Certificates to zero on the related Accretion Termination Date.

“Accrued Certificate Interest” for any certificate (other than any principal only certificates and any other class of certificates specified in the term sheet) for any distribution date, means an amount equal to the interest accrued during the related Interest Accrual Period at the applicable Pass-Through Rate on the Certificate Principal Balance or Notional Amount of such certificate immediately prior to such distribution date less (i) in the case of any such senior certificate, such certificate’s share of any Net Interest Shortfalls from the related mortgage loans and, after the Cross-Over Date, the interest portion of any Realized Losses on the related mortgage loans (ii) in the case of a subordinate certificate, such certificate’s share of any Net Interest Shortfalls and the interest portion of any Realized Losses on the mortgage loans and (iii) any shortfalls resulting from Net Deferred Interest on the related mortgage loans (if any). Such Net Interest Shortfalls will be allocated among the applicable certificates in proportion to the amount of Accrued Certificate Interest that would have been allocated thereto in the absence of such shortfalls. Accrued Certificate Interest with respect to the senior certificates (other than classes of certificates set forth in the term sheet) and subordinate certificates is calculated as described in the related term sheet. No Accrued Certificate Interest will be payable with respect to any class of certificates after the distribution date on which the outstanding Certificate Principal Balance or Notional Amount of such certificate has been reduced to zero.

“ Actual Monthly Payments” with respect to an OC Transaction and for any mortgage loan and each Due Period, the actual monthly payments of principal and interest received during such month on such mortgage loan.

“Adjusted Rate Cap” with respect to an OC Transaction and each distribution date and the related Due Period, the sum of (i) the Scheduled Monthly Payments owed on the mortgage loans for such due period less the related servicing fees and the Master Servicer Fee and (ii) the Actual Monthly Payments received in excess of the Scheduled Monthly Payments, expressed as a per annum rate on the Stated Principal Balance of the mortgage loans for such Due Period, and converted to an actual/360 basis.

“Allocable Share” with respect to a Shifting Interest Transaction and any class of related subordinate certificates on any distribution date will generally equal such class’s pro rata share (based on the Certificate Principal Balance of each class entitled thereto) of the sum of each of the components of the definition of Subordinate Optimal Principal Amount for each loan group or subgroup, as applicable; provided, that, except as described in the second succeeding sentence, no class of related subordinate certificates (other than the class of related subordinate certificates outstanding with the highest payment priority) shall be entitled on any distribution date to receive distributions pursuant to clauses (2), (3) and (5) of the definitions of Subordinate Optimal Principal Amount unless the Class Prepayment Distribution Trigger for the related class is satisfied for such distribution date. The “Class Prepayment Distribution Trigger” for a class of related subordinate certificates for any distribution date is satisfied if the fraction (expressed as a percentage), the numerator of which is the aggregate Certificate Principal Balance of such class and each class subordinated thereto, if any, and the denominator of which is the aggregate Stated Principal Balance of all of the related mortgage loans as of the related due date, equals or exceeds such percentage calculated as of the closing date. If on any distribution date the Certificate Principal Balance of any class of related subordinate certificates for which the related Class Prepayment Distribution Trigger was satisfied on such distribution date is reduced to zero, any amounts distributable to such class pursuant to clauses (2), (3) and (5) of the definitions of Subordinate Optimal Principal Amount, to the extent of such class’s remaining Allocable Share, shall be distributed to the remaining classes of related subordinate certificates in reduction of their respective Certificate Principal Balances, sequentially, in the order of their payment priority. If the Class Prepayment Distribution Trigger is not satisfied for any class of related subordinate certificates on any distribution date, this may have the effect of accelerating the amortization of more senior classes of subordinate certificates.

“Applied Realized Loss Amount” with respect to any class of subordinate certificates in an OC Transaction and as to any distribution date, means the Realized Losses with respect to the mortgage loans in such loan group which have been applied in reduction of the Certificate Principal Balance of such class.
“Available Funds“ with respect to an OC Transaction, shall mean the sum of Interest Funds and Principal Funds relating to the related mortgage loans. With respect to a Shifting Interest Transaction, shall mean the sum of Interest Funds and Principal Funds relating to the related mortgage loans, plus an amount equal to the initial aggregate Certificate Principal Balance of the Class R Certificates that the depositor will cause to be deposited into the Distribution Amount on the Closing Date and used to make principal distributions to the related Class R Certificates.

“Basic Principal Distribution Amount“ with respect to any distribution date and the certificates in an OC Transaction is the lesser of (a) the excess of (i) the related Available Funds for such distribution date over (ii) the aggregate Monthly Interest Distributable Amount for the related senior certificates and subordinate certificates for such distribution date and (b) the excess of (i) the Principal Remittance Amount for the related senior certificates and subordinate certificates for such distribution date over (ii) the related Overcollateralization Release Amount, if any, for such distribution date.

“Capped Floater Certificates“ means, with respect to an OC Transaction in which the Interest Rate Cap for a combination of certificates is based on an assumed certificate, any certificates to which such Interest Rate Cap applies whose pass-through rates vary directly with LIBOR.

“Capped Inverse Floater Certificates“ means, with respect to an OC Transaction in which the Interest Rate Cap for a combination of certificates is based on an assumed certificate, any certificates to which such Interest Rate Cap applies whose pass-through rates vary inversely with LIBOR.

“Certificate Insurer“ means the certificate insurer for the related class of certificates, if any, as described in the related term sheet.

“Certificate Policy“ is the insurance policy relating to the Insured Certificates as described under “The Certificate Policy” in Schedule IV of this term sheet supplement.

“Certificate Principal Balance“ with respect to any class of senior certificates and subordinate certificates and any distribution date, is the original certificate principal balance of such class as set forth in the term sheet, plus (i) plus the amount of any Net Deferred Interest on the related mortgage loans allocated thereto on such distribution date and on previous distribution dates and (ii) in the case of the Accrual Certificates, an amount equal to the Accrued Certificate Interest added to the Certificate Principal Balance of such Accrual Certificates on each distribution date on or prior to the related Accretion Termination Date, less the sum of (i) all amounts in respect of principal distributed to such class on previous distribution dates and (ii) any Realized Losses allocated to such class on previous distribution dates; provided that, the Certificate Principal Balance of any class of subordinate certificates with the highest payment priority to which Realized Losses have been allocated shall be increased by the amount of any Subsequent Recoveries on the related mortgage loans received by the master servicer, but not by more than the amount of Realized Losses previously allocated to reduce the Certificate Principal Balance of that certificate.

“Class PO Certificate“ means any class of principal only certificates entitled to principal payments only from the Discount Mortgage Loans in the related loan group or subgroup.

“Class PO Certificate Deferred Payment Writedown Amount” means, with respect to any distribution date and each class of Class PO Certificates, the amount distributed to such Class PO Certificates on such distribution date pursuant to priority sixth of clause (A) under “Distributions on the Certificates in a Shifting Interest Transaction.” The Class PO Certificate Deferred Payment Writedown Amount will be allocated to the classes of related subordinate certificates in reverse order of their payment priority, until the Certificate Principal Balance of each such class has been reduced to zero.

“Class PO Certificate Principal Distribution Amount” with respect to each distribution date and each class of Class PO Certificates, means an amount equal to the sum of the following (but in no event greater than the Certificate Principal Balance of such Class PO Certificates immediately prior to such distribution date):

(i)     the PO Percentage of the principal portion of all monthly payments due on the Discount Mortgage Loan in the related loan group or subgroup, as applicable, on the related due date, as specified in the amortization schedule at the time applicable thereto (after adjustment for previous principal prepayments but before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period);

(ii)     the PO Percentage of the Stated Principal Balance of each Discount Mortgage Loan in the related loan group or subgroup, as applicable, which was the subject of a prepayment in full received by the related servicer during the applicable Prepayment Period (as defined below);

(iii)     the related PO Percentage of all partial prepayments allocated to principal received during the applicable Prepayment Period with respect to any Discount Mortgage Loan in the related loan group or subgroup, as applicable;

(iv)     the lesser of (a) the related PO Percentage of the sum of (A) all Net Liquidation Proceeds allocable to principal received in respect of each Discount Mortgage Loan in the related loan group or subgroup, as applicable, which became a liquidated mortgage loan during the related Prepayment Period (other than a Discount Mortgage Loan described in the immediately following clause (B)) and all Subsequent Recoveries received in respect of each defaulted Discount Mortgage Loan in the related loan group or subgroup, as applicable, during the related Due Period and (B) the Stated Principal Balance of each such Discount Mortgage Loan in the related loan group or subgroup, as applicable, purchased by an insurer from the trustee during the related Prepayment Period pursuant to the related primary mortgage insurance policy, if any, or otherwise; and (b) the related PO Percentage of the sum of (A) the Stated Principal Balance of each Discount Mortgage Loan in the related loan group or subgroup, as applicable, which became a liquidated mortgage loan during the related Prepayment Period (other than a Discount Mortgage Loan described in the immediately following clause (B)) and (B) the Stated Principal Balance of each such Discount Mortgage Loan that was purchased by an insurer from the trustee during the related Prepayment Period pursuant to the related primary mortgage insurance policy, if any or otherwise; and

(v)     the related PO Percentage of the sum of (a) the Stated Principal Balance of each Discount Mortgage Loan in the related loan group or subgroup, as applicable, which was repurchased by the seller or the related servicer in connection with such distribution date and (b) the excess, if any, of the Stated Principal Balance of each Discount Mortgage Loan in the related loan group or subgroup, as applicable, that has been replaced by the seller with a substitute mortgage loan pursuant to the pooling and servicing agreement in connection with such distribution date over the Stated Principal Balance of each such substitute Discount Mortgage Loan.

“Class R Certificates“ means any of the residual certificates.

“Compensating Interest” shall mean any payments made by the master servicer and the servicers to cover Prepayment Interest Shortfalls.

“Cross-Over Date“ with respect to each group of certificates in a Shifting Interest Transaction means the distribution date on which the aggregate Certificate Principal Balance of the related subordinate certificates has been reduced to zero.

“Deceased Holder“ is any beneficial owner of a Retail Lottery Certificate who was a natural person living at the time that holder’s interest was acquired and whose executor or other authorized representative causes to be furnished to the participant, evidence of death satisfactory to the participant and any tax waivers requested by the participant.

“Deferred Interest“ is the amount of interest which is deferred and added to the principal balance of the negative amortizations due to the negative amortization feature with respect to such mortgage loans.

“Discount Mortgage Loan” means with respect to related loan group or subgroup, as applicable, any mortgage loan with a Net Mortgage Rate less than the related Discount Mortgage Rate.

“Discount Mortgage Rate” means the Net Mortgage Rate specified in the related term sheet with respect to a loan group or subgroup, as applicable.

“Due Period“ with respect to any distribution date, is the period commencing on the second day of the month preceding the calendar month in which such distribution date occurs and ending at the close of business on the first day of the month in which such distribution date occurs.

“Early Turbo Payment Date“ has the meaning set forth in the related term sheet, if any.

“Excess Spread“ with respect to any distribution date and each loan group in an OC Transaction is the excess, if any, of (i) the Interest Funds for the related loan group for such distribution date, over (ii) the sum of (a) the premium payable to the Certificate Insurer, if any, for such distribution date, (b) amounts deposited into the Final Maturity Reserve Account, if any, and (c) the related Monthly Interest Distributable Amounts payable to the related senior and subordinate certificates on such distribution date and (c) any Reimbursement Amounts payable under clause (3) of “-Distributions on the Certificates-Distributions on the Certificates in an OC Transaction-Interest Distributions.”

“Extra Principal Distribution Amount“ with respect to any distribution date and an OC Transaction (a) on or prior to the earlier of (1) the 20% Clean-Up Call Date and (2) the Early Turbo Payment Date as defined in the related term sheet, the lesser of (x) the Excess Spread for the related loan group for such distribution date and (y) the Overcollateralization Increase Amount for the related loan group for such distribution date; and (b) thereafter, the Excess Spread for the related loan group for such distribution date; provided that, the Excess Spread described in clause (b) will be used first to pay any related Overcollateralization Increase Amount, any related Net Interest Shortfalls and any related Net WAC Rate Carryover Amounts on such distribution date, and the remainder will be applied as part of the related Extra Principal Distribution Amount.

“Final Maturity Reserve Account“ is an account established by the securities administrator pursuant to the Agreement for the distributions of amounts deposited therein to reduce the aggregate certificate principal balance of the offered certificates to zero on the final scheduled distribution date, even though certain mortgage loans having 40-year original terms to maturity have not been reduced to zero on such date.

“Fiscal Quarter“ with respect to any quarter is December 1 to February 29 (or the last day in such month), March 1 to May 31, June 1 to August 31, or September 1 to November 30, as applicable.

“Insurance Proceeds“ are all proceeds of any insurance policies, to the extent such proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the related servicer’s normal servicing procedures, other than proceeds that represent reimbursement of the related servicer’s costs and expenses incurred in connection with presenting claims under the related insurance policies.

“Insured Certificates“ means any certificates identified in the related term sheet for which a related Certificate Policy provides credit enhancement.

“Interest Accrual Period“ with respect to any distribution date and the certificates, the period set forth in the related term sheet.

“Interest Funds“ with respect to a distribution date and each subgroup or loan group, as applicable, generally are equal to the sum, without duplication, of

(a)  all scheduled interest collected on the mortgage loans in the related subgroup or loan group, as applicable, less the related servicing fee, the master servicing fee and the lender paid mortgage insurance fee(s), if any,

(b)  all advances relating to interest on the mortgage loans in the subgroup or loan group, as applicable,

(c)  all Compensating Interest with respect to such subgroup or loan group, as applicable,

(d)  Liquidation Proceeds and Subsequent Recoveries, to the extent such Liquidation Proceeds and Subsequent Recoveries relate to interest, less all non-recoverable advances relating to interest and certain expenses reimbursed during the related Prepayment Period, in each case with respect to the mortgage loans in the related subgroup or loan group, as applicable,

(e)  the interest portion of proceeds of the repurchase of any mortgage loans in the related subgroup or loan group, as applicable, and

(f)  the interest portion of the purchase price of the assets of the mortgage loans in the related subgroup or loan group, as applicable, (and other assets acquired in respect of the mortgage loans) upon exercise by the related Optional Termination Holder of its optional termination right,

(g)  the amount of the any Principal Prepayments in full, partial Principal Prepayments, Net Liquidation Proceeds, Repurchase Proceeds and scheduled principal payments, in that order, included in Available Funds for such distribution date that are applied as Interest Funds in connection with any Deferred Interest in accordance with the definition of Net Deferred Interest, less

(h)  amounts reimbursable to the servicers, the master servicer, the securities administrator, the trustee and the custodian as provided in the pooling and servicing agreement.

“Interest Only Certificates” means any class of certificates that are entitled only to interest distributions as indicated in the related term sheet.

“Interest Rate Cap“ with respect to each class of certificates will have the meaning specified in the related term sheet.

“Insurance Agreement“ means the insurance and indemnity agreement related to a class of Insured Certificates.

“Interest Shortfall“ with respect to any distribution date, means the aggregate shortfall, if any, in collections of interest (adjusted to the related Net Mortgage Rates) on the mortgage loans in the related subgroup or loan group, as applicable, resulting from (a) prepayments in full with respect to such subgroup or loan group received during the related Prepayment Period, (b) partial prepayments with respect to such subgroup or loan group, as applicable, received during the related Prepayment Period to the extent applied prior to the due date in the month of the distribution date and (c) interest payments on certain of the mortgage loans in such subgroup or loan group being limited pursuant to the provisions of the Relief Act or similar state or local laws.

“Lender-Paid PMI Rate“ with respect to any mortgage loan covered by a lender-paid primary mortgage insurance policy, the premium to be paid by the applicable servicer out of interest collections on the related mortgage loan.

“Liquidation Proceeds“ are all net proceeds, other than Insurance Proceeds, received in connection with the partial or complete liquidation of a mortgage loan, whether through trustee’s sale, foreclosure sale or otherwise, or in connection with any condemnation or partial release of a mortgaged property, together with the net proceeds received with respect to any mortgaged property acquired by the related servicer by foreclosure or deed-in-lieu of foreclosure in connection with a defaulted mortgage loan, other than the amount of such net proceeds representing any profit realized by the related servicer in connection with the disposition of such mortgaged property.

“Monthly Interest Distributable Amount“ for any senior certificates and subordinate certificates in an OC Transaction for any distribution date, means an amount equal to the interest accrued during the related Interest Accrual Period at the applicable pass-through rate on the Certificate Principal Balance or Notional Amount of such certificate immediately prior to such distribution date less (i) any shortfalls resulting from Net Deferred Interest allocated to such class of Certificates, (ii) in the case of a related senior certificate, such certificate’s share of any Net Interest Shortfalls from the related mortgage loans and (iii) in the case of a subordinate certificate, such certificate’s share of any Net Interest Shortfalls and the interest portion of any Realized Losses on the related mortgage loans. Such Net Interest Shortfalls will be allocated among the related certificates in proportion to the amount of the Monthly Interest Distributable Amount for such group of certificates that would have been allocated thereto in the absence of such shortfalls. The interest portion of Realized Losses for the related mortgage loans will be allocated in the order specified in the related term sheet. The Monthly Interest Distributable Amount with respect to the senior certificates and subordinate certificates is calculated as specified in the related term sheet. No Monthly Interest Distributable Amount will be payable with respect to any class of certificates after the distribution date on which the outstanding Certificate Principal Balance of such certificate has been reduced to zero.

“Net Deferred Interest“ means, on any distribution date, the amount of Deferred Interest on the related negative amortization loans during the related Due Period net of Principal Prepayments in full, partial Principal Prepayments, Net Liquidation Proceeds, Repurchase Proceeds and scheduled principal payments, in that order, included in the related Available Funds for such distribution date and available to be distributed on the related certificates on that distribution date. With respect to any certificate in an OC Transaction as of any distribution date, will be an amount equal to the product of (1) the difference, if any between (a) the lesser of (i) the related Pass-Through Rate for such Class, without regard to the related Interest Rate Cap on such distribution date and (ii) related Interest Rate Cap and (b) the Adjusted Rate Cap for such distribution date, (2) the Certificate Principal Balance of the Certificate immediately prior to such distribution date, and (3) the actual number of days in such Interest Accrual Period divided by 360.

“Net Interest Shortfalls“ means Interest Shortfalls net of payments by the related servicer or the master servicer in respect of Compensating Interest.

“Net Liquidation Proceeds“ with respect to a mortgage loan are Liquidation Proceeds net of unreimbursed advances by the related servicer or the master servicer, advances and expenses incurred by the related servicer or the master servicer in connection with the liquidation of such mortgage loan and the related mortgaged property.

“Net Monthly Excess Cashflow“ with respect to any loan group in an OC Transaction and any distribution date, means the sum of (a) the Remaining Excess Spread for the related loan group and (b) the Overcollateralization Release Amount for the related loan group for such distribution date.

“Net Mortgage Rate“ with respect to any mortgage loan is a rate equal to the applicable interest rate borne by such mortgage loan less the sum of the respective rates used to calculate the servicing fee, the master servicing fee and the Lender-Paid PMI Rate, if any.

“Net WAC Pass-Through Amount“ means, with respect to an OC Transaction in which the Interest Rate Cap for a combination of certificates is based on an assumed certificate and any distribution date, the excess of (A) the amount of interest which the related Capped Floater Certificates would have been entitled to receive if no Interest Rate Cap applied, over (B) the amount of interest the related Capped Floater Certificates would have been entitled to receive if reductions under the related Interest Rate Cap were allocated as provided in the definition thereof; provided, however, if One-Month LIBOR plus the applicable margin for the related Capped Floater Certificates for such distribution date is equal to or greater than the rate of interest for such Capped Floater Certificates determined as if the related Interest Rate Cap allocable to the related Capped Floater Certificates and related Capped Inverse Floater Certificates were allocated to the related Capped Floater Certificates, the amount determined under clause (A) would be determined as if the related Interest Rate Cap allocable to the related Capped Floater Certificates and related Capped Inverse Floater Certificates were allocated to the related Capped Floater Certificates.

“Net WAC Rate Carryover Amount“ with respect to each class of senior certificates and subordinate certificates in an OC Transaction and any distribution date, unless otherwise indicated in the related term sheet, an amount equal to the sum of (i) the excess, if any, of (x) the amount of interest such class would have been entitled to receive on such distribution date if the pass-through rate applicable to such class would not have been reduced by the related Interest Rate Cap on such distribution date, over (y) the amount of interest paid on such distribution date if the Pass-Through Rate is limited by the related Interest Rate Cap, plus (ii) the related Net WAC Rate Carryover Amount for the previous distribution date not previously distributed together with interest thereon at a rate equal to the pass-through rate for such class for the most recently ended Interest Accrual Period.

“Non-Discount Mortgage Loan“ in a Shifting Interest Transaction means any mortgage loan in the related loan group or subgroup, as applicable, with a Net Mortgage Rate greater than or equal to the Discount Mortgage Rate.

“Non-PO Percentage“ in a Shifting Interest Transaction means with respect to any Discount Mortgage Loan in the related loan group or subgroup, as applicable, a fraction, expressed as a percentage, (x) the numerator of which is equal to the related Net Mortgage Rate, and (y) the denominator of which is equal to that Discount Mortgage Rate. With respect to any Non-Discount Mortgage Loan, 100%.

“Notional Amount“ means with respect to each class of Interest Only Certificates, the amount specified in the related term sheet for such class.

“Overcollateralized Amount“ with respect to any distribution date and the mortgage loans in an OC Structure Loan Group, is the excess, if any, of (a) the aggregate Stated Principal Balance of the mortgage loans in the related loan group as of the last day of the related Due Period, over (b) the aggregate Certificate Principal Balance of the related senior certificates and subordinate certificates on such distribution date (after taking into account the payment of principal other than any related Extra Principal Distribution Amount on such certificates).

“Overcollateralization Increase Amount“ for any distribution date and the mortgage loans in an OC Structure Loan Group, means the lesser of (a) the excess, if any, of (i) the related Overcollateralization Target Amount, over (ii) the related Overcollateralized Amount on such distribution date (after taking into account payments to the related senior certificates and related subordinate certificates of the related Basic Principal Distribution Amount on such distribution date), and (b) related Excess Spread for such distribution date.

“Overcollateralization Release Amount,” with respect to any distribution date and any OC Structure Loan Group, the lesser of (x) the related Principal Remittance Amount for such distribution date and (y) the excess, if any, of (i) the related Overcollateralized Amount for such distribution date (assuming that 100% of the related Principal Remittance Amount is applied as a principal payment on such distribution date), over (ii) the related Overcollateralization Target Amount for such distribution date.

“Overcollateralization Target Amount“ with respect to each distribution date and any OC Structure Loan Group, the percentage specified in the related term sheet.

“PO Percentage“ in a Shifting Interest Transaction means with respect to any related Discount Mortgage Loan, a fraction expressed as a percentage, equal to the related Discount Mortgage Rate minus the Net Mortgage Rate thereof.

“Prepayment Period“ with respect to a distribution date is the period set forth in the related servicing agreement or the related pooling and servicing agreement.

“Principal Distribution Amount“ with respect to any OC Transaction and any distribution date, an amount equal to

w    the Basic Principal Distribution Amount for the related certificates for such distribution date, plus; and

w    any Extra Principal Distribution Amount for the related certificates for such distribution date minus
w    the amount of any Principal Prepayments in full, partial Principal Prepayments, Net Liquidation Proceeds, Repurchase Proceeds and scheduled principal payments, in that order, which otherwise would have been included in the Principal for such distribution date but which are included in Interest Funds in connection with any Deferred Interest in accordance with the definition of Net Deferred Interest.

“Principal Funds“ for each loan group or subgroup generally are equal to the sum, without duplication, of:

(i)  the scheduled principal collected on the mortgage loans in the related loan group or subgroup during the related Due Period or advanced on or before the related servicer advance date;

(ii)  prepayments, exclusive of any prepayment charges, collected on the mortgage loans in the related loan group or subgroup in the related Prepayment Period;

(iii)  the Stated Principal Balance of each mortgage loan in the related loan group or subgroup that was repurchased by the seller or the related servicer;

(iv)  the amount, if any, by which the aggregate unpaid principal balance of any replacement mortgage loans in the related loan group or subgroup, as applicable, is less than the aggregate unpaid principal balance of any deleted mortgage loan in the related loan group or subgroup delivered by the related servicer in connection with a substitution of such mortgage loan in such loan group or subgroup;

(v)  all Liquidation Proceeds and Subsequent Recoveries collected during the related Prepayment Period on the mortgage loans in the related loan group or subgroup to the extent such Liquidation Proceeds and Subsequent Recoveries relate to principal, less all non-recoverable advances relating to principal reimbursed during the related Due Period, in each case with respect to the mortgage loan in the related loan group or subgroup; and

(vi)  the principal portion of the purchase price of the mortgage loans in the related loan group or subgroup (and all other assets required in respect of the mortgage loans in the related loan group or subgroup) upon the exercise by the Optional Termination Holder of its optional termination right; less

(vii)  such loan group’s or subgroup’s pro rata share (based on the aggregate Stated Principal Balance of the mortgage loans in that loan group or subgroup) of amounts reimbursable to the related servicer, the master servicer, the securities administrator, the trustee and the custodian, as provided in the pooling and servicing agreement, to the extent not reimbursed from Interest Funds for such loan group or subgroup.

“Principal Remittance Amount“ with respect to any loan group in an OC Transaction and each distribution date, is equal to the sum of the amounts listed in clauses (i) through (v) of the definition of Principal Funds for such loan group.

“Principal Prepayment“ is any payment (whether partial or full) or other recovery of principal on a mortgage loan which is received in advance of its scheduled Due Date to the extent that it is not accompanied by an amount as to interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment, including Insurance Proceeds and Repurchase Proceeds, but excluding the principal portion of Net Liquidation Proceeds received at the time a mortgage loan becomes a Liquidated Mortgage Loan.

“Realized Loss“ is the excess of the Stated Principal Balance of a defaulted mortgage loan over the Net Liquidation Proceeds. To the extent that the related servicer or the master servicer receives Subsequent Recoveries with respect to any mortgage loan, the amount of the Realized Loss with respect to that mortgage loan will be reduced to the extent that such recoveries are applied to reduce the Certificate Principal Balance of any class of related certificates on any distribution date.

“Reimbursement Amount“ with respect to any Certificate Policy is the sum of (a) the aggregate unreimbursed amount of any payments made by the related Certificate Insurer under such Certificate Policy, together with interest on such amount from the date of payment by the Certificate Insurer until paid in full at the Late Payment Rate (as defined in the Insurance Agreement) and (b) any other amounts owed to the Certificate Insurer under the Insurance Agreement or the pooling and servicing agreement.

“Relief Act“ means the Servicemembers Civil Relief Act, as amended, or any similar state or local law.

“Remaining Excess Spread“ with respect to any OC Structure Loan Group and any distribution date is the Excess Spread for such loan group, less the sum of (i) any related Overcollateralization Increase Amount, in each case for such distribution date, and (ii) any related unpaid Reimbursement Amount related to interest or principal draws not previously paid to the Certificate Insurer, if any, other than as described under clauses (i) and (iii) under “Distributions on the Certificates—Distributions on the Certificates—Excess Spread and
Overcollateralization Provisions”.

“Repurchase Price“ with respect to any mortgage loan required to be repurchased is an amount equal to the sum of (1) 100% of the Outstanding Principal Balance of such mortgage loan plus accrued but unpaid interest on the Outstanding Principal Balance at the related mortgage rate through and including the last day of the month of repurchase, (2) any unreimbursed Monthly Advances and servicing advances payable to the related servicer of the mortgage loan and (3) any costs and damages incurred by the trust in connection with any violation of such mortgage loan of any anti-predatory lending laws.

“Repurchase Proceeds“ is the Repurchase Price in connection with any repurchase of a mortgage loan by the Seller or related Servicer and any cash deposit in connection with the substitution of a mortgage loan.

“Rounding Account“ is a non-interest bearing account to be established on the Closing Date for each class of Retail Lottery Certificates, each with a $999.99 deposit by Bear, Stearns & Co. Inc.

“Scheduled Monthly Payments “ with respect to an OC Transaction and for any mortgage loan and each Due Period, the minimum payment of principal and interest due during such Due Period on such mortgage loan which either is payable by a mortgagor in such Due Period under the related mortgage note or in the case of any mortgaged property acquired through foreclosure or deed in lieu of foreclosure, would otherwise have been payable under the related mortgage note.

“Senior Percentage“ with respect to any Shifting Interest Loan Group, the lesser of (a) 100% and (b) the percentage obtained by dividing the Certificate Principal Balance of the related senior certificates of such loan group or subgroup (other than the related Class PO Certificates and Class R Certificates), immediately prior to such distribution date, by the aggregate Stated Principal Balance of the mortgage loans in such loan group or subgroup (other than the PO Percentage thereof with respect to the related Discount Mortgage Loans) as of the beginning of the related Due Period.

“Senior Prepayment Percentage“ in a Shifting Interest Transaction for the related senior certificates on any distribution date occurring during the periods set forth below will be as follows:

•	With respect to any distribution date occurring from and including the first distribution date to and including the 72nd distribution date, 100%;

•
With respect to any distribution date occurring from and including the 73rd distribution date to and including the 84th distribution date, the Senior Percentage for the related Senior Certificates for such distribution date plus 70% of the related Subordinate Percentage;

•
With respect to any distribution date occurring from and including the 85th distribution date to and including the 96th distribution date, the Senior Percentage for the related Senior Certificates for such distribution date plus 60% of the related Subordinate Percentage;

•
With respect to any distribution date occurring from and including the 97th distribution date to and including the 108th distribution date, the Senior Percentage for the related Senior Certificates for such distribution date plus 40% of the related Subordinate Percentage;

•
With respect to any distribution date occurring from and including the 109th distribution date to and including the 120th distribution date, the Senior Percentage for the related Senior Certificates for such distribution date plus 20% of the related Subordinate Percentage; and

•	With respect to any distribution date thereafter, the Senior Percentage for the related Senior Certificates;

Any scheduled reduction to the Senior Prepayment Percentage for the related senior certificates shall not be made as of any distribution date unless, as of the last day of the month preceding such distribution date (1) the aggregate Stated Principal Balance of the mortgage loans in each loan group or subgroup related to such Shifting Interest Transaction delinquent 60 days or more (including for this purpose any such mortgage loans in foreclosure and such mortgage loans with respect to which the related mortgaged property has been acquired by the trust) averaged over the last six months, as a percentage of the aggregate Certificate Principal Balance of the related subordinate certificates does not exceed 50% and (2) cumulative Realized Losses on the mortgage loans in each loan group or subgroup related to such Shifting Interest Transaction do not exceed (a) 30% of the aggregate Certificate Principal Balance of the related subordinate certificates as of the closing date (the “Original Subordinate Principal Balance“) if such distribution date occurs between and including the 73rd distribution date and 84th distribution date, (b) 35% of the Original Subordinate Principal Balance if such distribution date occurs between and including the 85th distribution date and 96th distribution date, (c) 40% of the Original Subordinate Principal Balance if such distribution date occurs between and including the 97th distribution date and 108th distribution date, (d) 45% of the Original Subordinate Principal Balance if such distribution date occurs between and including the 109th distribution date and 120th distribution date, and (e) 50% of the Original Subordinate Principal Balance if such distribution date occurs during or after the 121st distribution date.

In addition, if on any distribution date the weighted average of the current Subordinate Percentages is equal to or greater than two times the weighted average of the initial Subordinate Percentages, and (a) the aggregate Scheduled Principal Balance of the mortgage loans delinquent 60 days or more (including for this purpose any such mortgage loans in foreclosure and bankruptcy and such mortgage loans with respect to which the related mortgaged property has been acquired by the trust), averaged over the last six months, as a percentage of the aggregate Note Principal Balance of the Subordinate Notes does not exceed 50% and (b)(i) on or prior to the 36th distribution date, cumulative Realized Losses on the mortgage loans as of the end of the related Prepayment Period do not exceed 20% of the Original Subordinate Principal Balance and (ii) after the 36th distribution date, cumulative Realized Losses on the mortgage loans as of the end of the related Prepayment Period do not exceed 30% of the Original Subordinate Principal Balance, then, in each case, the Senior Prepayment Percentage for the related Senior Notes for such distribution date will equal the related Senior Percentage for the Senior Notes; provided, however, if on such distribution date the weighted average of the current Subordinate Percentages is equal to or greater than two times the weighted average of the initial Subordinate Percentages on or prior to the 36th distribution date and the above delinquency and loss tests are met, then the Senior Prepayment Percentage for the related senior certificates for such distribution date, will equal the Senior Percentage for the related class of Offered Notes plus 50% of the related Subordinate Percentage on such distribution date.
Notwithstanding the foregoing, if on any distribution date, the percentage for the related loan group or subgroup, as applicable, the numerator of which is the aggregate Certificate Principal Balance of the related senior certificates (other than the Class PO Certificates and Class R Certificates) immediately preceding such distribution date, and the denominator of which is the aggregate Stated Principal Balance of the mortgage loans in such loan group or subgroup (other than the PO Percentage thereof with respect to the related Discount Mortgage Loans) as of the beginning of the related Due Period, exceeds such percentage as of the cut-off date, then the Senior Prepayment Percentage with respect to such senior certificates for such distribution date will equal 100%.

“Senior Principal Distribution Amount“ with respect to the senior certificates related to a loan group or subgroup in a Shifting Interest Transaction (other than the Class PO Certificates and Class R Certificates) and each distribution date, means an amount equal to the sum of the following (after giving effect to the application of such amounts to cover Deferred Interest on the related negative amortization loans, but in no event greater than the aggregate Certificate Principal Balance of the related certificates, immediately prior to such distribution date):

(1)     the applicable Senior Percentage of the Non-PO Percentage of the principal portion of all monthly payments due on the mortgage loans in the related subgroup or loan group on the related due date, as specified in the amortization schedule at the time applicable thereto (after adjustment for previous principal prepayments but before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period);

(2)     the applicable Senior Prepayment Percentage of the Non-PO Percentage of the Stated Principal Balance of each mortgage loan in the related subgroup or loan group which was the subject of a prepayment in full received by the servicers during the applicable Prepayment Period;

(3)     the applicable Senior Prepayment Percentage of the Non-PO Percentage of all partial prepayments allocated to principal received on the mortgage loans in the related subgroup or loan group during the applicable Prepayment Period;

(4)     the lesser of (a) the applicable Senior Prepayment Percentage of the Non-PO Percentage of the sum of (i) all Net Liquidation Proceeds allocable to principal received in respect of each mortgage loan in the related subgroup or loan group which became a liquidated mortgage loan during the related Prepayment Period (other than mortgage loans described in the immediately following clause (ii)) and all Subsequent Recoveries received in respect of each liquidated mortgage loan in the related subgroup or loan group during the related Due Period and (ii) the Stated Principal Balance of each such mortgage loan in the related subgroup or loan group purchased by an insurer from the trustee during the related Prepayment Period pursuant to the related primary mortgage insurance policy, if any, or otherwise; and (b) the applicable Senior Percentage of the Non-PO Percentage of the sum of (i) the Stated Principal Balance of each mortgage loan in the related subgroup or group which became a liquidated mortgage loan during the related Prepayment Period (other than the mortgage loans described in the immediately following clause (ii)) and (ii) the Stated Principal Balance of each such mortgage loan in the related subgroup or loan group that was purchased by an insurer from the trustee during the related Prepayment Period pursuant to the related primary mortgage insurance policy, if any or otherwise; and

(5)     the applicable Senior Prepayment Percentage of the Non-PO Percentage of the sum of (a) the Stated Principal Balance of each mortgage loan in the related subgroup or loan group which was repurchased by the sponsor or related servicer in connection with such distribution date and (b) the excess, if any, of the Stated Principal Balance of each mortgage loan in the related subgroup or loan group that has been replaced by the sponsor or related servicer with a substitute mortgage loan pursuant to the mortgage loan purchase agreement in connection with such distribution date over the Stated Principal Balance of each such substitute mortgage loan.

“Stated Principal Balance“ of any mortgage loan means, with respect to any distribution date, the cut-off date principal balance thereof plus any Deferred Interest that is added to the principal balance of such mortgage loan, minus the sum of

(i)  the principal portion of the scheduled monthly payments due from mortgagors with respect to such mortgage loan during the Due Period ending prior to such distribution date (and irrespective of any delinquency in their payment);

(ii)  all prepayments of principal with respect to such mortgage loan received prior to or during the related Prepayment Period, and all Liquidation Proceeds to the extent applied by the related servicer as recoveries of principal in accordance with the pooling and servicing agreement or the related servicing agreement that were received by the related servicer as of the close of business on the last day of the Prepayment Period related to such distribution date, and

(iii)  any Realized Loss thereon incurred during the related Prepayment Period.

The Stated Principal Balance of any liquidated mortgage loan is zero.

“Subordinate Certificate Writedown Amount“ with respect to the subordinate certificates in a Shifting Interest Transaction, the amount by which (x) the aggregate Certificate Principal Balance of all of the certificates related to such Shifting Interest Transaction (other than any related classes of Class R Certificates and Class PO Certificates) (after giving effect to the distribution of principal and the allocation of Realized Losses in reduction of the Certificate Principal Balances of such certificates) exceeds (y) the aggregate Stated Principal Balance of the mortgage loans in the related loan groups or subgroups on the due date related to such distribution date.

“Subordinate Optimal Principal Amount“ with respect to the subordinate certificates in a Shifting Interest Transaction and each distribution date will be an amount equal to the sum of the following from each related loan group or subgroup (after giving effect to the application of such amounts to cover Deferred Interest on the related negative amortization loans, but in no event greater than the aggregate Certificate Principal Balance of such subordinate certificates immediately prior to such distribution date):

(1)     the applicable Subordinate Percentage of the Non-PO Percentage of the principal portion of all Monthly Payments due on each mortgage loan in the related loan group or subgroup on the related due date, as specified in the amortization schedule at the time applicable thereto (after adjustment for previous principal prepayments but before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period);

(2)     the applicable Subordinate Prepayment Percentage of the Non-PO Percentage of the Stated Principal Balance of each mortgage loan in the related loan group or subgroup which was the subject of a prepayment in full received by the servicers during the applicable Prepayment Period;

(3)     the applicable Subordinate Prepayment Percentage of the Non-PO Percentage of all partial prepayments of principal received during the applicable Prepayment Period for each mortgage loan in the related loan group or subgroup;

(4)     the excess, if any, of (a) the Net Liquidation Proceeds allocable to principal received during the related Prepayment Period in respect of each liquidated mortgage loan in the related loan group or subgroup, over (b) the sum of the amounts distributable to the holders of the related senior certificates (other than any related classes of Class R Certificates and Class PO Certificates) pursuant to clause (4) of the related definition of “Principal Distribution Amount” and clause (iv) of the related definition of “Class PO Certificate Principal Distribution Amount” on such distribution date;

(5)     the applicable Subordinate Prepayment Percentage of the Non-PO Percentage of the sum of (a) the Stated Principal Balance of each mortgage loan in the related loan group or subgroup which was repurchased by the seller or the related servicer or its designee in connection with such distribution date and (b) the difference, if any, between the Stated Principal Balance of a mortgage loan in the related loan group or subgroup, as applicable, that has been replaced by the seller or related servicer or its designee with a substitute mortgage loan pursuant to the mortgage loan purchase agreement in connection with such distribution date and the Stated Principal Balance of such substitute mortgage loan; and

(6)     on the distribution date on which the Certificate Principal Balances of the related senior certificates (other than the related Interest Only Certificates and Class PO Certificates) have all been reduced to zero, 100% of any applicable Principal Distribution Amount.

“Subordinate Percentage“ as of any distribution date and with respect to any loan group or subgroup in a Shifting Interest Transaction, 100% minus the related Senior Percentage for the senior certificates related to such loan group or subgroup.

“Subordinate Prepayment Percentage“ as of any distribution date and with respect to any loan group or subgroup in a Shifting Interest Transaction, 100% minus the related Senior Prepayment Percentage for such loan group or subgroup, except that on any distribution date after the Certificate Principal Balance of each class of related senior certificates has each been reduced to zero, the Subordinate Prepayment Percentage for the related subordinate certificates will equal 100%.

“Subsequent Recoveries“ means any amount recovered by a servicer or the master servicer (net of reimbursable expenses) with respect to a defaulted mortgage loan with respect to which a Realized Loss was incurred, after the liquidation or disposition of such mortgage loan.

“Target Rate“ means, with respect to an OC Transaction in which the Interest Rate Cap for a combination of certificates is based on an assumed certificate and any distribution date, the per annum rate specified in the related term sheet for the assumed certificate based on which such Interest Rate Cap is determined.

“20% Clean-up Call Date“ in an OC Transaction means the first distribution date on which the aggregate Stated Principal Balance of the mortgage loans in the related loan group as of the end of the related Due Period is less than or equal to 20% of the aggregate Stated Principal Balance of the mortgage loans in such loan group as of the cut-off date.

Distributions on the Certificates

General. On each distribution date, the securities administrator will make distributions on the certificates to the persons in whose names such certificates are registered at the related record date. In addition, for any Shifting Interest Transaction the depositor shall cause to deposited into the Distribution Account an amount equal to the Certificate Principal Balance for each class of Class R Certificates to be added to the Available Funds for the related loan group or subgroup out of which principal distributions to such Class R Certificates will be made.

The securities administrator will make distributions on each distribution date by wire transfer in immediately available funds to the account of a certificateholder at a bank or other depository institution having appropriate wire transfer facilities as instructed by a certificateholder in writing in accordance with the pooling and servicing agreement. If no such instructions are given to the securities administrator, then the securities administrator will make such distributions by check mailed to the address of the person entitled thereto as it appears on the certificate register; provided, however, the final distribution in retirement of the certificates will be made only upon presentation and surrender of such certificates at the offices of the securities administrator designated for such purposes. As of the closing date, the securities administrator designates its offices located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Services/Luminent Mortgage Trust 2006-3 for purposes of surrender, transfer and exchange. On each distribution date, a holder of a certificate will receive such holder’s percentage interest of the amounts required to be distributed with respect to the applicable class of certificates. The percentage interest evidenced by a certificate will equal the percentage derived by dividing the denomination of such certificate by the aggregate denominations of all certificates of the applicable class.

Distributions on the Certificates in an OC Transaction

Interest Distributions. On each distribution date, the securities administrator will withdraw from the related Distribution Account the amount of the Interest Funds for each OC Structure Loan Group for such distribution date and, based on the related monthly statement provided to it by the master servicer, apply such amount as follows:

To pay accrued and unpaid interest on the related senior certificates and related subordinate certificates, in the following order of priority, to the extent of Interest Funds for the related loan group:
1.  in the case of any Certificate Insurer, to the Certificate Insurer, payment of the premium due in connection with the related Certificate Policy;

2. in the case of any Final Maturity Reserve Account, on each distribution date on and after a specified distribution date in the Agreement, to the Final Maturity Reserve Account, an amount equal to an amount as specified in the Agreement, if any, for such distribution date;

3. to the holders of each class of related senior certificates, concurrently on a pro rata basis, the Monthly Interest Distributable Amount for such classes for such distribution date;

4.  in the case of any Certificate Insurer, to the Certificate Insurer, to the Certificate Insurer, any Reimbursement Amount payable to such Certificate Insurer relating to interest draws on the related Certificate Policy; and

5. to the holders of each class of related subordinate certificates in order of payment priority, the Monthly Interest Distributable Amount.

As described in the definition of “Monthly Interest Distributable Amount,” the Monthly Interest Distributable Amount on each class of Certificates is subject to reduction in the event of specified interest shortfalls allocable thereto, in the event of any shortfalls resulting from Net Deferred Interest allocable thereto and with respect to the interest portion of Realized Losses on the mortgage loans allocated thereto.

On each distribution date, any shortfalls resulting from the application of the Relief Act and any Prepayment Interest Shortfalls on the mortgage loans to the extent not covered by Compensating Interest will reduce the amount of the interest payable to the related offered certificates on such distribution date as described in the definition of Monthly Interest Distributable Amount under “—Glossary” in this term sheet supplement. The holders of the offered certificates will be entitled to reimbursement for any such interest shortfalls with interest thereon solely from the related Net Monthly Excess Cashflow to the extent of funds available as described under “—Excess Spread and Overcollateralization Provisions” in this term sheet supplement.

In the case of an OC Transaction in which the Interest Rate Cap for a combination of certificates is based on an assumed certificate, solely for federal income tax purposes, on each distribution date on which the weighted average of the Net Mortgage Rates on the mortgage loans in the related loan group is less than the related Target Rate, (i) the related Monthly Interest Distributable Amount distributable from a REMIC in respect of the related Capped Floater Certificates will include the Net WAC Pass-Through Amount for such distribution date, which amount will be deemed paid by the holders of such certificates to a reserve account (the “Net WAC Pass-Through Reserve Account“), and (ii) the related Monthly Interest Distributable Amount distributable from a REMIC in respect of the related Capped Inverse Floater Certificates will be net of the related Net WAC Pass-Through Amount for such distribution date, which amount the holders of such certificates will be deemed to receive from the Net WAC Pass-Through Reserve Account.

Any Excess Spread with respect to an OC Structure Loan Group to the extent necessary to restore or maintain a level of overcollateralization equal to the Overcollateralization Target Amount for such OC Structure Loan Group will be the related Overcollateralization Increase Amount and will be included as part of the Principal Distribution Amount for the related offered certificates and related non-offered subordinate certificates and distributed as described below under “—Principal Distributions”; provided, however, any such Excess Spread that would otherwise be distributed to the Insured Certificates to pay the related Overcollateralization Increase Amount for any distribution date will be used to pay the Certificate Insurer, if any, any Reimbursement Amount payable to such Certificate Insurer relating to interest or principal draws on the related Certificate Policy which was not previously paid to the Certificate Insurer pursuant to clause (2) under “Distributions on the Certificates—Distributions on the Certificates in an OC Transaction—Interest Distributions”, prior to paying such Overcollateralization Increase Amount to the related Insured Certificates. Any Excess Spread remaining after the distribution of the amounts described in the preceding sentence will be applied as Net Monthly Excess Cashflow as described under “—Excess Spread and Overcollateralization Provisions”.

Principal Distributions. On each distribution date, the securities administrator will, based on the related monthly statement provided to it by the master servicer, distribute the Principal Distribution Amount with respect to the related senior certificates and related subordinate certificates for such distribution date to such classes of certificates, on a pro rata basis, based on the Certificate Principal Balance of each such class, until the Certificate Principal Balances thereof have been reduced to zero.

On each distribution date, all amounts representing prepayment charges in respect of the related mortgage loans received during the related Prepayment Period will be withdrawn from the Distribution Account and distributed to the Class P Certificates or other class of certificates as described in the related term sheet or to the party identified in the pooling and servicing agreement and shall not be available for distribution to the holders of any other class of certificates. The payment of such prepayment charges shall not reduce the Certificate Principal Balance of the Class P Certificates or such other class of certificates.

Excess Spread and Overcollateralization Provisions. On each distribution date, Excess Spread for an OC Structure Loan Group will be required to be applied as an Extra Principal Distribution Amount for such loan group and distributed as part of the related Principal Distribution Amount as described above under “— Distributions on the Certificates in an OC Transaction— Principal Distributions” with respect to the related senior certificates and subordinate certificates whenever the related Overcollateralized Amount is less than the related Overcollateralization Target Amount; provided that, after the earlier of (1) the 20% Clean-Up Call Date and (2) the Early Turbo Payment Date, such Excess Spread will be used first to pay the related Overcollateralization Increase Amount, any related Net Interest Shortfalls and any related Net WAC Rate Carryover Amounts, in that order, on such distribution date, and the remainder will be applied as part of the Extra Principal Distribution Amount; provided however, any such amounts that would otherwise be distributed to the Insured Certificates for any distribution date will be used first to pay the related Certificate Insurer unreimbursed draws relating to interest or principal on the related Certificate Policy, if any, which was not previously paid to such Certificate Insurer prior to distributing such amounts to the related Insured Certificates. The amount of any Net Monthly Excess Cashflow for an OC Structure Loan Group with respect to each distribution date will be distributed in the following manner and order of priority:

(i)  to the holders of each class of related senior certificates, on a pro rata basis, based on the entitlement of each such class, then to the holders of each class of related subordinate certificates, in order of payment priority, any related Net Interest Shortfalls for such classes of certificates on such distribution date, to the extent not previously reimbursed; provided, however, any such Net Interest Shortfall Amounts that would otherwise be distributed to the Insured Certificates for any distribution date will be used first to pay the related Certificate Insurer unreimbursed draws relating to interest on the Certificate Policy, if any, which was not previously paid to such Certificate Insurer prior to distributing such Net Interest Shortfall Amounts to the related Insured Certificates;

(ii)  from remaining Net Monthly Excess Cashflow for the related loan group, to the holders of each class of subordinate certificates in the order of their payment priority, in an amount equal to the Applied Realized Loss Amount for such class;

(iii)  from remaining Net Monthly Excess Cashflow for the related loan group, to the reserve fund (the “Reserve Fund“) established in accordance with the terms of the pooling and servicing agreement an amount equal to the sum of the Net WAC Rate Carryover Amounts, if any, with respect to the related senior certificates and the related subordinate certificates in the order of their payment priority and to the extent described in the first full paragraph below; provided, however, any such Net WAC Rate Carryover Amounts that would otherwise be distributed to the Insured Certificates for any distribution date will be used first to pay the related Certificate Insurer unreimbursed draws relating to interest on the related Certificate Policy, if any, which was not previously paid to the Certificate Insurer pursuant to clause (i) above, prior to distributing such Net WAC Rate Carryover Amounts to the related Insured Certificates;

(iv)  from remaining Net Monthly Excess Cashflow for the related loan group, to the related Class C Certificates an amount specified in the pooling and servicing agreement; and

(v)  from any remaining amounts, to the related residual certificates as described in the pooling and servicing agreement.

On each distribution date, the securities administrator, after making the required distributions of interest and principal to the related offered certificates as described under “— Distributions on the Certificates in an OC Transaction— Interest Distributions” and “— Principal Distributions” and after the distribution of the related Net Monthly Excess Cashflow as described above, the securities administrator will withdraw from the Reserve Fund the amounts on deposit therein and distribute such amounts to the related senior certificates and related subordinate certificates in respect of any Net WAC Rate Carryover Amounts due to each such class and payable under clause (iii) above in the following manner and order of priority: first, to the related senior certificates, the related Net WAC Rate Carryover Amount for such distribution date for such class, on a pro rata basis, based on the entitlement of each such class; second, to the related subordinate certificates in the order of payment priority set forth in the related term sheet, the related Net WAC Rate Carryover Amount for such distribution date for such class.

In addition, notwithstanding the foregoing, on any distribution date after the distribution date on which the Certificate Principal Balance of a class of certificates in an OC Transaction has been reduced to zero, such class of certificates will be retired and will no longer be entitled to distributions, including distributions in respect of Net Interest Shortfalls or Net WAC Rate Carryover Amounts.

Distributions on the Senior Certificates in a Shifting Interest Transaction

(A) Subject to clause (F) below, on each distribution date the Available Funds for the related Shifting Interest Loan Group will be distributed to the related certificates as follows:

first, to the senior certificates (other than the related principal only certificates, residual certificates and any Accrual Certificates to the extent set forth in the term sheet and this term sheet supplement), on a pro rata basis, the Accrued Certificate Interest on such classes for such distribution date. As described below, Accrued Certificate Interest on such classes of senior certificates is subject to reduction in the event of certain Net Interest Shortfalls and Net Deferred Interest on the related mortgage loans, if any, allocable thereto ;

second, to the senior certificates (other than the related principal only certificates, residual certificates and any Accrual Certificates to the extent set forth in the term sheet and this term sheet supplement), on a pro rata basis, any Accrued Certificate Interest thereon remaining undistributed from previous distribution dates, to the extent of remaining Available Funds for the related loan group or subgroup, as applicable;

third, to the senior certificates (other than the related principal only and Interest Only Certificates) in the manner and order of priority set forth in the term sheet, in reduction of the Certificate Principal Balances thereof to the extent of the remaining Available Funds for the related to loan group or subgroup, as applicable;

fourth, to the related Class PO Certificates, the related Class PO Certificate Principal Distribution Amount for such distribution date to the extent of the remaining Available Funds for the related loan group or subgroup, as applicable, until the Certificate Principal Balance thereof has been reduced to zero; and

fifth, to the related Class PO Certificates, the related Class PO Certificate Deferred Payment Writedown Amount; provided that, (i) on any distribution date, distributions pursuant to this priority fifth shall not exceed the excess, if any, of (x) Available Funds for the related loan group or subgroup, as applicable, remaining after giving effect to distributions pursuant to priority first through fourth above, over (y) the sum of the amount of Accrued Certificate Interest for such distribution date and Accrued Certificate Interest remaining undistributed from previous distribution dates on all classes of related subordinate certificates then outstanding, (ii) such distributions shall not reduce the Certificate Principal Balance of such Class PO Certificates and (iii) no distribution will be made in respect of the Class PO Certificate Deferred Payment Writedown Amount on or after the related Cross-Over Date.

(B) Except as provided in paragraphs (C) and (D) below, on each distribution date on or prior to the related Cross-Over Date, an amount equal to the sum of the remaining Available Funds for all related loan groups or subgroups, as applicable, after the distributions in (A) above will be distributed to the related subordinate certificates up to an amount equal to and in the following order: (a) the Accrued Certificate Interest thereon for such distribution date, (b) any Accrued Certificate Interest thereon remaining undistributed from previous distribution dates and (c) such class’s Allocable Share, if any, for such distribution date, in each case, to the extent of the sum of the remaining Available Funds for the related loan groups or subgroups.

(C) In the case of a Cross-collateralized Transaction, on each distribution date prior to the related Cross-Over Date but after the reduction of the Certificate Principal Balance of all of the senior certificates related to a loan group or subgroup in such Cross-collateralized Transaction to zero, the remaining class or classes of senior certificates in the remaining loan groups or subgroups (other than any related interest only, principal only and residual certificates) will be entitled to receive in reduction of their Certificate Principal Balances, pro rata based upon their Certificate Principal Balances immediately prior to such distribution date, in addition to any Principal Prepayments related to such remaining senior certificates’ respective loan group or subgroup, as applicable, allocated to such senior certificates, 100% of the Principal Prepayments on any mortgage loan in any loan group or subgroups relating to the class or classes of senior certificates of the fully repaid loan group or subgroup; provided, however, if (A) the weighted average of the related Subordinate Percentages on such distribution date equals or exceeds two times the initial weighted average of those Subordinate Percentages and (B) the aggregate Stated Principal Balance of the mortgage loans in the loan groups or subgroups related to such Cross-collateralized Transaction delinquent 60 days or more (including for this purpose any such mortgage loans in foreclosure and bankruptcy and mortgage loans with respect to which the related mortgaged property has been acquired by the trust), averaged over the last six months, as a percentage of the aggregate Certificate Principal Balance of the related subordinate certificates does not exceed 50%, then the additional allocation of Principal Prepayments to the related senior certificates, in accordance with this paragraph (C) will not be made and 100% of the Principal Prepayments on any mortgage loan relating to the fully repaid class or classes of senior certificates will be allocated to the related subordinate certificates.

(D) In the case of a Cross-collateralized Transaction, on any distribution date on which the aggregate Certificate Principal Balance of the senior certificates related a loan group or subgroup in such Cross-collateralized Transaction would be greater than the aggregate Stated Principal Balance of the mortgage loans in its related loan group or subgroup, as applicable, and any related subordinate certificates are still outstanding, in each case, after giving effect to distributions to be made on such distribution date, (i) 100% of amounts otherwise allocable to those subordinate certificates in respect of principal will be distributed to the senior certificates related to a loan group or subgroup, as applicable, (other than the related interest only, principal only and residual certificates), pro rata, based upon their Certificate Principal Balances immediately prior to such distribution date, in reduction of the Certificate Principal Balances thereof, until the aggregate Certificate Principal Balances of the applicable senior certificates is equal to the aggregate Stated Principal Balance of the mortgage loans in its related loan group or subgroup, and (ii) the Accrued Certificate Interest otherwise allocable to the related subordinate certificates on such distribution date will be reduced, if necessary, and distributed to such class or classes of senior certificates in an amount equal to the Accrued Certificate Interest for such distribution date on the excess of (x) the aggregate Certificate Principal Balance of such senior certificates, over (y) the aggregate Stated Principal Balance of the mortgage loans in the related loan group or subgroup, as applicable. Any such reduction in the Accrued Certificate Interest on the related subordinate certificates will be allocated in reverse order of the subordinate certificates’ payment priority.

(E) If, after distributions have been made pursuant to priorities first and second of clause (A) above on any distribution date, the remaining Available Funds (excluding the amount allocable to the Class R Certificates) related to a loan group or subgroup, as applicable, is less than the sum of the Senior Principal Distribution Amount for such loan group or subgroup (and Class PO Certificate Principal Distribution Amount, if applicable), such amounts shall be reduced, and such remaining funds will be distributed to the related senior certificates (other than the related Interest Only Certificates and Class R Certificates) on the basis of such reduced amounts. Notwithstanding any reduction in principal distributable to the related Class PO Certificates pursuant to this paragraph, the Certificate Principal Balance of the Class PO Certificates shall be reduced not only by principal so distributed but also by the difference between (i) principal distributable to the Class PO Certificates in accordance with priority fourth of clause (A) above, and (ii) principal actually distributed to the Class PO Certificates after giving effect to this paragraph (such difference for the Class PO Certificates, the “Class PO Certificate Cash Shortfall“). The Class PO Certificate Cash Shortfall for the Class PO Certificates with respect to any distribution date will be added to the related Class PO Certificate Deferred Payment Writedown Amount.

(F) Prior to the related Accretion Termination Date, Accrued Certificate Interest on any Accrual Certificates will be distributed to the related Accretion Directed Certificates, in the manner and order of priority described in the related term sheet, as principal, in reduction of the Certificate Principal Balances thereof, until the Certificate Principal Balances thereof have been reduced to zero. This Accrued Certificated Interest on the Accrual Certificates will be added to the Certificate Principal Balance of such Accrual Certificates on the related distribution date. The amount that is added to the Certificate Principal Balance of the Accrual Certificates will accrue interest at its pass-through rate. On each distribution date on or after the related Accretion Termination Date, the entire Accrued Certificate Interest on the Accrual Certificates for that date will be payable to the holders of such Accrual Certificates as interest, to the extent not required to fully reduce the Certificate Principal Balances of the related Accretion Directed Certificates to zero on the related Accretion Termination Date.

As described in the definition of “Accrued Certificate Interest,” Accrued Certificate Interest on each class of certificates (other than the residual certificates) is subject to reduction in the event of specified interest shortfalls allocable thereto and in the event of any shortfalls resulting from Net Deferred Interest on the related mortgage loans allocable thereto.
On each distribution date, all amounts representing prepayment charges in respect of the mortgage loans received during the related prepayment period will be withdrawn from the Distribution Account and distributed to the holder of the class of certificates specified in the related term sheet or to the party identified in the pooling and servicing agreement and shall not be available for distribution to the holders of any other class of certificates. The payment of such prepayment charges shall not reduce the Certificate Principal Balance of such class of certificates.

The definition of Senior Principal Distribution Amount allocates the entire amount of prepayments and certain other unscheduled recoveries of principal with respect to the mortgage loans in the related loan group or subgroup, as applicable, — other than any payments of principal with respect to the mortgage loans in the related loan group that are received during a due period or prepayment period and applied to offset, in part or in whole, the aggregate amount of negative amortization on the mortgage loans in the related loan group — based on the related Senior Prepayment Percentage, rather than the related Senior Percentage, which is the allocation concept used for scheduled payments of principal. While the related Senior Percentage allocates scheduled payments of principal between the senior certificates (other than the related Interest Only Certificates, Class PO Certificates and Class R Certificates) of a loan group or subgroup, as applicable, and the percentage interest of such loan group or subgroup evidenced by the related subordinate certificates on a pro rata basis, the Senior Prepayment Percentage allocates 100% of the unscheduled principal collections — other than any payments of principal with respect to the mortgage loans in the related loan group that are received during a due period or prepayment period and applied to offset, in part or in whole, the aggregate amount of negative amortization on the mortgage loans in the related loan group — to the senior certificates of the related loan group or subgroup for the first five years after the closing date (subject to certain loss and delinquency tests being met) with a reduced but still disproportionate percentage of unscheduled principal collections being allocated to the senior certificates (other than the related Interest Only Certificates, Class PO Certificates and Class R Certificates) of a loan group or subgroup, as applicable, over an additional four year period. This disproportionate allocation of unscheduled principal collections will have the effect of accelerating the amortization of the related senior certificates (other than the related Interest Only Certificates, Class PO Certificates and Class R Certificates) while, in the absence of Realized Losses, increasing the respective percentage interest in the Stated Principal Balance of the mortgage loans in each loan group or subgroup, as applicable, evidenced by the related subordinate certificates. Increasing the respective percentage interest in a loan group or subgroup, as applicable, of the related subordinate certificates relative to that of the applicable senior certificates is intended to preserve the availability of the subordination provided by such subordinate certificates.

For purposes of all principal distributions described above and for calculating the applicable Senior Percentage, Senior Prepayment Percentage, Subordinate Optimal Principal Amount, Subordinate Percentage and Subordinate Prepayment Percentage, the applicable Certificate Principal Balance for any distribution date shall be determined before the allocation of losses on the mortgage loans in the mortgage pool to be made on such distribution date as described under “—Allocation of Losses” below.

Realized Losses on the mortgage loans will reduce the Accrued Certificate Interest payable to the certificates on a distribution date; provided, however, prior to the date on which the aggregate Certificate Principal Balance of the related subordinate certificates has been reduced to zero, the interest portion of Realized Losses will be allocated sequentially to such subordinate certificates, beginning with the class of subordinate certificates with the lowest payment priority, and will not reduce the accrued interest on the related senior certificates. Once the aggregate Certificate Principal Balance of the related subordinate certificates has been reduced to zero the interest portion of Realized Losses will be allocated to the related senior certificates (other than the principal only certificates and Class R Certificates).

If on any distribution date the Available Funds are less than Accrued Certificate Interest on the related senior certificates (other than the principal only certificates and Class R Certificates) for that distribution date, prior to reduction for Net Interest Shortfalls, Net Deferred Interest and the interest portion of Realized Losses on the mortgage loans, the shortfall will be allocated among the holders of each such class of senior certificates (other than the certificates specified in the term sheet) in proportion to the respective amounts of Accrued Certificate Interest for that distribution date that would have been allocated thereto in the absence of such Net Interest Shortfalls, Net Deferred Interest and/or Realized Losses for such distribution date. In addition, the amount of any interest shortfalls with respect to the mortgage loans will constitute unpaid Accrued Certificate Interest and will be distributable to holders of the related certificates entitled to such amounts on subsequent distribution dates, to the extent of the Available Funds remaining after current interest distributions as described in this term sheet supplement. Any such amounts so carried forward will not bear interest. Any interest shortfalls will not be offset by a reduction in the servicing compensation of the related servicer or otherwise, except to the limited extent described in the fourth preceding paragraph with respect to Prepayment Interest Shortfalls.

Distributions on the Subordinate Certificates in a Shifting Interest Transaction

Distributions in reduction of the Certificate Principal Balances of the subordinate certificates in a Shifting Interest Transaction will be made pursuant to priority (c) of clause (B) under “—Distributions on the Certificates.” In accordance with such priority, the Available Funds from any related loan group or subgroup, as applicable, if any, remaining after distributions of principal and interest on the related class or classes of senior certificates on such distribution date will be allocated to the related subordinate certificates in an amount equal to each such class’s Allocable Share for such distribution date; provided that, no distribution of principal will be made on any such class until all classes ranking prior thereto have received distributions of interest and principal, and such class has received distributions of interest, on such distribution date.

All unscheduled principal collections on the mortgage loans — other than any payments of principal with respect to the mortgage loans in a loan group that are received during a due period or prepayment period and applied to offset, in part or in whole, the aggregate amount of negative amortization on the mortgage loans in the related loan group— not otherwise distributable to the related senior certificates (other than the related Interest Only Certificates and Class PO Certificates) will be allocated on a pro rata basis among the class of related subordinate certificates with the highest payment priority then outstanding and each other class of related subordinate certificates for which certain loss levels established for such class in the pooling and servicing agreement have not been exceeded. The related loss level on any distribution date would be satisfied as to any subordinate certificates, respectively, only if the sum of the current percentage interests in the mortgage loans evidenced by such class and each class, if any, subordinate thereto were at least equal to the sum of the initial percentage interests in the mortgage loans evidenced by such class and each class, if any, subordinate thereto.

As stated above, during the first five years after the closing date, the entire amount of any prepayments and certain other unscheduled recoveries of principal with respect to the mortgage loans in a loan group or subgroup, as applicable, will be allocated to the related senior certificates (other than the related Interest Only, Class PO and Class R Certificates and any lockout certificates to the extent described in the related term sheet), with such allocation to be subject to further reduction over an additional four year period thereafter, as described in this term sheet supplement, unless certain loss and delinquency tests are satisfied. In addition, if on any distribution date, the percentage, the numerator of which is the aggregate Certificate Principal Balance of the senior certificates (other than the related Interest Only Certificates and Class R Certificates and any lockout certificates to the extent described in the related term sheet) related to a loan group or subgroup, as applicable, immediately preceding such distribution date, and the denominator of which is the aggregate Stated Principal Balance of the mortgage loans as of the beginning of the related Due Period exceeds such percentage as of the cut-off date, then the Senior Prepayment Percentage for such senior certificates will equal 100%.

Principal Distributions on Retail Lottery Certificates

General. Beneficial owners of the Retail Lottery Certificates have the right to request that distributions of principal be made with respect to their certificates on any distribution date on which that class of certificates is entitled to receive distributions of principal. As to distributions of principal among holders of the Retail Lottery Certificates, Deceased Holders who request distributions will be entitled to first priority, and beneficial owners of the Retail Lottery Certificates other than Deceased Holders, referred to as “Living Holders,” who request distributions will be entitled to a second priority.

Prospective certificateholders in the Retail Lottery Certificates should be aware that distributions of principal on those certificates may be significantly earlier or later than the date that may be desired by that certificateholder. All such requested distributions are subject to the priorities described below under “—Priority of Requested Distributions” and are further subject to the limitation that they be made (i) only in lots equal to integral multiples of $1,000 of the related initial Certificate Principal Balance, each such certificate referred to as an “Individual Retail Lottery Certificate” and (ii) only to the extent that the portion of the Senior Principal Distribution Amount allocated to the Retail Lottery Certificates on the applicable distribution date (plus any amounts available from the Rounding Account, as applicable) provides sufficient funds for such requested distributions. To the extent that amounts available for distributions in respect of principal on the Retail Lottery Certificates on any distribution date exceed the aggregate amount of the requests made by Deceased Holders and Living Holders for principal distributions applicable to that distribution date, such excess amounts will be distributed to the beneficial owners of the Retail Lottery Certificates by random lot, as described below under “—Mandatory Distributions of Principal on the Retail Lottery Certificates.”

On each distribution date on which amounts are available for distributions in reduction of the Certificate Principal Balance of the Retail Lottery Certificates, the aggregate amount allocable to such distributions for that class will be rounded, as necessary, to an amount equal to an integral multiple of $1,000, except as provided below, in accordance with the limitations set forth in this term sheet supplement. Such rounding will be accomplished on the first distribution date on which distributions of principal on the Retail Lottery Certificates are made by withdrawing from the Rounding Account the amount of funds, if any, needed to round the amount otherwise available for that distribution with respect to the Retail Lottery Certificates upward to the next higher integral multiple of $1,000. On each succeeding distribution date on which distributions of principal on the Retail Lottery Certificates are to be made, the aggregate amount allocable to the Retail Lottery Certificates will be applied first to repay any funds withdrawn from the Rounding Account on the prior distribution date, and then the remainder of such allocable amount, if any, will be similarly rounded upward through another withdrawal from the Rounding Account and distributed in reduction of the Certificate Principal Balance of the Retail Lottery Certificates. This process will continue on succeeding distribution dates until the Certificate Principal Balance of the Retail Lottery Certificates has been reduced to zero. Thus, the aggregate distribution made in reduction of the Certificate Principal Balance of the Retail Lottery Certificates on each distribution date may be slightly more or less than would be the case in the absence of such rounding procedures, but such difference will be no more than $999.99 on any distribution date. Under no circumstances will the sum of all distributions made in reduction of the Certificate Principal Balance of the Retail Lottery Certificates, through any distribution date, be less than the sum of such distributions that would have resulted in the absence of such rounding procedures. The class of Class R Certificates specified in the pooling and servicing agreement will be entitled to any amount remaining in the Rounding Account after the aggregate Certificate Principal Balance of the Retail Lottery Certificates has been reduced to zero.

Notwithstanding any provisions in this term sheet supplement to the contrary, on each distribution date following the first distribution date on which any Realized Losses are allocated to the Retail Lottery Certificates, including any Realized Losses allocated to the Retail Lottery Certificates for which payment is not made under the related financial guaranty insurance policy, as applicable, distribution in reduction of the Certificate Principal Balance of the Retail Lottery Certificates will be made pro rata among the holders of the Retail Lottery Certificates in accordance with the outstanding Certificate Principal Balance and will not be made in integral multiples of $1,000 or pursuant to requested distributions or mandatory distributions by random lot.

There is no assurance that a beneficial owner of an Retail Lottery Certificate who has submitted a request for a distribution will receive the distribution at any particular time after the distribution is requested, since there can be no assurance that funds will be available for making those distributions on any particular distribution date, or, even if funds are available for making principal distributions on the Retail Lottery Certificates, that such distributions will be made to any particular beneficial owner whether that beneficial owner is a Deceased Holder or a Living Holder. Also, due to the procedure for mandatory distributions described below under “—Mandatory Distributions of Principal on the Retail Lottery Certificates,” there can be no assurance that on any distribution date on which the funds available for distribution in respect of principal of the Retail Lottery Certificates exceed the aggregate amount of distributions requested by beneficial owners of certificates of that class, any particular beneficial owner will receive a principal distribution from those excess funds. THUS, THE TIMING OF DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE FOR ANY PARTICULAR RETAIL LOTTERY CERTIFICATE, WHETHER OR NOT THE SUBJECT OF A REQUEST FOR DISTRIBUTION BY A DECEASED HOLDER OR A LIVING HOLDER, IS HIGHLY UNCERTAIN AND MAY BE MADE EARLIER OR LATER THAN THE DATE THAT MAY BE DESIRED BY A BENEFICIAL OWNER OF THAT CERTIFICATE.

Priority of Requested Distributions. Subject to the limitations described in this term sheet supplement, including the timing and the order of the receipt of the request for distributions as described below under “—Procedure for Requested Distributions,” beneficial owners of the Retail Lottery Certificates have the right to request that distributions be made in reduction of the Certificate Principal Balance of those certificates. On each distribution date on which distributions in reduction of the Certificate Principal Balance of the Retail Lottery Certificates are made, those distributions will be made in the following order of priority among the beneficial owners of that class: (i) any request by a Deceased Holder, in an amount up to but not exceeding $100,000 per request; and (ii) any request by a Living Holder, in an amount up to but not exceeding $10,000 per request. Thereafter, distributions will be made as provided in clauses (i) and (ii) above up to a second $100,000 and $10,000, respectively. This sequence of priorities will be repeated for each request for principal distributions made by the beneficial owners of the Retail Lottery Certificates until all such requests have been honored.

Procedure for Requested Distributions. Under the current procedures of DTC, a beneficial owner may request that distributions in reduction of the Certificate Principal Balance of its Retail Lottery Certificates be made on a distribution date by delivering a written request for those distributions to the participant or indirect participant that maintains the beneficial owner’s account with respect to the Retail Lottery Certificates so that such request is received by the trustee from DTC on DTC’s “participant terminal system” on or before the close of business on the last business day of the month next preceding the month in which the related distribution date occurs, or the record date for such distribution date. In the case of a request on behalf of a Deceased Holder, appropriate evidence of death and any tax waivers are required to be forwarded to the participant under separate cover. Furthermore, those requests of Deceased Holders that are incomplete may not be honored by the participant. The participant shall forward a certification satisfactory to the trustee certifying the death of the beneficial owner and the receipt of the appropriate death and tax waivers. The participant should in turn make the request of DTC (or, in the case of an indirect participant, such firm must notify the related participant of such request, which participant should make the request of DTC) on DTC’s participant terminal system. The trustee will not accept a request from a person other than DTC. DTC may establish such procedures as it deems fair and equitable to establish the order of receipt of requests for those requests for distributions received by it on the same day. None of the Master Servicer, the Issuing Entity, the related Certificate Insurer, as applicable, the Securities Administrator or the Trustee shall be liable for any delay by DTC, any participant or any indirect participant in the delivery of requests for distributions or withdrawals of those distributions to the trustee or for any changes made to the procedures described in this term sheet supplement by DTC, any participant or any indirect participant. Requests for distributions are to be honored in the order of their receipt (subject to the priorities described in the previous paragraph). The exact procedures to be followed by the trustee for purposes of determining the order of receipt of such requests will be those established from time to time by DTC. Requests for distributions of principal received by DTC and forwarded to the trustee on DTC’s participant terminal system after the record date for such distribution date and requests for principal distributions received in a timely manner but not accepted with respect to a given distribution date, will be treated as requests for distributions on the next succeeding distribution date and each succeeding distribution date thereafter until each request is accepted or is withdrawn as described below. Each request for distributions in reduction of the Certificate Principal Balance of a Retail Lottery Certificate submitted by a beneficial owner of that certificate will be held on DTC’s participant terminal system until such request has been accepted by the trustee or has been withdrawn by the participant in writing. Each Individual Retail Lottery Certificate covered by that request will continue to bear interest at the related pass-through rate through the Interest Accrual Period related to such distribution date.

In the case of a request on behalf of a Deceased Holder, the related participant shall forward certification satisfactory to the trustee certifying the death of the beneficial owner and the receipt of the appropriate death and tax waivers. Retail Lottery Certificates beneficially owned by tenants by the entirety, joint tenants or tenants in common will be considered to be beneficially owned by a single owner. The death of a tenant by the entirety, joint tenant or tenant in common will be deemed to be the death of the beneficial owner, and the Retail Lottery Certificates so beneficially owned will be eligible to request priority with respect to distributions in reduction of the Certificate Principal Balance of those certificates, subject to the limitations stated in this term sheet supplement. The Retail Lottery Certificates beneficially owned by a trust will be considered to be beneficially owned by each beneficiary of the trust to the extent of such beneficiary’s beneficial interest in that trust, but in no event will a trust’s beneficiaries collectively be deemed to be beneficial owners of a number of Individual Retail Lottery Certificates greater than the number of Individual Retail Lottery Certificates of which such trust is the owner. The death of a beneficiary of a trust will be deemed to be the death of a beneficial owner of the Retail Lottery Certificates beneficially owned by the trust but only to the extent of such beneficiary’s beneficial interest in that trust. The death of an individual who was a tenant by the entirety, joint tenant or tenant in common in a tenancy which is the beneficiary of a trust will be deemed to be the death of the beneficiary of the trust. The death of a person who, during his or her lifetime, was entitled to substantially all of the beneficial ownership interests in Retail Lottery Certificates will be deemed to be the death of the beneficial owner of those certificates regardless of the registration of ownership, if that beneficial interest can be established to the satisfaction of the participant. Such beneficial interest will be deemed to exist in typical cases of street name or nominee ownership, ownership by a trustee, ownership under the Uniform Gift to Minors Act and community property or other joint ownership arrangements between a husband and wife. Beneficial interest shall include the power to sell, transfer or otherwise dispose of a Retail Lottery Certificate and the right to receive the proceeds therefrom, as well as interest and distributions of principal with respect thereto. As used in this term sheet supplement, a request for a distribution in reduction of the Certificate Principal Balance of a Retail Lottery Certificate by a Deceased Holder shall mean a request by the personal representative, surviving tenant by the entirety, surviving joint tenant or a surviving tenant in common of the Deceased Holder.

With respect to Retail Lottery Certificates as to which beneficial owners have requested distributions to be made on a particular distribution date and on which distributions of principal are being made, the trustee will notify DTC prior to that distribution date whether, and the extent to which, those certificates have been accepted for distributions. Participants and indirect participants holding Retail Lottery Certificates are required to forward such notices to the beneficial owners of those certificates. Individual Retail Lottery Certificates that have been accepted for a distribution will be due and payable on the applicable distribution date and will cease to bear interest after the Interest Accrual Period related to such distribution date.

Any beneficial owner of a Retail Lottery Certificate who has requested a distribution may withdraw its request by so notifying in writing the participant or indirect participant that maintains that beneficial owner’s account. In the event that such account is maintained by an indirect participant, the indirect participant must notify the related participant which in turn must forward the withdrawal of such request, on DTC’s participant terminal system. If that notice of withdrawal of a request for distribution has not been received on DTC’s participant terminal system on or before the record date for such distribution date, the previously made request for distribution will be irrevocable with respect to the making of distributions in reduction of the Certificate Principal Balance of that Retail Lottery Certificate on the applicable distribution date.

Mandatory Distributions of Principal on the Retail Lottery Certificates. To the extent, if any, that distributions in reduction of the Certificate Principal Balance of the Retail Lottery Certificates on a distribution date exceed the outstanding Certificate Principal Balance of the Retail Lottery Certificates with respect to which distribution requests have been received by the applicable record date, additional Retail Lottery Certificates in lots equal to Individual Retail Lottery Certificates will be selected to receive principal distributions in accordance with the then-applicable established random lot procedures of DTC, and the then-applicable established procedures of the participants and indirect participants, which may or may not be by random lot. No prior notice will be provided by the Issuing Entity, the Master Servicer, the Securities Administrator or the Trustee to the beneficial owners of the Retail Lottery Certificates for those distributions made by random lot. Investors may ask those participants or indirect participants what allocation procedures they use. Participants and indirect participants holding Retail Lottery Certificates selected for mandatory distributions of principal are required to provide notice of those mandatory distributions to the affected beneficial owners.

The LPMI Insurer

The LPMI Insurer, if any, is identified in the related term sheet and in Schedule VI attached to this term sheet supplement.

The LPMI Policy

The terms of the LPMI Policy, if any, are identified in the related term sheet and in Schedule VI attached to this term sheet supplement.

Allocation of Losses

OC Transaction

Any Realized Losses on the mortgage loans in an OC Structure Loan Group will be applied on any distribution date as follows: first, to Excess Spread for the related loan group as part of the payment of the related Extra Principal Distribution Amount, second, in reduction of related Overcollateralized Amount, until reduced to zero, third, to the related subordinate certificates in reverse order of payment priority, in reduction of the Certificate Principal Balance thereof, until reduced to zero.

The pooling and servicing agreement does not permit the allocation of the principal portion of Realized Losses to the related senior certificates. Investors in the related senior certificates should note that although the principal portion of Realized Losses cannot be allocated to the related senior certificates, under certain loss scenarios, (1) there will not be enough principal and interest on the mortgage loans in the related loan group to pay the related senior certificates all interest and principal amounts to which they are then entitled and (2) upon the last payment on a mortgage loan included in the trust or the exercise by the Optional Termination Holder of its optional termination right, there may be insufficient amounts available to pay the related senior certificates in full.

Once Realized Losses have been allocated to the related subordinate certificates, such amounts with respect to such certificates will no longer accrue interest nor will such amounts in respect of interest be reinstated thereafter. However, Applied Realized Loss Amounts allocable to the related subordinate certificates may be repaid to the holders of such certificates from remaining Net Monthly Excess Cashflow for the related loan group, according to the priorities set forth under “—Distributions on the Certificates in an OC Transaction—Excess Spread and Overcollateralization Provisions” in this term sheet supplement.

Any allocation of a Realized Loss to a subordinate certificate in an OC Structure Loan Group will be made by reducing the Certificate Principal Balance thereof by the amount so allocated as of the distribution date in the month following the calendar month in which such Realized Loss was incurred. Notwithstanding anything to the contrary described in this term sheet supplement, in no event will the Certificate Principal Balance of any related subordinate certificate be reduced more than once in respect of any particular amount both (i) allocable to such certificate in respect of Realized Losses and (ii) payable as principal to the holder of such certificate from remaining Net Monthly Excess Cashflow for the related loan group.

Shifting Interest Transaction

Realized Losses with respect to any mortgage loan in a Shifting Interest Transaction will be allocated on a pro rata basis between the PO Percentage of the Stated Principal Balance of such mortgage loan and the Non-PO Percentage of such Stated Principal Balance.

On each distribution date, the PO Percentage of the principal portion of any Realized Loss on a Discount Mortgage Loan in a Shifting Interest Transaction and any related Class PO Certificate Cash Shortfall will be allocated to the related Class PO Certificates until the Certificate Principal Balance of such Class PO Certificates is reduced to zero and the remainder of such Realized Losses will be allocated as described in the following paragraph below. With respect to any distribution date through the related Cross-Over Date, the aggregate of all amounts so allocable to the Class PO Certificates on such date in respect of any Realized Losses and any Class PO Certificate Cash Shortfalls and all amounts previously allocated in respect of such Realized Losses or Class PO Certificate Cash Shortfalls and not distributed on prior distribution dates will be the “Class PO Certificate Deferred Amount.” To the extent funds are available therefor on any distribution date through the related Cross-Over Date, distributions in respect of the Class PO Certificate Deferred Amount for the Class PO Certificates will be made in accordance with priority fifth of clause (A) under “—Distributions on the Certificates in a Shifting Interest Transaction” in this term sheet supplement. No interest will accrue on the Class PO Certificate Deferred Amount. On each distribution date through the related Cross-Over Date, the Certificate Principal Balance of the lowest ranking class of related subordinate certificates then outstanding will be reduced by the amount of any distributions in respect of any Class PO Certificate Deferred Amount on such distribution date in accordance with the priorities set forth above, through the operation of the Subordinate Certificate Writedown Amount. After the related Cross-Over Date, no more distributions will be made in respect of, and applicable Realized Losses and Class PO Certificate Cash Shortfalls allocable to the Class PO Certificates will not be added to, the Class PO Certificate Deferred Amount.

The Non-PO Percentage of the principal portion of Realized Losses on the mortgage loans will be allocated on any distribution date sequentially to each class of related subordinate certificates, beginning with the class with the lowest payment priority, in each case until the Certificate Principal Balance of such class has been reduced to zero. Thereafter, the Non-PO Percentage of principal portion of Realized Losses on the mortgage loans will be allocated on any distribution date to the outstanding class or classes of related senior certificates (other than the related Interest Only, Class PO and Class R Certificates), pro rata, based upon their respective Certificate Principal Balances; provided that, those Realized Losses otherwise allocable to a class of senior certificates may be allocated to another class of senior certificates as described in the related term sheet.

Once any of the senior certificates (other than any senior Interest Only Certificates) in a group or sub group in the aggregate have been reduced to zero, the Non-PO Percentage of the principal portion of Realized Losses on the mortgage loans in the related group or subgroup will be allocated, pro rata, based on their respective certificate principal balances, to the remaining outstanding senior certificates of the other groups or subgroups.

No reduction of the Certificate Principal Balance of any class of a senior certificate (other than the related Interest Only Certificates and Class R Certificates) shall be made on any distribution date on account of Realized Losses to the extent that such reduction would have the effect of reducing the aggregate Certificate Principal Balance of all of the classes of such senior certificates (other than the related Interest Only Certificates and Class R Certificates) as of such distribution date to an amount less than the Stated Principal Balances of the mortgage loans as of the related due date. This limitation is referred to in this term sheet supplement as the Loss Allocation Limit.

In the event that the related servicer or the master servicer receives any Subsequent Recoveries in respect of the mortgage loans, such Subsequent Recoveries will be included as a part of the Interest Funds or Principal Funds for the related loan group or subgroup, as the case may be, for the related distribution date and distributed in accordance with the priorities described under “Description of the Certificates” in this term sheet supplement and the Certificate Principal Balance of each class of subordinate certificates that has been reduced by the allocation of a Realized Loss to such certificate will be increased, in order of seniority, by the amount of such Subsequent Recoveries. Holders of such certificates will not be entitled to any payment in respect of current interest on the amount of such increases for any Interest Accrual Period preceding the distribution date on which such increase occurs.

Final Maturity Reserve Account

If any loans having 40-year original terms to maturity are included in the trust fund, a Final Maturity Reserve Account shall be established by the securities administrator pursuant to the Agreement. it is intended that the amounts deposited in the Final Maturity Reserve Account will be sufficient to reduce the aggregate certificate principal balance of the offered certificates to zero on the final scheduled distribution date, even though the outstanding principal balance of the mortgage loans having 40-year original terms to maturity have not been reduced to zero on the final scheduled distribution date

Calculation of One-Month LIBOR

Some classes of certificates may have a pass-through rate based on one-month LIBOR, which are referred to in this term sheet supplement as LIBOR Certificates. On the second LIBOR business day preceding the commencement of each Interest Accrual Period for the LIBOR Certificates, which date we refer to as an interest determination date, the securities administrator will determine One-Month LIBOR for such accrual period on the basis of such rate as it appears on Telerate Screen Page 3750, as of 11:00 a.m. London time on such interest determination date. If such rate does not appear on such page, or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the securities administrator, One-Month LIBOR for the applicable Interest Accrual Period will be the Reference Bank Rate. If no such quotations can be obtained and no Reference Bank Rate is available, One-Month LIBOR will be the One-Month LIBOR applicable to the preceding Interest Accrual Period. One-Month LIBOR for any other Interest Accrual Period shall be calculated as described above.

The Reference Bank Rate with respect to any Interest Accrual Period, means the arithmetic mean, rounded upwards, if necessary, to the nearest whole multiple of 0.03125%, of the offered rates for United States dollar deposits for one month that are quoted by the Reference Banks, as described below, as of 11:00 a.m., New York City time, on the related interest determination date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the Certificate Principal Balances of the related LIBOR Certificates bearing interest at an adjustable rate for such Interest Accrual Period, provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean, rounded upwards, if necessary, to the nearest whole multiple of 0.03125%, of the rates quoted by one or more major banks in New York City, selected by the securities administrator, as of 11:00 a.m., New York City time, on such date for loans in U.S. dollars to leading European banks for a period of one month in amounts approximately equal to the Certificate Principal Balances of the related LIBOR Certificates for such Interest Accrual Period. As used in this section, “LIBOR business day“ means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; and “Reference Banks“ means leading banks selected by the securities administrator and engaged in transactions in Eurodollar deposits in the international Eurocurrency market

•	with an established place of business in London,

•	which have been designated as such by the trustee and

•	which are not controlling, controlled by, or under common control with, the depositor, the seller or the master servicer.

The establishment of One-Month LIBOR on each interest determination date by the securities administrator and the securities administrator’s calculation of the rate of interest applicable to the classes of LIBOR Certificates for the related Interest Accrual Period shall, in the absence of manifest error, be final and binding.

Reports to Certificateholders

On each distribution date, the securities administrator will make available to each certificateholder, the trustee, the master servicer, the Certificate Insurer, if any, and the depositor a statement generally setting forth, among other information:

1.  the applicable accrual periods for calculating distributions and general distribution dates;

2.  with respect to each loan group, the total cash flows received and the general sources thereof;

3.  the amount, if any, of fees or expenses accrued and paid, with an identification of the payee and the general purpose of such fees;

4.  with respect to each loan group or subgroup, the amount of the related distribution to holders of the offered certificates (by class) allocable to principal, separately identifying (A) the aggregate amount of any principal prepayments included therein, (B) the aggregate of all scheduled payments of principal included therein and (C) any Extra Principal Distribution Amount included therein;

5.  with respect to each loan group, the Net WAC Rate Carryover Amounts and any accrued but unpaid interest for the related offered certificates (if any);

6.  with respect to each loan group or subgroup, the Certificate Principal Balance of the related offered certificates before and after giving effect to the distribution of principal and allocation of Realized Losses on such distribution date;

7.  with respect to each loan group and subgroup, the number and Stated Principal Balance of all the mortgage loans for the following distribution date;

8.  the pass-through rate for each class of offered certificates for such distribution date;

9.  with respect to each loan group and any mortgage loan that was liquidated during the preceding calendar month, the loan number and Stated Principal Balance of, and Realized Loss on, such mortgage loan as of the end of the related Prepayment Period;

10.  with respect to each loan group, whether a stepdown date or a trigger event is in effect;

11.  with respect to each loan group, the total number and principal balance of any real estate owned, or REO, properties as of the end of the related Prepayment Period;

12.  with respect to each loan group, the cumulative Realized Losses through the end of the preceding month;

13.  with respect to each loan group and if applicable, material modifications, extensions or waivers to pool asset terms, fees, penalties or payments during the distribution period or that have become material over time;

14.  with respect to each loan group, the amount of the Prepayment Charges remitted by each servicer and the amount on deposit in the related reserve fund; and

15.  the special hazard amount, fraud loss amount and bankruptcy amount, if applicable, as of the close of business on the applicable distribution date.

The securities administrator will make the monthly statement and, at its option, any additional files containing the same information in an alternative format, available each month to certificateholders and the Certificate Insurer, if any, via the securities administrator’s internet website. Assistance in using the securities administrator’s website service can be obtained by calling the securities administrator’s customer service desk at (301) 815-6600. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the securities administrator’s customer service desk and indicating such. The securities administrator may change the way monthly statements are distributed in order to make such distributions more convenient or more accessible to the above parties.

The annual reports on Form 10-K, the distribution reports on Form 10-D, the current reports on Form 8-K and amendments to those reports, in each case, prepared and filed by the securities administrator with respect to the trust pursuant to section 13(a) or 15(d) of the Exchange Act will be made available on the website of the securities administrator as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC.

In addition, within a reasonable period of time after the end of each calendar year, the securities administrator will prepare and deliver to the master servicer and to each certificateholder of record during the previous calendar year a statement containing information necessary to enable certificateholders to prepare their tax returns. Such statements will not have been examined and reported upon by an independent public accountant.

Amendment

The pooling and servicing agreement may be amended by the depositor, the master servicer, the seller, the securities administrator and the trustee, with the consent of the Certificate Insurer, if any, but without the consent of certificateholders,

•	to cure any ambiguity,

•	to correct or supplement any provision therein, or

•	to make any other revisions with respect to matters or questions arising under the pooling and servicing agreement which are not inconsistent with the provisions thereof;

provided that, such action will not adversely affect in any material respect the interests of any certificateholder. An amendment will be deemed not to adversely affect in any material respect the interests of the certificateholders if the person requesting such amendment obtains a letter from each rating agency stating that such amendment will not result in the downgrading or withdrawal of the respective ratings then assigned to any class of certificates (such determination to be without regard to the financial guaranty insurance policy issued by the Certificate Insurer, if any, in connection with the Insured Certificates).

In addition, the pooling and servicing agreement may be amended with the consent of the Certificate Insurer, if any, but without the consent of the certificateholders to modify, eliminate or add to any of its provisions to such extent as may be necessary to maintain the qualification of the trust fund’s REMIC elections, provided that the trustee and the Certificate Insurer, if any, have received an opinion of counsel to the effect that such action is necessary or helpful to maintain such qualification. In addition, the pooling and servicing agreement may be amended by the depositor, the master servicer, the sponsor, the seller, the securities administrator and the trustee, with the consent of the Certificate Insurer, if any, and the consent of the holders of a majority in interest of each class of certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of the certificateholders; provided, however, no such amendment may

•	reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any certificate without the consent of the holder of such certificate;

•	cause any trust fund REMIC to fail to qualify as a REMIC for federal tax purposes; or

•
reduce the aforesaid percentage of aggregate outstanding principal amounts of certificates of each class, the holders of which are required to consent to any such amendment, without the consent of the holders of all certificates of such class.

The trustee will not be entitled to consent to any amendment to the pooling and servicing agreement without having first received an opinion of counsel (a copy of which shall be addressed to and delivered to the Certificate Insurer, if any) to the effect that such amendment is permitted under the terms of the pooling and servicing agreement and will not cause the trust fund’s REMIC elections to fail to qualify as a REMIC for federal tax purposes.

Notwithstanding the foregoing, the Certificate Insurer, if any, shall have the right to consent to any amendment which materially affects its rights and obligations under the pooling and servicing agreement or the rights of any holder of the related Insured Certificates. So long as there is not a continuing default by the Certificate Insurer of its obligations under the related Certificate Policy, the Certificate Insurer has, and may exercise without the consent of the holders of the related Insured Certificates, all of the rights of the holders of such Insured Certificates under the pooling and servicing agreement.

Voting Rights

As of any date of determination, with respect to the certificates,

•
holders of the certificates (other than any Interest Only Certificates, any Class P Certificate that is entitled to prepayment penalties on the related mortgage loans and any residual certificates) will be allocated 100% of all voting rights minus the aggregate percentages allocated to the other related certificates as described in the bullet points below, allocated among such certificates in proportion to their respective outstanding certificate principal balances,

•	holders of any class of Interest Only Certificates will each be allocated 1% of all voting rights,

•	holders of any class designated as a Class C Certificate in the related term sheet will each be allocated 3% of all voting rights,

•
holders of any class designated as a Class P Certificate that is entitled to prepayment penalties on the related mortgage loans as specified in the related term sheet will each be allocated 1% of all voting rights, and

•	holders of each class of residual certificates will be allocated 0.25% of all voting rights.

Voting rights will be allocated among the certificates of each such class in accordance with their respective percentage interests. Matters which solely affect a group of certificates will be voted on solely by the related classes.

Certain Rights of the Certificate Insurer

The Certificate Insurer, if any, shall be subrogated to the rights of each holder of a related Insured Certificate to receive distributions on such Insured Certificates, as applicable, to the extent of any payment by the Certificate Insurer under the related Certificate Policy.

Unless it is in default under the terms of the Certificate Policy, or certain events with respect to bankruptcy or insolvency have occurred with respect to the Certificate Insurer, pursuant to the terms of the pooling and servicing agreement, each holder of a related Insured Certificate agrees that the related Certificate Insurer shall be treated by the depositor, the master servicer, the trustee, the securities administrator and the seller as if such Certificate Insurer were the holder of all related Insured Certificates for the purpose of the giving of any consent, the making of any direction or the exercise of any voting or other control rights otherwise given to the holders of such Insured Certificates thereunder without any further consent of the holders of the related Insured Certificates and the holders of such Insured Certificates will not exercise any of such rights without the prior written consent of the related Certificate Insurer. Once the Insured Certificates have been paid in full and any Reimbursement Amount owed to the related Certificate Insurer has been paid, these rights will terminate.

Optional Termination

The entity identified in the related term sheet (the “Optional Termination Holder“) will have the right to purchase all remaining mortgage loans and REO properties in the related loan group or portion of the trust fund, as indicated in the related term sheet, and thereby effect early retirement of all of the related certificates on any distribution date (unless otherwise stated to the contrary with respect to any residual certificates in the related pooling and servicing agreement) after the aggregate Stated Principal Balance of the mortgage loans, and properties acquired in respect thereof, remaining in the related portion of the trust has been reduced to less than the percentage specified in the related term sheet of the aggregate Stated Principal Balance of the related mortgage loans as of the cut-off date. We refer to such date as the related optional termination date. In the event that the Optional Termination Holder exercises such option it will effect such repurchase at a price equal to the sum of

•	100% of the Stated Principal Balance of each related mortgage loan, other than in respect of REO Property, plus accrued interest thereon at the applicable mortgage rate,

•	the appraised value of any REO property, up to the Stated Principal Balance of the related mortgage loan, and

•
any related unreimbursed out-of-pocket costs and expenses of the trustee, the servicers or the master servicer and the principal portion of any unreimbursed advances previously incurred by the servicers or the master servicer, as the case may be, in the performance of their respective servicing obligations, and any Reimbursement Amount due to the Certificate Insurer, if any.

Proceeds from such purchases will be distributed to the related certificateholders in the priority described above in “Description of the Certificates”. In the event that the purchase price to be paid by the Optional Termination Holder is based in part on the appraised value of any REO property and such appraised value is less than the Stated Principal Balance of the related mortgage loan, the proceeds may not be sufficient to distribute the full amount to which each class of related certificates is entitled. In such event, the amount of the difference between the appraised value of such REO property and the Stated Principal Balance of the related mortgage loan will constitute a Realized Loss which will be allocated to the related offered certificates as described under “Description of the Certificates — Allocation of Losses”. Any purchase of the related mortgage loans and related REO properties will result in an early retirement of the related certificates.

Transfer of Master Servicing

The master servicer may sell and assign its rights and delegate its duties and obligations in its entirety as master servicer under the pooling and servicing agreement; provided, however: (i) the purchaser or transferee accepting such assignment and delegation (a) will be a person which will be qualified to service mortgage loans for Fannie Mae or Freddie Mac notwithstanding that the master servicer need not be so qualified; (b) will have a net worth of not less than $10,000,000 (unless otherwise approved by each rating agency pursuant to clause (ii) below); (c) will be reasonably satisfactory to the trustee (as evidenced in a writing signed by the trustee); and (d) will execute and deliver to the trustee an agreement, in form and substance reasonably satisfactory to the trustee, which contains an assumption by such person of the due and punctual performance and observance of each covenant and condition to be performed or observed by it as master servicer under the pooling and servicing agreement, any custodial agreement from and after the effective date of such agreement; (ii) each rating agency will be given prior written notice of the identity of the proposed successor to the master servicer and each rating agency’s rating of the certificates in effect immediately prior to such assignment, sale and delegation will not be downgraded, qualified or withdrawn as a result of such assignment, sale and delegation, as evidenced by a letter to such effect delivered to the master servicer and the trustee (at the expense of the master servicer); and (iii) the master servicer assigning and selling the master servicing will deliver to the trustee an officer’s certificate and an opinion of counsel addressed to the trustee, each stating that all conditions precedent to such action under the pooling and servicing agreement have been completed and such action is permitted by and complies with the terms of the pooling and servicing agreement. No such assignment or delegation will affect any liability of the master servicer arising prior to the effective date thereof.

Optional Purchase of Certain Loans

In addition to the procedures set forth under the heading “The Master Servicer and the Servicers—Realization Upon Defaulted Loans” in this term sheet supplement, the related servicer may also, in their discretion, as an alternative to foreclosure, sell defaulted mortgage loans at fair market value to third parties, if the related servicer reasonably believes that such sale would maximize proceeds to the certificateholders in the aggregate (on a present value basis) with respect to that mortgage loan.

Special Foreclosure Rights

The related servicer will not commence foreclosure proceedings with respect to a mortgage loan unless (i) no later than five business days prior to such commencement, it notifies the Master Servicer of its intention to do so, and (ii) the holder of the most junior class of Subordinate Certificates (the “Controlling Class Holder”), either directly or through the Master Servicer, does not, within such period, affirmatively object to such action. If the Controlling Class Holder timely and affirmatively objects to such action, then it will instruct the Master Servicer to hire three appraisal firms identified in the related Servicing Agreement to compute the fair value of the mortgaged property relating to the mortgage loan utilizing the Fannie Mae Form 2055 Exterior-Only Inspection Residential Appraisal Report (each such appraisal firm computation, a “Fair Value Price”), in each case no later than 30 days from the date of the Controlling Class Holder’s objection. The Controlling Class Holder will, no later than 5 days after the expiration of such 30-day period, purchase such mortgage loan for an amount equal to the lesser of (i) the unpaid principal balance of the mortgage loan and (ii) the average of the three Fair Value Prices.

In the event that the related servicer determines not to proceed with foreclosure proceedings with respect to a mortgage loan that is 60 days’ or more delinquent, prior to taking any action with respect to such mortgage loan the related servicer must promptly provide the Master Servicer with notice of such determination and a description of such other action as it intends to take with respect to such mortgage loan. The related servicer is not permitted to proceed with any such action unless the Controlling Class Holder, either directly or through the Master Servicer, does not, within five business days following such notice, affirmatively object to the related servicer taking such action.

Notwithstanding anything in this term sheet supplement to the contrary, the Controlling Class Holder shall not be entitled to any of its rights described in this term sheet supplement with respect to a mortgage loan following its failure to purchase such mortgage loan (at the price set forth above) during the time frame set forth in the related Servicing Agreement following its objection to the related servicer action.

Events of Default

Events of default under the pooling and servicing agreement include:

•
any failure by the master servicer to remit to the trustee any amount received or collected by it with respect to the mortgage loans, and any advance required to be made by the master servicer under the terms of the pooling and servicing agreement, which continues unremedied for one business day after written notice of such failure shall have been given to the master servicer by the trustee or the depositor, or to the master servicer and the trustee by the holders of certificates evidencing not less than 25% of the voting rights evidenced by the certificates;

•
any failure by the master servicer to observe or perform in any material respect any other of its covenants or agreements, or any breach of a representation or warranty made by the master servicer, in the pooling and servicing agreement, which continues unremedied for 60 days after the giving of written notice of such failure to the master servicer by the trustee or the depositor, or to the master servicer and the trustee by the holders of certificates evidencing not less than 25% of the voting rights evidenced by the certificates; or

•
insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

Rights Upon Event of Default

So long as an event of default under the pooling and servicing agreement remains unremedied, the trustee shall, but only upon the receipt of written instructions from the holders of certificates having not less than 25% of the voting rights evidenced by the certificates, terminate all of the rights and obligations of the master servicer under the pooling and servicing agreement and in and to the mortgage loans, whereupon the trustee shall automatically succeed, after a transition period not exceeding 90 days, to all of the responsibilities and duties of the master servicer under the pooling and servicing agreement; provided, however, the trustee shall have no obligation whatsoever with respect to any liability incurred by the master servicer at or prior to the time of receipt by the master servicer of such notice of termination. As compensation therefor, the trustee shall be entitled to all compensation which the master servicer would have been entitled to retain if the master servicer had continued to act as such, except for those amounts due the master servicer as reimbursement for advances previously made or expenses previously incurred. Notwithstanding the above, the trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution which is a Fannie Mae or Freddie Mac approved servicer (with the prior written consent of the Certificate Insurer, if any, which consent shall not be unreasonably withheld) as the successor to the master servicer under the pooling and servicing agreement in the assumption of all or any part of the responsibilities, duties or liabilities of the master servicer under the pooling and servicing agreement. Pending appointment of a successor to the master servicer under the pooling and servicing agreement, the trustee shall act in such capacity as provided under the pooling and servicing agreement. In connection with such appointment and assumption, the trustee may make such arrangements for the compensation of such successor out of payments on mortgage loans as it and such successor shall agree; provided, however, no such compensation shall be in excess of that permitted the master servicer as provided above. No assurance can be given that termination of the rights and obligations of the master servicer under the pooling and servicing agreement would not adversely affect the servicing of the mortgage loans, including the delinquency experience of the mortgage loans. The costs and expenses of the trustee in connection with the termination of the master servicer, appointment of a successor master servicer and the transfer of servicing, if applicable, to the extent not paid by the terminated master servicer, will be paid by the trust fund.

No certificateholder, solely by virtue of such holder’s status as a certificateholder, or the Certificate Insurer, if any, will have any right under the pooling and servicing agreement to institute any proceeding with respect thereto, unless such holder or the Certificate Insurer, if any, previously has given to the trustee written notice of the continuation of an event of default and unless the holders of certificates having not less than 25% of the voting rights evidenced by the certificates or such Certificate Insurer, has made written request to the trustee to institute such proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity and the trustee for 60 days has neglected or refused to institute any such proceeding.

The Trustee, Securities Administrator and Custodian

Information regarding the trustee, the securities administrator and any custodian are identified in related term sheet and in Schedule III of this term sheet supplement.

THE CERTIFICATE INSURER

The Certificate Insurer, if any, is identified in the related term sheet and in Schedule IV attached to this term sheet supplement.

THE CERTIFICATE POLICY

The terms of the Certificate Policy, if any, are identified in the related term sheet and in Schedule IV attached to this term sheet supplement.

YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

General

The yield to maturity on, and weighted average life of, each class of offered certificates (other than the residual certificates) will be primarily affected by the rate, amount and timing of principal payments on the related mortgage loans, including prepayments, the allocation of principal payments on the mortgage loans to the related class of offered certificates (other than the residual certificates) or among the related classes of offered certificates (other than the residual certificates), Realized Losses, Net Deferred Interest, if any, on the related mortgage loans and interest shortfalls on the related mortgage loans and the Pass-Through Rates on such certificates. The actual rate of principal prepayments on pools of mortgage loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ among pools of mortgage loans at any time because of specific factors relating to the mortgage loans in the particular pool, including, among other things, the age of the mortgage loans, the geographic locations of the properties securing the loans, the extent of the mortgagors’ equity in such properties, and changes in the mortgagors’ housing needs, job transfers and employment status. The rate of principal prepayments may also be affected by whether the mortgage loans impose prepayment penalties. Some of the mortgage loans may have provided for the payment by the borrower of a prepayment charge on voluntary prepayments typically made within up to three years from the date of the execution of the related mortgage note. These penalties, if still applicable and if enforced by the related servicer would typically discourage prepayments on the mortgage loans. The holders of the class of certificates specified in the related term sheet or the party identified in the pooling and servicing agreement will be entitled to all prepayment charges, if any, received on the mortgage loans, and these amounts will not be available for distribution on the other classes of certificates. However, there can be no assurance that the prepayment charges will have any effect on the prepayment performance of the mortgage loans. Investors should conduct their own analysis of the effect, if any, that the prepayment charges may have on the prepayment performance of the mortgage loans.

The timing of changes in the rate of prepayments may significantly affect the actual yield to investors who purchase the offered certificates at prices other than par, even if the average rate of principal prepayments is consistent with the expectations of investors. In general, the earlier the payment of principal of the mortgage loans the greater the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal prepayments occurring at a rate higher or lower than the rate anticipated by the investor during the period immediately following the issuance of the offered certificates may not be offset by a subsequent like reduction or increase in the rate of principal prepayments.

Certain of the mortgage loans were underwritten generally in accordance with underwriting standards which are primarily intended to provide for single family “non-conforming” mortgage loans. A “nonconforming” mortgage loan means a mortgage loan which is ineligible for purchase by Fannie Mae or Freddie Mac due to either credit characteristics of the related mortgagor or documentation standards in connection with the underwriting of the related mortgage loan that do not meet the Fannie Mae or Freddie Mac underwriting guidelines for “A” credit mortgagors. These documentation standards may include mortgagors who provide limited or no documentation in connection with the underwriting of the related mortgage loan. Accordingly, mortgage loans underwritten under the sponsor’s non-conforming credit underwriting standards are likely to experience rates of delinquency, foreclosure and loss that are higher, and may be substantially higher, than mortgage loans originated in accordance with the Fannie Mae or Freddie Mac underwriting guidelines. Any resulting losses, to the extent not covered by credit enhancement, may affect the yield to maturity of the offered certificates.

Although interest rates on the negative amortizations loans will increase (subject to a maximum interest rate) or decrease as the Index changes (following an initial fixed-rate period, if applicable), the monthly payments on the mortgage loans generally will adjust only once a year. As a result, an increase or decrease in the related Index will cause the amortization of the negative amortizations loans to decelerate or accelerate, thereby causing a corresponding change in the amortization of the related certificates. In the event that an increase in the related Index causes the interest due on such negative amortizations loan for a given month to exceed the current minimum monthly payment for that mortgage loan for that month, the amount by which such increased interest amount exceeds such minimum monthly payment will be added to the outstanding principal balance of that mortgage loan as Deferred Interest. In addition, because the initial minimum monthly payment on such negative amortizations loan is set based on its initial fixed interest rate rather than on the sum of the related margin and the then-current related Index, it is likely that, during at least the first year of such mortgage loan, the minimum monthly payment on such mortgage loans will be less than the interest due on that mortgage loan. If a mortgagor only pays the minimum monthly payment due on a negative amortizations loan, then there will likely be negative amortization on such mortgage loan until (A) the fifth anniversary of the first due date with respect to such mortgage loan, (B) every fifth payment adjustment date thereafter, and, if stated in the related mortgage note, (C) the last payment adjustment date prior to the related mortgage loan’s scheduled maturity date or (D) the unpaid principal balance on such mortgage loan exceeds 110% or 115%, as the case may be, of the original principal balance of such mortgage loan (due to Deferred Interest being added to the principal balance of such mortgage loan), when, in each such instance, the minimum monthly payment on such mortgage loan will be reset to a fully amortizing amount.

The weighted average life and yield to maturity of each class of offered certificates in an OC Transaction will also be influenced by the amount of Excess Spread generated by the mortgage loans in the related loan group and applied in reduction of the Certificate Principal Balances of such certificates. The level of Excess Spread available on any distribution date to be applied in reduction of the Certificate Principal Balance of the related offered certificates will be influenced by, among other factors,

•
the overcollateralization level of the assets in the related loan group at such time, i.e., the extent to which interest on the related mortgage loans is accruing on a higher Stated Principal Balance than the Certificate Principal Balance of the related senior certificates and subordinate certificates;

•	the delinquency and default experience of the mortgage loans in the related loan group, and

•
the provisions of the pooling and servicing agreement that permit principal collections to be distributed to the related Class C Certificates and residual certificates, in each case as provided in the pooling and servicing agreement when the required overcollateralization level for the related loan group has been met.

To the extent that greater amounts of Excess Spread are distributed in reduction of the Certificate Principal Balance of a class of offered certificates, the weighted average life thereof can be expected to shorten. No assurance, however, can be given as to the amount of Excess Spread to be distributed at any time or in the aggregate.

We refer you to “Description of the Certificates — Distributions on the Certificates in an OC Transaction—Excess Spread and Overcollateralization Provisions” in this term sheet supplement.

The yields to maturity of the offered certificates and, in particular the subordinate certificates, in the order of payment priority, will be progressively more sensitive to the rate, timing and severity of Realized Losses on the related mortgage loans. If a Realized Loss for the related loan group is allocated to a related class of subordinate certificates, that class will thereafter accrue interest on a reduced Certificate Principal Balance.

As described under “Description of the Certificates—Allocation of Losses”, amounts otherwise distributable to holders of the subordinate certificates in a Shifting Interest Transaction may be made available to protect the holders of the related senior certificates against interruptions in distributions due to mortgagor delinquencies, to the extent not covered by monthly advances, and amounts otherwise distributable to holders of the related subordinate certificates with a lower payment priority may be made available to protect the holders of related subordinate certificates with a higher payment priority against interruptions in distributions. Delinquencies on the mortgage loans may affect the yield to investors on the related subordinate certificates, and, even if subsequently cured, will affect the timing of the receipt of distributions by the holders of the related subordinate certificates. In addition, a larger than expected rate of delinquencies or losses on the mortgage loans will affect the rate of principal payments on each class of related subordinate certificates if it delays the scheduled reduction of the related Senior Prepayment Percentage, triggers an increase of such Senior Prepayment Percentage to 100% or triggers a lockout of one or more classes of related subordinate certificates from distributions of portions of the related Subordinate Optimal Principal Amount. See “Description of the Certificates—Distributions on the Certificates in a Shifting Interest Transaction” and “—Distributions on the Subordinate Certificates in a Shifting Interest Transaction” in this term sheet supplement.

Yield Considerations for Specific Classes

Retail Certificates and Retail Lottery Certificates. Some of the offered certificates may receive a portion of principal payments after some of the other classes of certificates have received principal payments. Therefore, an investor’s yield such certificates will be sensitive to the rate and timing of those distributions and such certificates would not be an appropriate investment for any investor requiring a distribution of a particular amount of principal or interest on a specific date or dates.

IN ADDITION TO THE CONSIDERATIONS DESCRIBED ABOVE, INVESTORS IN SUCH CERTIFICATES SHOULD BE AWARE THAT THOSE CERTIFICATES MAY NOT BE AN APPROPRIATE INVESTMENT FOR ALL PROSPECTIVE INVESTORS.

Retail Lottery Certificates. Payments of principal on certain classes of certificates as identified in the related term sheet may be allocated according to a random lot procedure. See “Description of the Certificates — Principal Distributions on the Retail Lottery Certificates” in this term sheet supplement. Therefore it is highly uncertain that payments will be made to any investor in those certificates on the date desired by that investor.

Lockout Certificates. Investors should be aware that the Lockout Certificates may not receive any principal payments on the related mortgage loans prior to the distribution date specified in the term sheet unless certain conditions are met. As a result, the weighted average life of each class of Lockout Certificates will be longer than would otherwise be the case, and the effect on the market value of this class of certificates due to changes in market interest rates or market yields for similar securities may be greater than for the other senior certificates that are entitled to payments of both principal and interest.

Scheduled Certificates. Based on certain structuring assumptions described in this term sheet supplement, some classes of certificates as identified in the term sheet, are structured so that their principal payments in the aggregate will be made in accordance with the schedule identified in the table attached to the term sheet but only if the mortgage loans prepay at a constant rate within a specified range. If prepayments occur at a rate slower than that range, the weighted average life of that class of certificates may be extended. On the other hand, if prepayments occur at a rate faster than that range, the weighted average life of that class of certificates may be reduced.

Based on certain structuring assumptions described in this term sheet supplement, some classes of certificates as identified in the term sheet, are structured so that their principal payments in the aggregate will be made in accordance with the schedule identified in the table attached to the term sheet but only if the mortgage loans prepay at a constant specified rate of the prepayment assumption. If prepayments occur at a rate slower than that rate, the weighted average life of that class of certificates may be extended. On the other hand, if prepayments occur at a rate faster than that rate, the weighted average life of that class of certificates may be reduced.

Accrual Certificates and Accretion Directed Certificates. On or prior to the related Accretion Termination Date, the Accretion Directed Certificates, as and to the extent described in the related term sheet, will receive as monthly principal distributions the related Accrual Distribution Amount. On or prior to the related Accretion Termination Date, interest shortfalls allocated to the Accrual Certificates will reduce the amount added to the Certificate Principal Balance of those certificates relating to interest accrued thereon and will result in a corresponding reduction of the amount available for distributions relating to principal on the related Accretion Directed Certificates. Furthermore, because these interest shortfalls will result in the Certificate Principal Balance of the Accrual Certificates being less than it would otherwise be, the amount of interest that will accrue in the future on the Accrual Certificates and be available for distributions relating to principal on the related Accretion Directed Certificates will be reduced. Accordingly, the weighted average lives of such Accretion Directed Certificates would be extended.

In addition, investors in the Accrual Certificates should be aware that the related Accretion Termination Date may be later, or earlier, than otherwise assumed if prepayments occur slower, or faster, than anticipated. Investors in the Accrual Certificates should also be aware that the related Accretion Termination Date could be different from that assumed at the time of purchase.

Because the Accrual Certificates are not entitled to receive any distributions of interest, other than as described in this term sheet supplement, until the occurrence of the related Accretion Termination Date, those certificates will likely experience greater price and yield volatility than would mortgage pass-through certificates that are otherwise similar but which are entitled to current distributions of interest. Investors should consider whether this volatility is suitable to their investment needs.

Subordinate Certificates. In a Shifting Interest Transaction, if the Certificate Principal Balance of the subordinate certificates with the lowest payment priority has been reduced to zero, the yield to maturity on the subordinate certificates with the next highest payment priority will become extremely sensitive to losses on the related mortgage loans (and the timing thereof) that are covered by subordination, because the entire amount of losses on such mortgage loans will be allocated to such class of subordinate certificates. Investors in the subordinate certificates should fully consider the risk that Realized Losses on the mortgage loans could result in the failure of these investors to fully recover their investments.

Prepayment Considerations

The extent to which the yield to maturity of an offered certificate may vary from the anticipated yield will depend upon the degree to which it is purchased at a discount or premium and, correspondingly, the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the related mortgage loans. In particular, in the case of an offered certificate purchased at a discount, an investor should consider the risk that a slower than anticipated rate of principal payments, liquidations and purchases of the related mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of an offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments, liquidations and purchases of such related mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield.

The effective yield to the holders of those classes of certificates that have an interest accrual period equal to the calendar month prior to the related distribution date will be lower than the yield otherwise produced by the applicable rate at which interest is passed through to such holders and the purchase price of such certificates because monthly distributions will not be payable to such holders until the 25th day or, if such day is not a business day, the following business day, of the month following the month in which interest accrues on the related mortgage loans, without any additional distribution of interest or earnings thereon in respect of such delay.

In general, if prevailing interest rates fall significantly below the interest rates on the mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the interest rates on the mortgage loans. Conversely, if prevailing interest rates rise appreciably above the interest rates on the mortgage loans, the mortgage loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below the interest rates on such mortgage loans.

Because the interest rate on each negative amortization loan adjusts monthly (after any initial fixed period) and the minimum monthly payment on each negative amortization loan adjusts annually, the portion of the monthly payment that will be applied to reduce the principal balance of a negative amortization loan may vary.

The negative amortization feature of the negative amortization loans may affect the yield on the related classes of certificates. As a result of the negative amortization of such mortgage loans, the outstanding principal balance of the negative amortization loans will increase by the amount of Deferred Interest on the related mortgage loans. During periods in which the outstanding principal balance of a negative amortization loan is increasing due to the addition of Deferred Interest, the increasing principal balance of such mortgage loan may approach or exceed the value of the related mortgaged property, thus increasing both the likelihood of defaults on such mortgage loan and the risk of loss on any such mortgage loan that is required to be liquidated. Furthermore, each such negative amortization loan provides for the payment of any remaining unamortized principal balance of such mortgage loan (due to the addition of Deferred Interest, if any, to the principal balance of such mortgage loan) in a single payment at the maturity of such mortgage loan. Because the related mortgagors may be so required to make a larger single payment upon maturity, it is possible that the default risk associated with the negative amortization loans is greater than that associated with fully amortizing mortgage loans. The rate of Net Deferred Interest on the mortgage loans will also affect the rate of principal distributions on the related certificates because scheduled and unscheduled principal collections on such mortgage loans will be applied to cover Net Deferred Interest on the related mortgage loans.

The “final scheduled distribution date” for each class of offered certificates in any OC Structure Transaction is the date specified in the related term sheet, which is the distribution date in the month following the latest maturing mortgage loan in the related loan group. The actual final distribution date with respect to each class of offered certificates could occur significantly earlier than its final scheduled distribution date because

•	prepayments are likely to occur which will be applied to the payment of the Certificate Principal Balances thereof,

•	Excess Spread in respect of each loan group to the extent available will be applied as an accelerated payment of principal on the related offered certificates to the extent described herein and

•	the related Optional Termination Holder may exercise its option to repurchase all the mortgage loans in the related loan group as described under “Optional Termination” herein.

The “final scheduled distribution date” for each class of offered certificates in any Shifting Interest Transaction is the distribution date specified in the related term sheet, which are the distribution dates in the month following the latest maturing mortgage loan in the related loan groups. The actual final distribution date with respect to each class of offered certificates could occur significantly earlier than its final scheduled distribution date because

•	prepayments are likely to occur which will be applied to the payment of the Certificate Principal Balances thereof, and

•	the Optional Termination Holder may exercise its option to repurchase all the mortgage loans in the related loan group as described under “Optional Termination” in this term sheet supplement.

If any mortgage loans having 40-year original terms to maturity are included in the trust fund, it is intended that the amounts deposited in the Final Maturity Reserve Account will be sufficient to reduce the aggregate certificate principal balance of the offered certificates to zero on the final scheduled distribution date, even though the outstanding principal balance of the mortgage loans having 40-year original terms to maturity have not been reduced to zero on the final scheduled distribution date.

Prepayments on the mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this term sheet supplement, which we refer to as the Prepayment Assumption, is a prepayment assumption which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans similar to the mortgage loans for the life of such mortgage loans.

There is no assurance, however, prepayments on the mortgage loans will conform to any level of the Prepayment Assumption, and no representation is made that the mortgage loans will prepay at the prepayment rates shown or any other prepayment rate. The rate of principal payments on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates. Other factors affecting prepayment of mortgage loans include changes in obligors’ housing needs, job transfers and unemployment. In the case of mortgage loans in general, if prevailing interest rates fall significantly below the interest rates on such mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the rates borne by such mortgage loans. Conversely, if prevailing interest rates rise above the interest rates on such mortgage loans, the rate of prepayment would be expected to decrease.

Any computational materials provided to you are based on the following structuring assumptions:

•	the mortgage loans prepay at the indicated percentages of the prepayment assumption;

•
distributions on the offered certificates are received, in cash, on the 25th day of each month, commencing in the month after the month in which the cut-off date occurs, in accordance with the payment priorities defined herein;

•	no defaults or delinquencies in, or modifications, waivers or amendments respecting, the payment by the mortgagors of principal and interest on the related mortgage loans occur;

•
scheduled payments are assumed to be received on the first day of each month commencing in the month after the month in which the cut-off date occurs, there are no shortfalls in the payment of interest to related certificateholders and prepayments represent payment in full of individual mortgage loans and are assumed to be received on the last day of the Prepayment Period, commencing in the month in which the cut-off date occurs, and include 30 days, interest thereon;

•	the level of One-Month LIBOR remains constant at current levels as of a specified date reasonably contemporaneous with the offering;

•	the closing date for the certificates is the date specified in the term sheet;

•	any class entitled to only prepayment charges has a Certificate Principal Balance equal to zero; and

•	the Optional Termination Holder does not exercise its right to purchase the related assets of the trust fund on the related optional termination date.

LIBOR Certificate Yield Considerations

The yields to investors on the LIBOR Certificates will be sensitive to fluctuations in the level of LIBOR. The pass-through rate on some of the certificates will vary with LIBOR and the pass-through rate on some of the other certificates will vary inversely with LIBOR. The pass-through rates on the LIBOR Certificates are subject to maximum and minimum pass-through rates, and are therefore limited despite changes in LIBOR in some circumstances. Changes in the level of LIBOR may not correlate with changes in prevailing mortgage interest rates or changes in other indices. It is possible that lower prevailing mortgage interest rates, which might be expected to result in faster prepayments, could occur concurrently with an increased level of LIBOR. Investors in the LIBOR Certificates should also fully consider the effect on the yields on those certificates of changes in the level of LIBOR.

It is highly unlikely that the mortgage loans will prepay at a constant level of the Prepayment Assumption until maturity, that all of the mortgage loans will prepay at the same rate, or that the level of LIBOR will remain constant. The timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to an investor, even if the average rate of principal prepayments is consistent with an investor’s expectation. In general, the earlier the payment of principal of the mortgage loans, the greater the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal prepayments occurring at a rate higher or lower than the rate anticipated by the investor during the period immediately following the issuance of the certificates will not be equally offset by a subsequent like reduction or increase in the rate of principal prepayments.

The yield to maturity on the LIBOR Certificates will be extremely sensitive to both the timing of receipt of prepayments and the overall rate of principal prepayments and defaults on the related mortgage loans, which rates may fluctuate significantly over time, because the notional amount of some classes of LIBOR Certificates that are Interest Only Certificates are equal to the Certificate Principal Balances of classes of certificates identified in the related term sheet. Investors in such LIBOR Certificates should fully consider the risk that a rapid rate of prepayments on the mortgage loans could result in the failure of such investors to fully recover their investments.

Principal Only Certificate Yield Considerations

Some of the offered certificates and the Class PO Certificates will be “principal only” certificates, which will not bear interest and will be offered at a substantial discount to their original principal amounts. Rates of principal payments (including prepayments) will have a material negative effect on the yield to investors in the principal only and Class PO Certificates.

Interest Only Certificate Yield Considerations

The yield to maturity on some offered certificates which are “interest only” certificates will be extremely sensitive to both the timing of receipt of prepayments and the overall rate of principal prepayments and defaults on the related mortgage loans, which rates may fluctuate significantly over time, because the notional amount of some of the Interest Only Certificates may be equal to the Certificate Principal Balance of another class or classes of offered certificates or equal to the aggregate Stated Principal Balance of the mortgage loans in a loan group or subgroup, as applicable, that have Net Mortgage Rates greater than the per annum rate as described in the related term sheet.

For additional considerations relating to the yield on the Offered Certificates, see “Yield Considerations” in the prospectus.

Additional Yield Considerations Applicable Solely To The Class R Certificates

The certificateholders’ after-tax rate of return on their Class R Certificates will reflect their pre-tax rate of return, reduced by the taxes required to be paid with respect to the Class R Certificates. Holders of residual certificates will have tax liabilities with respect to their Class R Certificates during the early years of the REMICs’ term that substantially exceed any distributions payable thereon during or prior to any such period. In addition, holders of Class R Certificates will have tax liabilities with respect to their Class R Certificates, the present value of which substantially exceeds the present value of distributions payable thereon and of any tax benefits that may arise with respect thereto. Accordingly, the after-tax rate of return on the Class R Certificates may be negative or may otherwise be significantly adversely affected. The timing and amount of taxable income attributable to the Class R Certificates will depend on, among other things, the timing and amounts of prepayments and losses experienced with respect to the mortgage pool.

Holders of Class R Certificates should consult their own tax advisors as to the effect of taxes and the receipt of any payments made to these holders in connection with the transfer of the Class R Certificates on after-tax rates of return on the Class R Certificates. See “Federal Income Tax Consequences” in this term sheet supplement and in the prospectus.

Additional Information

The depositor intends to file certain additional yield tables and other computational materials with respect to the certificates with the Securities and Exchange Commission in a report on Form 8-K. Such tables and materials were prepared by the underwriters at the request of certain prospective investors, based on assumptions provided by, and satisfying the special requirements of, such prospective investors. Such tables and assumptions may be based on assumptions that differ from the modeling assumptions. Accordingly, such tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.

USE OF PROCEEDS

The depositor will apply the net proceeds of the sale of the offered certificates against the purchase price of the mortgage loans.

FEDERAL INCOME TAX CONSEQUENCES

The pooling and servicing agreement will provide that multiple REMIC elections will be made with respect to the assets in the trust fund, creating a tiered REMIC structure.

Upon the issuance of the offered certificates, Thacher Proffitt & Wood llp (“Tax Counsel“) will deliver its opinion generally to the effect that, assuming compliance with the pooling and servicing agreement, for federal income tax purposes each REMIC comprising the trust fund will qualify as a REMIC within the meaning of Section 860D of the Internal Revenue Code of 1986, as amended (the “Code“), and the offered certificates, other than the residual certificates, exclusive of any right to receive any Net WAC Rate Carryover Amount or any right to receive, or obligation to pay, any Net WAC Pass-Through Amount, as described in this term sheet supplement, will represent regular interests in a REMIC, and the residual certificates will each represent the sole class of residual interests in a REMIC.

Taxation of Regular Certificates

A holder of an offered certificate, other than a residual certificate, and a non-offered subordinate certificate (each, a “Regular Certificate“) will be treated for federal income tax purposes as owning a regular interest in a REMIC.

Assuming that a Regular Certificate is held as a “capital asset” within the meaning of Section 1221 of the Code, gain or loss on its disposition should generally, subject to the limitation described below and, if applicable, subject to the discussion below under “—Special Tax Considerations Applicable to Regular Certificates in an OC Transaction,” be capital gain or loss. Gain will be treated as ordinary income, however, to the extent such gain does not exceed the excess, if any, of (x) the amount that would have been includable in the holder’s gross income with respect to the Regular Certificate had income thereon accrued at a rate equal to 110% of the applicable federal rate as defined in Section 1274(d) of the Code determined as of the date of purchase of the Regular Certificate over (y) the amount actually included in such holder’s income with respect to the Regular Certificate.

Interest on a Regular Certificate must be included in income by a holder under the accrual method of accounting, regardless of the holder’s regular method of accounting. In addition, some or all of the Regular Certificates may be issued with original issue discount, known as OID. We refer you to“Federal Income Tax Consequences” in the prospectus. The prepayment assumption that will be used in determining the accrual of OID, market discount or bond premium, if any, will be a rate equal to 100% of the Prepayment Assumption as described in the related term sheet. No representation is made that the mortgage loans will prepay at such rate or at any other rate. OID must be included in income as it accrues on a constant yield method, regardless of whether the holder receives currently the cash attributable to such OID.

The Internal Revenue Service (the “IRS“) has issued OID regulations under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with OID. Purchasers of the Regular Certificates should be aware that the OID regulations do not adequately address certain issues relevant to, or are not applicable to, prepayable securities such as the Regular Certificates. Because of the uncertainty concerning the application of Section 1272(a)(6) of the Code to the Regular Certificates, the IRS could assert that the Regular Certificates should be treated as issued with, or with a different amount of, OID or should be governed by the rules applicable to debt instruments having contingent payments or by some other method not yet set forth in regulations. Prospective purchasers of the Regular Certificates are advised to consult their tax advisors concerning the tax treatment of such certificates.

If the method of computing OID described in the prospectus results in a negative amount for any period with respect to any holders of Regular Certificates, in particular, the holders of any Interest Only Certificates, the amount of OID allocable to such period would be zero, and such holders will be permitted to offset such amounts only against future OID (if any) from such certificates. Although uncertain, a holder may be permitted to deduct a loss to the extent that his or her remaining basis in such certificates exceeds the maximum amount of future payments to which such holder is entitled, assuming no further prepayments of the related mortgage loans. Although the matter is not free from doubt, any such loss might be treated as a capital loss.

The OID regulations in some circumstances permit the holder of a debt instrument to recognize OID under a method that differs from that of the issuing entity. Accordingly, it is possible that holders of Regular Certificates issued with OID may be able to select a method for recognizing OID that differs from that used in preparing reports to holders and the IRS. Prospective purchasers of Regular Certificates issued with OID are advised to consult their tax advisors concerning the tax treatment of such certificates in this regard.

Some classes of Regular Certificates may be treated for federal income tax purposes as having been issued with a premium. Holders may elect to amortize such premium under a constant yield method in which case such amortizable premium will generally be allocated among the interest payments on such certificates and will be applied as an offset against such interest payments. See “Federal Income Tax Consequences” in the prospectus.

Special Tax Considerations Applicable to Regular Certificates in an OC Transaction

Further to the above, in the case of an OC Transaction, each holder of a Regular Certificate will be deemed to own an undivided beneficial ownership interest in a REMIC regular interest and the right to receive payments from a reserve fund in respect of a Net WAC Rate Carryover Amount.

Any Capped Floater Certificates in an OC Transaction will also represent the obligation to make payments in respect of a Net WAC Pass-Through Amount to a Net WAC Pass-Through Reserve Account, which obligation shall not be an interest in any REMIC but a contractual obligation of the holders of such certificates. Any Capped Inverse Floater Certificates in an OC Transaction will also represent the right to receive payments from the Net WAC Pass-Through Reserve Account in respect of the Net WAC Pass-Through Amount. Neither any reserve fund nor any Net WAC Pass-Through Reserve Account, in each case related to any loan group, will be an asset of any REMIC.

The treatment of amounts received by a holder of a Regular Certificate in respect of the Net WAC Rate Carryover Amount, or of amounts received or paid in respect of the Net WAC Pass-Through Amount, will depend on the portion, if any, of such holder’s purchase price allocable to the rights or obligations with respect thereto. Under the REMIC regulations, each holder of a Regular Certificate must allocate its purchase price for the Regular Certificate among its undivided interest in the related REMIC regular interest and its undivided interest in the right to receive payments in respect of the Net WAC Rate Carryover Amount, its undivided interest in the right to receive payments in respect of the Net WAC Pass-Through Amount and its obligation to make payments in respect of the Net WAC Pass-Through Amount, in accordance with the relative fair market values of each property right or obligation. The securities administrator will, as required, treat any payments made to the holders of Regular Certificates in respect of the Net WAC Rate Carryover Amount, and any payments made by any Capped Floater Certificateholders and received by any Capped Inverse Floater Certificateholders in respect of the Net WAC Pass-Through Amount, as income or expense or loss, as the case may be, based on the regulations relating to notional principal contracts (the “Notional Principal Contract Regulations“). The OID regulations provide that the trust’s allocation of the issue price is binding on all such holders unless the holder explicitly discloses on its tax return that its allocation is different from the trust’s allocation. For tax reporting purposes, the securities administrator may treat the right to receive payments in respect of the Net WAC Rate Carryover Amount, the right to receive payments in respect of the Net WAC Pass-Through Amount and the obligation to make payments in respect of the Net WAC Pass-Through Amount, as having more than a de minimis value. Under the REMIC regulations, the trustee is required to account for the right to receive payments in respect of the Net WAC Rate Carryover Amount, the right to receive payments in respect of the Net WAC Pass-Through Amount and the obligation to make payments in respect of the Net WAC Pass-Through Amount, as discrete property rights or obligations. It is possible that the right to receive payments in respect of the Net WAC Rate Carryover Amount could be treated as a partnership among the holders of the Regular Certificates in an OC Transaction and the related Class C Certificates, and that the right to receive payments in respect of the Net WAC Pass-Through Amount could be treated as a partnership among the holders of the Capped Floater Certificates and the Capped Inverse Floater Certificates in an OC Transaction. In each case, holders of such certificates potentially would be subject to different timing of income and foreign holders of such certificates could be subject to withholding in respect of any related Net WAC Rate Carryover Amount or Net WAC Pass-Through Amount. Holders of the Regular Certificates in an OC Transaction are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of such certificates. Treasury regulations have been promulgated under Section 1275 of the Code generally providing for the integration of a “qualifying debt instrument” with a hedge if the combined cash flows of the components are substantially equivalent to the cash flows on a variable rate debt instrument. However, such regulations specifically disallow integration of debt instruments subject to Section 1272(a)(6) of the Code. Therefore, holders of Regular Certificates in an OC Transaction will be unable to use the integration method provided for under such regulations with respect to those certificates. If the securities administrator’s treatment of payments of the Net WAC Rate Carryover Amount or the Net WAC Pass-Through Amount is respected, ownership of the right to receive or the obligation to make, such payments will entitle the owner to amortize the price paid therefore, or deemed to be received, as applicable, under the Notional Principal Contract Regulations.

Upon the sale of a Regular Certificate in an OC Transaction, the amount of the sales price allocated to the selling certificateholder’s right to receive, or obligation to make, any payments in respect of the Net WAC Rate Carryover Amount or the Net WAC Pass-Through Amount would be considered a “termination payment” under the Notional Principal Contract Regulations allocable to the related Regular Certificate. A holder of a Regular Certificate will have gain or loss from such a termination of the right to receive payments in respect of the Net WAC Rate Carryover Amount or the Net WAC Pass-Through Amount in an amount equal to (i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any amount paid (or deemed paid) by the certificateholder upon entering into or acquiring its interest in the right to receive such payments, and such gain or loss generally will be treated as capital gain or loss. Although not entirely clear, a holder of a Regular Certificate would likely have gain or loss from such a termination of the obligation to make payments in respect of the Net WAC Pass-Through Amount in an amount equal to (i) any termination payment it paid or is deemed to have paid in connection with such termination minus (ii) the unamortized portion of any amount received (or deemed received) by the holder upon entering into or assuming its obligation to make such payments, and such gain or loss may be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Section 582(c) of the Code likely would not apply to treat any gain or loss attributable to the foregoing termination event as ordinary.

Prohibited Transactions Tax and Other Taxes

The Code imposes a tax on REMICs equal to 100% of the net income derived from “prohibited transactions,” called the “Prohibited Transactions Tax.” In general, subject to certain specified exceptions, a prohibited transaction means the disposition of a mortgage loan, the receipt of income from a source other than a mortgage loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the certificates. It is not anticipated that any REMIC comprising the trust fund will engage in any prohibited transactions in which it would recognize a material amount of net income.

In addition, certain contributions to a trust fund that makes REMIC elections made after the day on which such trust fund issues all of its interests could result in the imposition of a tax on the trust fund equal to 100% of the value of the contributed property, called the “Contributions Tax.” None of the REMICs comprising the trust fund will accept contributions that would subject it to such tax.

In addition, a trust fund that makes REMIC elections may also be subject to federal income tax at the highest corporate rate on “net income from foreclosure property,” determined by reference to the rules applicable to real estate investment trusts. “Net income from foreclosure property” generally means gain from the sale of a foreclosure property held as inventory.

Where any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC arises out of a breach of the master servicer’s, securities administrator’s or the trustee’s obligations, as the case may be, under the pooling and servicing agreement or in respect of compliance with then applicable law, such tax will be borne by the master servicer, securities administrator or trustee, in either case, out of its own funds. In the event that the master servicer, securities administrator or the trustee, as the case may be, fails to pay or is not required to pay any such tax as provided above, such tax will be paid by the relevant REMIC within the trust fund with amounts otherwise distributable to the holders of certificates adjusted in the manner provided in the pooling and servicing agreement.

Status of the Regular Certificates

With respect to the Regular Certificates in an OC Transaction, this paragraph is relevant to such certificates exclusive of any rights of the holders of such certificates to receive payments in respect of the Net WAC Rate Carryover Amount, or any right to receive, or obligation to pay, the Net WAC Pass-Through Amount, as described in this term sheet supplement. The Regular Certificates will be treated as “qualified mortgages” within the meaning of Section 860G(a)(3) of the Code, as assets described in Section 7701(a)(19)(C) of the Code and as “real estate assets” under Section 856(c)(5)(B) of the Code, generally, in the same proportion that the assets of the trust fund would be so treated. In addition, to the extent a Regular Certificate represents real estate assets under Section 856(c)(5)(B) of the Code, the interest derived from that Regular Certificate would be interest on obligations secured by interests in real property for purposes of Section 856(c)(3) of the Code. However, the right of each Regular Certificate in an OC Transaction to receive payments in respect of the Net WAC Rate Carryover Amount, or the right to receive, or obligation to pay, any Net WAC Pass-Through Amount, as applicable, will not qualify as an asset described in Section 7701(a)(19)(C) of the Code, as a real estate asset under Section 856(c)(5)(B) of the Code or as a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code. As a result, the Regular Certificates in an OC Transaction may not be suitable investments for a REMIC, a real estate investment trust or an entity intending to qualify under Section 7701(a)(19)(C) of the Code.

Special Tax Considerations Applicable to Residual Certificates

The IRS has issued REMIC regulations under the provisions of the Code that significantly affect holders of residual certificates. The REMIC regulations impose restrictions on the transfer or acquisition of some residual interests, including the residual certificates. The pooling and servicing agreement will include special provisions regarding the transfer of residual certificates to ensure that any transferee of a residual certificate is not a disqualified organization, is not acquiring the residual certificate on behalf of a disqualified organization and will maintain that status and will obtain similar assurances from any person to whom the transferee shall subsequently transfer a residual certificate, and that any transfer of a residual certificate to a disqualified organization shall be null and void. In addition, the pooling and servicing agreement will contain provisions prohibiting the transfer of residual certificates to non-United States persons.

The REMIC regulations also provide that a transfer to a United States person of “noneconomic” residual interests will be disregarded for all federal income tax purposes, and that the purported transferor of “noneconomic” residual interests will continue to remain liable for any taxes due with respect to the income on the residual interests, unless “no significant purpose of the transfer was to impede the assessment or collection of tax.” Based on the REMIC regulations, the residual certificates may constitute noneconomic residual interests during some or all of their terms for purposes of the REMIC regulations, and, accordingly, unless no significant purpose of a transfer is to impede the assessment or collection of tax, transfers of the residual certificates may be disregarded and purported transferors may remain liable for any taxes due relating to the income on the residual certificates.

The IRS has issued final REMIC regulations that add to the conditions necessary to assure that a transfer of a noneconomic residual interest would be respected. The additional conditions require that, in order to qualify as a safe harbor transfer of a residual interest, the transferee represent that it will not cause the income “to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer” and either (i) the amount received by the transferee be no less on a present value basis than the present value of the net tax detriment attributable to holding the residual interest reduced by the present value of the projected payments to be received on the residual interest or (ii) the transfer is to a domestic taxable corporation with specified large amounts of gross and net assets and that meets certain other requirements where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for the same safe harbor provision. Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility.

The residual certificateholders may be required to report an amount of taxable income with respect to the earlier accrual periods of the term of each REMIC that significantly exceeds the amount of cash distributions received by the residual certificateholders from the respective REMIC with respect to those periods. Furthermore, the tax on that income may exceed the cash distributions with respect to those periods. Consequently, residual certificateholders should have other sources of funds sufficient to pay any federal income taxes due in the earlier years of the REMICs’ terms as a result of their ownership of the residual certificates. In addition, the required inclusion of this amount of taxable income during the REMICs’ earlier accrual periods and the deferral of corresponding tax losses or deductions until later accrual periods or until the ultimate sale or disposition of a residual certificate, or possibly later under the “wash sale” rules of Section 1091 of the Code, may cause the residual certificateholders’ after-tax rate of return to be zero or negative even if the residual certificateholders’ pre-tax rate of return is positive. That is, on a present value basis, the residual certificateholders’ resulting tax liabilities could substantially exceed the sum of any tax benefits and the amount of any cash distributions on the residual certificates over their life.

An individual, trust or estate that holds, whether directly or indirectly through pass-through entities, a residual certificate, may have significant additional gross income with respect to, but may be limited on the deductibility of, servicing and trustee’s fees and other administrative expenses properly allocable to the REMIC in computing the certificateholder’s regular tax liability and will not be able to deduct those fees or expenses to any extent in computing the certificateholder’s alternative minimum tax liability.

Potential investors in residual certificates should also be aware that under the terms of the pooling and servicing agreement, the holders of the largest percentage interest in the residual certificates shall, by their acceptance of such certificates, agree to irrevocably appoint the securities administrator as their agent to perform all of the duties of the tax matters person for the related REMIC.

Purchasers of the residual certificates are strongly advised to consult their tax advisors as to the economic and tax consequences of investment in the residual certificates.

For further information regarding the federal income tax consequences of investing in the offered certificates, we refer you to “Federal Income Tax Consequences” in the prospectus.

STATE AND OTHER TAXES

None of the depositor, the master servicer, the trustee or the securities administrator makes any representations regarding the tax consequences of purchase, ownership or disposition of the offered certificates under the federal tax laws or the tax laws of any state or other jurisdiction. Investors considering an investment in the offered certificates should consult their own tax advisors regarding such tax consequences.

All investors should consult their own tax advisors regarding the federal, state, local or foreign income tax consequences of the purchase, ownership and disposition of the offered certificates.
ERISA CONSIDERATIONS

Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA“), prohibits “parties in interest” with respect to an employee benefit plan subject to ERISA from engaging in certain transactions involving such plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes on prohibited transactions involving “disqualified persons” and employee benefit plans or other arrangements (including, but not limited to, individual retirement accounts) described under that section (collectively with employee benefit plans subject to ERISA, “Plans“). ERISA authorizes the imposition of civil penalties for prohibited transactions involving Plans not covered under Section 4975 of the Code. Any Plan fiduciary which proposes to cause a Plan to acquire offered certificates should consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan’s acquisition and ownership of such offered certificates. See “ERISA Considerations” in the prospectus.

Certain employee benefit plans, including governmental plans and certain church plans, are not subject to ERISA’s requirements. Accordingly, assets of such plans may be invested in offered certificates without regard to the ERISA considerations described herein and in the prospectus, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may nonetheless be subject to the prohibited transaction rules set forth in Section 503 of the Code.

Except as noted above, investments by Plans are subject to ERISA’s general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. A fiduciary which decides to invest the assets of a Plan in a class of offered certificates should consider, among other factors, the extreme sensitivity of the investments to the rate of principal payments (including prepayments) on the mortgage loans.

The U.S. Department of Labor has granted to Bear, Stearns & Co. Inc. an administrative exemption (Prohibited Transaction Exemption (“PTE“) 90-30, as amended by PTE 97-34, PTE 2000-58 and PTE 2002-41) (the “Exemption“) from certain of the prohibited transaction rules of ERISA and the excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption as discussed in “ERISA Considerations” in the prospectus. The Exemption applies to obligations such as the mortgage loans in the trust fund which have loan-to-value ratios not in excess of 100 percent (100%), provided that the certificates issued are rated at least “BBB-”, as more fully described in “ERISA Considerations” in the prospectus.

The Exemption also provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when a Plan fiduciary causes a Plan to acquire certificates in a trust holding receivables as to which the fiduciary (or its affiliate) is an obligor, provided that, among other requirements.

(a)  in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent (50%) of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group;

(b)  such fiduciary (or its affiliate) is an obligor with respect to five percent (5%) or less of the fair market value of the obligations contained in the trust;

(c)  a Plan’s investment in certificates of any class does not exceed twenty-five percent (25%) of all of the certificates of that class outstanding at the time of the acquisition; and

(d)  immediately after the acquisition, no more than twenty-five percent (25%) of the assets of any Plan with respect to which such person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

The Exemption does not apply to Plans sponsored by the underwriters, the trustee, the master servicer, any servicer, any obligor with respect to mortgage loans included in the trust fund constituting more than five percent of the aggregate unamortized principal balance of the assets in the trust fund, any insurer or any affiliate of such parties (the “Restricted Group“). It is expected that the Exemption will apply to the acquisition and holding of the offered certificates by Plans and that all conditions of the Exemption other than those within the control of the investors will be met. In addition, as of the date hereof, there is no single mortgagor that is the obligor on five percent (5%) of the mortgage loans included in the trust fund by aggregate unamortized principal balance of the assets of the trust fund.

It is expected that the Exemption will apply to the acquisition and holding of the senior certificates and the subordinate certificates by Plans if the conditions of the Exemption are met. A fiduciary of or other investor of Plan assets contemplating purchasing an offered certificate must make its own determination that the conditions described above will be satisfied for such certificate. As noted above, one requirement for eligibility of the offered certificates under the Exemption is that all of the mortgage loans must have a loan-to-value ratio of not more than 100%, based on outstanding principal balance of the mortgage loan and the fair market value of any of the mortgaged property as of the closing date. It is possible that, if the fair market value of any of the mortgage loans has declined substantially since origination, this requirement may not be satisfied. This possibility is greater for the seasoned loans than it is for the other mortgage loans. Some of the mortgage loans may provide for negative amortization. Although each such mortgage loan represented by the related offered certificates will be fully secured as of the closing date, it is conceivable that, after the closing date, a small percentage of such loans could, due to negative amortization, have an outstanding balance that exceeds 100%, but not 125%, of the value of the related collateral.

Each beneficial owner of a subordinate certificate or any interest therein shall be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i) it is not a Plan or investing with assets of a Plan or (ii) it has acquired and is holding such certificate in reliance on the Exemption, and that it understands that there are certain conditions to the availability of the Exemption, including that the certificate must be rated, at the time of purchase, not lower than “BBB-” (or its equivalent) by Standard & Poor’s, Fitch Ratings or Moody’s, and the certificate is so rated or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an “insurance company general account,” as such term is defined in Prohibited Transaction Class Exemption (“PTCE“) 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Exemption or any other exemption, and the potential consequences in their specific circumstances, prior to making an investment in the offered certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the offered certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.
METHOD OF DISTRIBUTION

Subject to the terms and conditions set forth in the underwriting agreement between the depositor and Bear, Stearns & Co. Inc. and Wachovia Capital Markets, LLC, the depositor has agreed to sell the offered certificates to the underwriters, and the underwriters have agreed to purchase the offered certificates from the depositor. Distribution of the offered certificates will be made by the underwriters from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. In connection with the sale of the offered certificates, the underwriters may be deemed to have received compensation from the depositor in the form of underwriting discounts.

The depositor has been advised by the underwriters that it intends to make a market in the offered certificates, but neither underwriter has any obligation to do so. There can be no assurance that a secondary market for the offered certificates, or any particular class thereof, will develop or, if it does develop, that it will continue or that such market will provide sufficient liquidity to certificateholders.

The depositor has agreed to indemnify the underwriters against, or make contributions to the underwriters with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended. Bear, Stearns & Co. Inc. is an affiliate of the depositor and EMC Mortgage Corporation.

LEGAL MATTERS

The validity of the certificates, including certain federal income tax consequences with respect hereto, will be passed upon for the depositor by Thacher Proffitt & Wood llp, New York, New York. Thacher Proffitt & Wood llp, New York, New York, will also pass upon certain legal matters on behalf of Bear, Stearns & Co. Inc. and Wachovia Capital Markets, LLC.

AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS

Bear, Stearns & Co. Inc. and the depositor are affiliated parties. Wachovia Capital Markets, LLC and American Mortgage Network, Inc. are affiliated parties. There are no affiliations between the sponsor, the depositor or the issuing entity and any of the trustee or any 10% concentration originator. There are no affiliations among the master servicer, the trustee or any 10% concentration originator. There are currently no business relationships, agreements, arrangements, transactions or understandings between (a) the sponsor, the depositor or the issuing entity and (b) any of the parties referred to in the preceding sentence, or any of their respective affiliates, that were entered into outside the normal course of business or that contain terms other than would be obtained in an arm’s length transaction with an unrelated third party and that are material to the investor’s understanding of the certificates, or that relate to the certificates or the pooled assets. No such business relationship, agreement, arrangement, transaction or understanding has existed during the past two years.

RATINGS

It is a condition to the issuance of each class of offered certificates that it receives at least the rating in the term sheet by one or more rating agencies including Standard & Poor’s, Moody’s and/or Fitch.

The security ratings assigned to the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the respective rating agency. The ratings on the offered certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the mortgage loans or the anticipated yields in light of prepayments. The ratings on the offered certificates do not address the likelihood of receipt by the holders of the offered certificates of any amounts in respect of Net WAC Rate Carryover Amounts. The ratings of the Interest Only Certificates do not address the possibility that the holders of those certificates may fail to fully recover their initial investment.

The depositor has not requested ratings of the offered certificates by any rating agency other than Moody’s and Standard & Poor’s. However, there can be no assurance as to whether any other rating agency will rate the offered certificates or, if it does, what ratings would be assigned by such other rating agency. The ratings assigned by such other rating agency to the offered certificates could be lower than the respective ratings assigned by the rating agencies.

The rating agencies have stated that it is their standard policy to monitor ratings on publicly offered securities for which a rating has been provided, as to each rating agency rating each class of offered certificates in accordance with the rating agencies’ particular surveillance policies, unless the issuing entity requests a rating without surveillance. A rating agency will monitor the rating it issues on an ongoing basis and may update the rating after conducting its regular review of the issuing entity’s creditworthiness or after conducting a review of the status of the rating upon becoming aware of any information that might reasonably be expected to result in a change of rating. The depositor has not requested that any rating agency not monitor their ratings of the offered certificates, and the depositor has not requested that any rating agency use any monitoring procedures other than their standard monitoring procedures.
LEGAL INVESTMENT

Unless otherwise specified in the related term sheet, the classes of certificates in the two highest rating categories by any rating agency will constitute “mortgage related securities” for purposes of Secondary Mortgage Market Enhancement Act of 1984, as amended, or SMMEA, so long as they are rated in at least the second highest rating category by one of the rating agencies, and, as such, are legal investments for some entities to the extent provided in SMMEA. SMMEA provides, however, states could override its provisions on legal investment and restrict or condition investment in mortgage related securities by taking statutory action on or prior to October 3, 1991. Some states have enacted legislation which overrides the preemption provisions of SMMEA.

Institutions whose investment activities are subject to review by certain regulatory authorities hereafter may be or may become subject to restrictions on investment in the certificates, and such restrictions may be retroactively imposed. The Federal Financial Institutions Examination Council, the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Office of Thrift Supervision, or OTS, and the National Credit Union Administration, or NCUA, have adopted guidelines, and have proposed policies, regarding the suitability of investments in various types of derivative mortgage-backed securities, including securities such as the certificates.

For example, on April 23, 1998, the Federal Financial Institutions Examination Council issued a revised supervisory policy statement, referred to as the 1998 Policy Statement, applicable to all depository institutions, setting forth guidelines for investments in “high-risk mortgage securities.” The 1998 Policy Statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, the NCUA and the OTS. The 1998 Policy Statement rescinds a 1992 policy statement that had required, prior to purchase, a depository institution to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and, if so, that the proposed acquisition would reduce the institution’s overall interest rate risk. In addition, The 1998 Policy Statement eliminates former constraints on investing in certain “high-risk” mortgage derivative products and substitutes broader guidelines for evaluating and monitoring investment risk. In addition, the NCUA has issued regulations governing federal credit union investments which prohibit investment in certain specified types of securities, which may include the certificates. The NCUA has indicated that its regulations will take precedence over the Policy Statement. Similar policy statements and regulations have been issued by other regulators having jurisdiction over other types of depository institutions.
The OTS has issued Thrift Bulletin 73a, or TB 73a, entitled “Investing in Complex Securities”, effective December 18, 2001 and applies to savings associations regulated by the OTS, and Thrift Bulletin 13a, or TB 13a, entitled “Management of Interest Rate Risk, Investment Securities, and Derivatives Activities”, effective December 1, 1998, which is applicable to thrift institutions regulated by the OTS.

TB 73a requires savings associations, prior to taking any investment position, to determine that the investment position meets applicable regulatory and policy requirements and internal guidelines, is suitable for the institution, and is safe and sound. The OTS recommends, with respect to purchases of specific securities, additional analysis, including, among others, analysis of repayment terms, legal structure, expected performance of the issuing entity and any underlying assets as well as analysis of the effects of payment priority, with respect to a security which is divided into separate tranches with unequal payments, and collateral investment parameters, with respect to a security that is prefunded or involves a revolving period. TB 73a reiterates the OTS’s due diligence requirements for investing in all securities and warns that if a savings association makes an investment that does not meet the applicable regulatory requirements, the savings association’s investment practices will be subject to criticism, and the OTS may require divestiture of such securities. The OTS also recommends, with respect to an investment in any “complex securities,” that savings associations should take into account quality and suitability, interest rate risk, and classification factors. For the purposes of each of TB 73a and TB 13a, “complex security” includes, among other things, any collateralized mortgage obligation or real estate mortgage investment conduit security, other than any “plain vanilla” mortgage pass-through security (that is, securities that are part of a single class of securities in the related pool that are non-callable and do not have any special features). Accordingly, all classes of offered certificates would likely be viewed as “complex securities.” With respect to quality and suitability factors, TB 73a warns (i) that a savings association’s sole reliance on outside ratings for material purchases of complex securities is an unsafe and unsound practice, (ii) that a savings association should only use ratings and analyses from nationally recognized rating agencies in conjunction with, and in validation of, its own underwriting processes, and (iii) that it should not use ratings as a substitute for its own thorough underwriting analyses. With respect the interest rate risk factor, TB 73a recommends that savings associations should follow the guidance set forth in TB 13a.

TB 13a requires thrift institutions, prior to taking any investment position, to (i) conduct a pre-purchase portfolio sensitivity analysis for any “significant transaction” involving securities or financial derivatives, and (ii) conduct a pre-purchase price sensitivity analysis of any “complex security” or financial derivative. The OTS recommends that while a thrift institution should conduct its own in-house pre-acquisition analysis, it may rely on an analysis conducted by an independent third-party as long as management understands the analysis and its key assumptions. Further, TB 13a recommends that the use of “complex securities with high price sensitivity” be limited to transactions and strategies that lower a thrift institution’s portfolio interest rate risk. TB 13a warns that investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by OTS examiners as an unsafe and unsound practice.

There may be other restrictions on the ability of some investors either to purchase some classes of securities or to purchase any class of securities representing more than a specified percentage of the investors’ assets. The depositor will make no representations as to the proper characterization of any class of securities for legal investment or other purposes, or as to the ability of particular investors to purchase any class of securities under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of securities. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the securities of any class constitute legal investments or are subject to investment, capital or other restrictions.

ANNEX I

GLOBAL CLEARANCE, SETTLEMENT AND TAX

DOCUMENTATION PROCEDURES

Except under limited circumstances, the globally offered Structured Asset Mortgage Investments II Inc., Mortgage Pass-Through Certificates, Series 2006-3 (the “Global Securities“) will be available only in book- entry form. Investors in the Global Securities may hold the Global Securities through any of DTC, Euroclear or Clearstream. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.
Secondary market trading between investors holding Global Securities through Euroclear and Clearstream will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior Mortgage Pass-Through Certificates issues.

Secondary cross-market trading between Euroclear or Clearstream and DTC participants holding Certificates will be effected on a delivery-against-payment basis through the respective depositaries of Euroclear and Clearstream and as DTC participants.

Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless the holders meet established requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Euroclear and Clearstream will hold positions on behalf of their participants through their respective depositaries, which in turn will hold the positions in accounts as DTC participants.

Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior Mortgage Pass-Through Certificates issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Securities through Euroclear or Clearstream accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants. Secondary market trading between DTC participants will be settled using the procedures applicable to prior Mortgage Pass-Through Certificates issues in same day funds.

Trading between Euroclear and/or Clearstream Participants. Secondary market trading between Euroclear participants or Clearstream participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading between DTC seller and Euroclear or Clearstream Purchaser. When Global Securities are to be transferred from the account of a DTC participant to the account of a Euroclear participant or a Clearstream participant, the purchaser will send instructions to Euroclear or Clearstream through a Euroclear participant or Clearstream participant at least one business day prior to settlement. Euroclear or Clearstream will instruct the respective depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either the actual number of days in the accrual period and a year assumed to consist of 360 days or a 360-day year of 12 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective depositary of the DTC participant’s account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Euroclear participant’s or Clearstream participant’s account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Euroclear or Clearstream cash debt will be valued instead as of the actual settlement date.
Euroclear participants and Clearstream participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Euroclear or Clearstream. Under this approach, they may take on credit exposure to Euroclear or Clearstream until the Global Securities are credited to their accounts one day later.

As an alternative, if Euroclear or Clearstream has extended a line of credit to them, Euroclear participants or Clearstream participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Euroclear participants or Clearstream participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each Euroclear participant’s or Clearstream participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending Global Securities to the respective European depositary for the benefit of Euroclear participants or Clearstream participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participants a crossmarket transaction will settle no differently than a trade between two DTC participants.

Trading between Euroclear or Clearstream seller and DTC Purchaser. Due to time zone differences in their favor, Euroclear participants and Clearstream participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Euroclear or Clearstream through a Euroclear participant or Clearstream participant at least one business day prior to settlement. In these cases Euroclear or Clearstream will instruct the respective depositary, as appropriate, to deliver the Global Securities to the DTC participant’s account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of either the actual number of days in the accrual period and a year assumed to consist of 360 days or a 360-day year of 12 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Euroclear participant or Clearstream participant the following day, and receipt of the cash proceeds in the Euroclear participant’s or Clearstream participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Euroclear participant or Clearstream participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Euroclear participant’s or Clearstream participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Euroclear or Clearstream and that purchase Global Securities from DTC participants for delivery to Euroclear participants or Clearstream participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

•
borrowing through Euroclear or Clearstream for one day (until the purchase side of the day trade is reflected in their Euroclear or Clearstream accounts) in accordance with the clearing system’s customary procedures;

(e)  borrowing the Global Securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Euroclear or Clearstream account in order to settle the sale side of the trade; or

(f)  staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Euroclear participant or Clearstream participant.

U.S. Federal Income Tax Documentation Requirements

A beneficial owner of Global Securities holding securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% (or in some cases 28%) U.S. withholding tax that generally applies to payments of interest on registered debt issued by U.S. persons, unless (1) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (2) the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:
Exemption for non-U.S. persons (Form W-8 BEN). Beneficial owners of Global Securities that are non-U.S. persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 BEN. If the information shown on Form W-8 BEN changes, a new Form W-8 BEN must be filed within 30 days of the change.

Exemption for non-U.S. persons with effectively connected income (Form W-8ECI). A non- U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI.

Exemption or reduced rate for non-U.S. persons resident in treaty countries (Form W-8 BEN). Non-U.S. persons that are beneficial owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8 BEN.

Exemption for U.S. persons (Form W-9). U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9.

U.S. Federal Income Tax Reporting Procedure. The Global Securities holder files by submitting the appropriate form to the person through whom he holds (e.g., the clearing agency, in the case of persons holding directly on the books of the clearing agency). Forms W-8 BEN and W-8ECI are generally effective for three calendar years.

U.S. person. As used in this term sheet supplement the term “U.S. person“ means a beneficial owner of a Certificate that is for United States federal income tax purposes

•	a citizen or resident of the United States,

•	a corporation or partnership created or organized in or under the laws of the United States or of any State thereof or the District of Columbia,

•	an estate the income of which is subject to United States federal income taxation regardless of its source, or

•
a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust or if it has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

As used in this term sheet supplement, the term “non-U.S. person“ means a beneficial owner of a Certificate that is not a U.S. person.

This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities or with the application of the extensive withholding regulations that are generally effective with respect to payments made after December 31, 2000 which have detailed rules regarding the determination of beneficial ownership. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

SCHEDULE I
THE ORIGINATORS

The principal originators of the mortgage loans are: SouthStar Funding, LLC, IndyMac Bank, FSB, Paul Financial, LLC, Residential Funding Corporation, American Mortgage Network, Inc. and Bear Stearns Residential Mortgage Corporation. The remainder of the mortgage loans in each loan group were originated by various originators, none of which originated more than 10% of the related mortgage loans.

IndyMac Bank, F.S.B

The principal executive offices of IndyMac Bank (“IndyMac”) are located at 888 East Walnut Street, Pasadena, California 91101-7211, Pasadena, California 91101. IndyMac is a wholly-owned subsidiary of IndyMac Intermediate Holdings, Inc., which is a wholly-owned subsidiary of IndyMac Bancorp, Inc. The business now operated by IndyMac began in 1993. On July 1, 2000, this business was transferred by a predecessor company to IndyMac and began operation as a federal savings bank

  Origination Process

IndyMac acquires mortgage loans principally through four channels: mortgage professionals, consumer direct, correspondent and conduit. IndyMac also acquires a relatively small number of mortgage loans through other channels.

Mortgage professionals: Mortgage brokers, mortgage bankers, financial institutions and homebuilders who have taken applications from prospective borrowers and submitted those applications to IndyMac Bank.

Consumer direct: Mortgage loans initiated through direct contact with the borrower. This contact may arise from internet advertising and IndyMac website traffic, affinity relationships, company referral programs, realtors and through its Southern California retail banking branches.

Correspondent: Mortgage brokers, mortgage bankers, financial institutions and homebuilders who sell previously funded mortgage loans to IndyMac.

Conduit: IndyMac acquires pools of mortgage loans in negotiated transactions either with the original mortgagee or an intermediate owner of the mortgage loans.

IndyMac approves each mortgage loan seller prior to the initial transaction on the basis of the seller’s financial and management strength, reputation and prior experience. Sellers are periodically reviewed and if their performance, as measured by compliance with the applicable loan sale agreement, is unsatisfactory, IndyMac will cease doing business with them.
During the years 2003, 2004 and 2005, IndyMac originated approximately $19,233,000,000.00, $33,809,642,289.00 and $55,958,119,927.72, respectively, of alt-a mortgage loans.

  Underwriting Process

Mortgage loans that are acquired by IndyMac are underwritten by IndyMac according to IndyMac’s underwriting guidelines, which also accept mortgage loans meeting Fannie Mae or Freddie Mac guidelines regardless of whether such mortgage loans would otherwise meet IndyMac’s guidelines, or pursuant to an exception to those guidelines based on IndyMac’s procedures for approving such exceptions. Conventional mortgage loans are loans that are not insured by the FHA or partially guaranteed by the VA. Conforming mortgage loans are loans that qualify for sale to Fannie Mae and Freddie Mac, whereas non-conforming mortgage loans are loans that do not so qualify. Non-conforming mortgage loans originated or purchased by IndyMac pursuant to its underwriting programs typically differ from conforming loans primarily with respect to loan-to-value ratios, borrower income, required documentation, interest rates, borrower occupancy of the mortgaged property and/or property types. To the extent that these programs reflect underwriting standards different from those of Fannie Mae and Freddie Mac, the performance of loans made pursuant to these different underwriting standards may reflect higher delinquency rates and/or credit losses.
IndyMac has two principal underwriting methods designed to be responsive to the needs of its mortgage loan customers: traditional underwriting and e-MITS (Electronic Mortgage Information and Transaction System) underwriting. E-MITS is an automated, internet-based underwriting and risk-based pricing system. IndyMac believes that e-MITS generally enables it to estimate expected credit loss, interest rate risk and prepayment risk more objectively than traditional underwriting and also provides consistent underwriting decisions. IndyMac has procedures to override an e-MITS decision to allow for compensating factors.

IndyMac’s underwriting criteria for traditionally underwritten mortgage loans includes an analysis of the borrower’s credit history, ability to repay the mortgage loan and the adequacy of the mortgaged property as collateral. Traditional underwriting decisions are made by individuals authorized to consider compensating factors that would allow mortgage loans not otherwise meeting IndyMac’s guidelines.

In determining a borrower’s FICO Credit Score, IndyMac generally selects the middle credit score of the scores provided by each of the three major U.S. credit repositories (Equifax, TransUnion and Experian) for each borrower, and then selects the lowest of these scores. In some instances, IndyMac selects the middle score of the borrower with the largest amount of qualifying income among all of the borrowers on the mortgage loan. A FICO Credit Score might not be available for a borrower due to insufficient credit information on file with the credit repositories. In these situations, IndyMac will establish a borrower’s credit history through documentation of alternative sources of credit such as utility payments, auto insurance payments and rent payments. In addition to the FICO Credit Score, other information regarding a borrower’s credit quality is considered in the loan approval process, such as the number and degree of any late mortgage or rent payments within the preceding 12-month period, the age of any foreclosure action against any property owned by the borrower, the age of any bankruptcy action, the number of seasoned tradelines reflected on the credit report and any outstanding judgments, liens, charge-offs or collections.

For each mortgage loan with a Loan-to-Value Ratio at origination exceeding 80%, IndyMac will usually require a primary mortgage guarantee insurance policy that conforms to the guidelines of Fannie Mae and Freddie Mac. After the date on which the Loan-to-Value Ratio of a mortgage loan is 80% or less, either because of principal payments on the mortgage loan or because of a new appraisal of the mortgaged property, no primary mortgage guaranty insurance policy will be required on that mortgage loan.

All of the insurers that have issued primary mortgage guaranty insurance policies with respect to the mortgage loans meet Fannie Mae’s or Freddie Mac’s standards or are acceptable to the Rating Agencies. In some circumstances, however, IndyMac does not require primary mortgage guaranty insurance on mortgage loans with Loan-to-Value Ratios greater than 80%.

IndyMac purchases loans that have been originated under one of seven documentation programs: Full/Alternate, FastForward, Limited, Stated Income, No Ratio, No Income/No Asset and No Doc. In general, documentation types that provide for less than full documentation of employment, income and liquid assets require higher credit quality and have lower loan-to-value ratios and loan amount limits.

Under the Full/Alternate Documentation Program, the prospective borrower’s employment, income and assets are verified through written documentation such as tax returns, pay stubs or W-2 forms. Generally, a two-year history of employment or continuous source of income is required to demonstrate adequacy and continuance of income. Borrowers applying under the Full/Alternate Documentation Program may, based on certain loan characteristics and higher credit quality, qualify for IndyMac’s FastForward program and be entitled to income and asset documentation relief. Borrowers who qualify for FastForward must state their income, provide a signed Internal Revenue Service Form 4506 (authorizing IndyMac to obtain copies of their tax returns), and state their assets. IndyMac does not require any verification of income or assets under this program.

The Limited Documentation Program is similar to the Full/Alternate Documentation Program except that borrowers generally must document income and employment for one year (rather than two, as required by the Full/Alternate Documentation Program). Borrowers under the Limited Documentation Program may use bank statements to verify their income and employment. If applicable, written verification of a borrower’s assets is required under this program.

The Stated Income Documentation Program requires prospective borrowers to provide information regarding their assets and income. Information regarding a borrower’s assets, if applicable, is verified through written communications. Information regarding income is not verified and employment verification may not be written.

The No Ratio Program requires prospective borrowers to provide information regarding their assets, which is then verified through written communications. The No Ratio Program does not require prospective borrowers to provide information regarding their income, but verification of employment may not be written.

Under the No Income/No Asset Documentation Program and the No Doc Documentation Program, emphasis is placed on the credit score of the prospective borrower and on the value and adequacy of the mortgaged property as collateral, rather than on the income and the assets of the prospective borrower. Prospective borrowers are not required to provide information regarding their assets or income under either program, although under the No Income/No Asset Documentation Program, employment is orally verified.

IndyMac generally will re-verify income, assets, and employment for mortgage loans it acquires through the wholesale channel, but not for mortgage loans acquired through other channels.

Maximum loan-to-value and combined loan-to-value ratios and loan amounts are established according to the occupancy type, loan purpose, property type, FICO Credit Score, number of previous late mortgage payments, and the age of any bankruptcy or foreclosure actions. Additionally, maximum total monthly debt payments-to-income ratios and cash-out limits may be applied. Other factors may be considered in determining loan eligibility such as a borrower’s residency and immigration status, whether a non-occupying borrower will be included for qualification purposes, sales or financing concessions included in any purchase contract, the acquisition cost of the property in the case of a refinance transaction, the number of properties owned by the borrower, the type and amount of any subordinate mortgage, the amount of any increase in the borrower’s monthly mortgage payment compared to previous mortgage or rent payments and the amount of disposable monthly income after payment of all monthly expenses.

To determine the adequacy of the property to be used as collateral, an appraisal is generally made of the subject property in accordance with the Uniform Standards of Profession Appraisal Practice. The appraiser generally inspects the property, analyzes data including the sales prices of comparable properties and issues an opinion of value using a Fannie Mae/Freddie Mac appraisal report form, or other acceptable form. In some cases, an automated valuation model (AVM) may be used in lieu of an appraisal. AVMs are computer programs that use real estate information, such as demographics, property characteristics, sales prices, and price trends to calculate a value for the specific property. The value of the property, as indicated by the appraisal or AVM, must support the loan amount.

Underwriting procedures vary by channel of origination. Generally, mortgage loans originated through the mortgage professional channel will be submitted to e-MITS for assessment and subjected to a full credit review and analysis. Mortgage loans that do not meet IndyMac’s guidelines may be manually re-underwritten and approved under an exception to those underwriting guidelines. Mortgage loans originated through the consumer direct channel are subjected to essentially the same procedures, modified as necessary to reflect the fact that no third-party contributes to the preparation of the credit file.

IndyMac currently operates two mortgage loan purchase programs as part of its correspondent channel:

1. Prior Approval Program. Under this program, IndyMac performs a full credit review and analysis of each mortgage loan generally with the same procedures used for mortgage loans originated through the mortgage professionals channel. Only after IndyMac issues an approval notice to a loan originator is a mortgage loan eligible for purchase pursuant to this program.

2. Preferred Delegated Underwriting Program. Under this program, loan originators that meet certain eligibility requirements are allowed to tender mortgage loans for purchase without the need for IndyMac to verify mortgagor information. The eligibility requirements for participation in the Preferred Delegated Underwriting Program vary based on the net worth of the loan originators with more stringent requirements imposed on loan originators with a lower net worth. Loan originators are required to submit a variety of information to IndyMac for review, including their current audited financial statements, their quality control policies and procedures, their current errors and omissions/fidelity insurance coverage evidencing blanket coverage in a minimum amount of $300,000, at least three underwriters’ resumes showing at least three years experience or a direct endorsement designation, and at least two references from mortgage insurance companies. Loan originators are required to have an active, traditional warehouse line of credit, which is verified together with the bailee letter and wire instructions. IndyMac requires each loan originator to be recertified on an annual basis to ensure that it continues to meet the minimum eligibility guidelines for the Preferred Delegated Underwriting Program.

Under the Preferred Delegated Underwriting Program, each eligible loan originator is required to underwrite mortgage loans in compliance with IndyMac’s underwriting guidelines usually by use of e-MITS or, infrequently, by submission of the mortgage loan to IndyMac for traditional underwriting. A greater percentage of mortgage loans purchased pursuant to this program are selected for post-purchase quality control review than for the other program.

Mortgage loans originated through the conduit channel were generally initially underwritten by the seller to the seller’s underwriting guidelines. IndyMac reviews each seller’s guidelines for acceptability, and these guidelines generally meet industry standards and incorporate many of the same factors used by Fannie Mae, Freddie Mac and IndyMac. Each mortgage loan is re-underwritten by IndyMac for compliance with its guidelines based only on the objective characteristics of the mortgage loan, such as FICO, documentation type, loan-to-value ratio, etc., but without reassessing the underwriting procedures originally used. In addition, a portion of the mortgage loans acquired from a seller are subjected to a full re-underwriting.

Exceptions to underwriting standards are permitted in situations in which compensating factors exist. Examples of these factors are significant financial reserves, a low loan-to-value ratio, significant decrease in the borrower’s monthly payment and long-term employment with the same employer.

SouthStar Funding, LLC

SouthStar Funding, LLC’s executive offices are located at 400 Northridge Road, Suite 1120, Atlanta, GA 30350. SouthStar Funding, LLC (“SouthStar”) has been an originator of mortgage loans since April 22, 1998 and has originated mortgage loans of the type backing the certificates (referred to herein as “Choice Option ARM”) offered hereby since March, 2005. SouthStar currently has a residential mortgage origination portfolio, secured by one- to four-family residential real properties and individual condominium units, of approximately $530,478,962 of which approximately $ 139,167,800 are Choice Option ARM’s.

The following table describes the size, composition and growth of SouthStar’s total Choice Option ARM production over the past three years and recent stub-period.

	December 31, 2005	March 31, 2006	December 31, 2005	March 31, 2006
Loan Type	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans
Choice Option ARMs	4,083	$996,847,788	1,580	$401,386,545

Approximately 99 % of the Choice Option ARM’s have been originated generally in accordance with credit, appraisal and underwriting standards acceptable to SouthStar, which are referred to herein as the Underwriting Standards. The Underwriting Standards are applied in accordance with applicable federal and state laws and regulations.
Underwriting Criteria

SouthStar’s Underwriting Guidelines are applied to evaluate an applicant’s credit standing, financial condition, and repayment ability, as well as the value and adequacy of the mortgaged property as collateral for any loan made by SouthStar. As part of the loan application process, the applicant is required to provide information concerning his or her assets, liabilities, income and expenses, along with an authorization permitting SouthStar to obtain any necessary third party verifications, including a credit report summarizing the applicant’s credit history.

In evaluating the applicant’s ability and willingness to repay the proposed loan, SouthStar reviews the applicant’s credit history and outstanding debts, as reported on the credit report. If an existing mortgage or other significant debt listed on the loan application is not adequately reported on the credit report, SouthStar may request a written or oral verification of the balance and payment history of such debt from the servicer of such debt.

SouthStar verifies the applicant’s liquid assets to ensure that the client has adequate liquid assets to apply toward any required down payment, closing costs, prepaid interest and at least two months’ worth of cash reserves.

SouthStar also evaluates the applicant’s income to determine its stability, probability of continuation, and adequacy to service the proposed SouthStar debt payment. SouthStar’s guidelines for verifying an applicant’s income and employment are generally as follows. For salaried applicants, SouthStar typically requires a written verification of employment from the applicant’s employer, or a copy of the applicant’s two most recent IRS form 1040 or W-2, a current pay stub with year-to-date earnings, and a verbal verification of employment. For non-salaried applicants, including self-employed applicants, SouthStar requires copies of the applicant’s two most recent federal tax returns, along with all supporting schedules. A self-employed applicant is generally required to submit a signed year-to-date profit and loss statement.

In determining adequacy of the property as collateral for the loan, a Fannie Mae/Freddie Mac URAR appraisal of the property is performed by an independent appraiser approved by SouthStar. The appraiser is required to inspect the property and verify that it is in good condition and that any construction or renovation, if new, has been completed. The appraisal report indicates a value for the property and provides information concerning marketability, the neighborhood, the property site, interior and exterior improvements, and the condition of the property.

Once sufficient employment, credit and property information is obtained, the decision as to whether to approve the loan is based on the applicant’s income and credit history, the status of time to the mortgaged property and the appraised value of the property. SouthStar also reviews the level of an applicant’s liquid assets as an indication of creditworthiness. The approval process generally requires that the applicant have good credit history and a total debt-to-income (“DTI“) that generally does not exceed 38%; however, this limit may be raised if the borrower demonstrates satisfactory disposable income and/or other mitigating factors are present. The DTI ratio is calculated as the ratio of the borrower’s total monthly debt obligations, divided by the borrower’s total verified monthly income. In general, it is SouthStar’s belief that the DTI ratio is only one of several factors, such as loan-to-value (“LTV“), credit history and reserves that should be considered in making a determination of an applicant’s ability to repay the proposed loan.

As part of the underwriting process, SouthStar typically reviews an applicant’s credit score. Credit scores are obtained by mortgage lenders in connection with mortgage loan applications to help assess a borrower’s credit-worthiness. Credit scores are obtained from credit reports provided by various credit reporting organizations, each of which may employ differing computer models and methodologies. The credit score is designed to assess a borrower’s credit history at a single point in time, using objective information currently on file for the borrower at a particular credit reporting organization. Information utilized to create a credit score may include, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit scores range from approximately 620 to approximately 800+ , with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assesses only the borrower’s past credit history. Therefore, a credit score does not take into consideration the differences between mortgage loans and consumer loans generally, or the specific characteristics of the related mortgage loan, for example, the LTV ratio, the collateral for the mortgage loan, or the DTI ratio. SouthStar generally requires a minimum credit score of 620. It is not SouthStar’s practice to accept or reject an application based solely on the basis of the applicant’s credit score.

SouthStar’s Underwriting Guidelines generally allow an LTV at origination of up to 95% for purchase money or rate and term refinance mortgage loans with original principal balances of up to $400,000, up to 90% for mortgage loans with original principal balances of up to $500,000, up to 80% for mortgage loans with original principal balances up to $1,000,000, up to 75% for mortgage loans with original principal balances up to $1,500,000, and up to 70% for mortgage loans with original principal balances up to $3,000,000. For cash-out refinance mortgage loans with original principal balances of up to $650,000, SouthStar generally allows LTV ratios at origination of up to 80%, up to 75% for mortgage loans with original principal balances up to $1,000,000, and up to 70% for mortgage loans with principal balances up to $1,500,000. In addition, SouthStar will allow secondary financing with a Combined Loan-to-Value Ratio of up to 100% for mortgage loans secured by primary residences and up to 95% for mortgage loans secured by second/vacation homes. SouthStar’s practice is to continuously review LTV limits and to adjust such limits where economic conditions dictate that such adjustments are appropriate. Any negative comments concerning the quality, condition and current market conditions as noted in the appraisal report may result in a reduction of the maximum LTV permitted for the loan.

SouthStar requires that each mortgage loan with an LTV ratio at origination in excess of 80% be insured by a primary mortgage insurance policy covering at least 30% of the principal balance of the mortgage loan at origination if the LTV is between 95.00% and 90.01%, at least 25% of the balance if the LTV ratio is between 90.00% and 85.01%, and at least 12% if the LTV ratio is between 85.00% and 80.01%.

RFC

Residential Funding Corporation (“RFC”), a Delaware corporation, buys residential mortgage loans under several loan purchase programs from mortgage loan originators or sellers nationwide, including affiliates, that meet its seller/servicer eligibility requirements and services mortgage loans for its own account and for others. RFC’s principal executive offices are located at 8400 Normandale Lake Boulevard, Suite 250, Minneapolis, Minnesota 55437. Its telephone number is (952) 857-7000. RFC conducts operations from its headquarters in Minneapolis and from offices located primarily in California, Texas, Maryland, Pennsylvania and New York. RFC finances its operations primarily through its securitization program.

RFC was founded in 1982 and began operations in 1986, acquiring, servicing and securitizing residential jumbo mortgage loans secured by first liens on one- to four-family residential properties. General Motors Acceptance Corporation purchased RFC in 1990. In 1995, RFC expanded its business to include “Alt-A” first lien mortgage loans, such as the mortgage loans described in this prospectus supplement. RFC also began to acquire and service “subprime,” closed-end and revolving loans secured by second liens in 1995.
The following tables summarizes RFC’s mortgage loan origination since 2001:

RFC Origination Volume by Applicable Cut-off Date Principal Balance

Public and Private	2001	2002	2003	2004	2005	2006

1st Lien Mortgages
Prime Mortgages	$16,980,743,973.25	$24,504,734,383.82	$25,308,508,695.11	$14,204,846,085.82	$28,154,131,610.11	$5,837,998,550.78
Non-Prime Mortgages	$7,904,966,514.67	$15,359,498,811.94	$27,431,842,368.84	$25,583,696,969.67	$27,090,618,908.96	$6,790,004,735.95
Total	$24,885,710,487.92	$39,864,233,195.76	$52,740,351,063.95	$39,788,543,055.49	$55,244,750,519.07	$12,628,003,286.73

Prime Mortgages	68.23%	61.47%	47.99%	35.70%	50.96%	46.23%
Non-Prime Mortgages	31.77%	38.53%	52.01%	64.30%	49.04%	53.77%
Total	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%

Public and Private

2nd Mortgages
Prime Mortgages	$2,585,252,756.81	$3,447,658,130.80	$3,523,304,500.93	$3,249,021,118.38	$4,408,640,987.06	$1,129,885,235.69
Non-Prime Mortgages	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
Total	$2,585,252,756.81	$3,447,658,130.80	$3,523,304,500.93	$3,249,021,118.38	$4,408,640,987.06	$1,129,885,235.69

Prime Mortgages	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
Non-Prime Mortgages	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Securitizations	2001	2002	2003	2004	2005	2006

1st Mortgages
Prime Mortgages	59267	88032	101347	61760	101891	21780
Non-Prime Mortgages	72639	135990	198955	179734	168241	39721
Total	131906	224022	300302	241494	270132	61501

Prime Mortgages	44.93%	39.30%	33.75%	25.57%	37.72%	35.41%
Non-Prime Mortgages	55.07%	60.70%	66.25%	74.43%	62.28%	64.59%
Total	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%

Public and Private

2nd Mortgages
Prime Mortgages	66,990	88461	93641	80035	99596	23376
Non-Prime Mortgages	0	0	0	0	0	0
Total	66990	88461	93641	80035	99596	23376

Prime Mortgages	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
Non-Prime Mortgages	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Underwriting Standards

Certain of the mortgage loans in the mortgage pool were originated in accordance with the underwriting criteria of Residential Funding Corporation (“Residential Funding”) described directly below. Residential Funding will review each mortgage loan for compliance with its underwriting standards prior to purchase.

The applicable underwriting standards include a set of specific criteria by which the underwriting evaluation is made. However, the application of the underwriting standards does not imply that each specific criterion was satisfied individually. Rather, a mortgage loan will be considered to be originated in accordance with the underwriting standards described above if, based on an overall qualitative evaluation, the loan is in substantial compliance with the underwriting standards. For example, a mortgage loan may be considered to comply with the underwriting standards described above, even if one or more specific criteria included in the underwriting standards were not satisfied, if other factors positively compensated for the criteria that were not satisfied.

General. Residential Funding, under its Expanded Criteria Program, or the program, purchases mortgage loans that may not qualify for other first mortgage purchase programs such as those run by Fannie Mae or Freddie Mac or by Residential Funding in connection with securities issued by the depositor’s affiliate, Residential Funding Mortgage Securities I, Inc. However, a portion of the mortgage loans under the program may qualify for the Fannie Mae or Freddie Mac programs. Examples of mortgage loans that may not qualify for such programs include mortgage loans secured by non-owner occupied properties, mortgage loans made to borrowers whose income is not required to be provided or verified, mortgage loans with high LTV ratios or mortgage loans made to borrowers whose ratios of debt service on the mortgage loan to income and total debt service on borrowings to income are higher than for those other programs. Borrowers may be international borrowers. The mortgage loans also include mortgage loans secured by parcels of land that are smaller or larger than the average for these types of loans, mortgage loans with higher LTV ratios than in those other programs, and mortgage loans with LTV ratios over 80% that do not require primary mortgage insurance. See “-Program Underwriting Standards” below. The inclusion of those mortgage loans may present certain risks that are not present in those other programs. The program is administered by Residential Funding on behalf of the depositor.

Qualifications of Program Sellers. Each Expanded Criteria Program Seller has been selected by Residential Funding on the basis of criteria described in Residential Funding’s Expanded Criteria Seller Guide, or the Seller Guide. See “The Trusts-Qualifications of Sellers” in the prospectus.

Program Underwriting Standards. In accordance with the Seller Guide, the Expanded Criteria Program Seller is required to review an application designed to provide to the original lender pertinent credit information concerning the mortgagor. As part of the description of the mortgagor’s financial condition, each mortgagor is required to furnish information, which may have been supplied solely in the application, regarding its assets, liabilities, income (except as described below), credit history and employment history, and to furnish an authorization to apply for a credit report which summarizes the borrower’s credit history with local merchants and lenders and any record of bankruptcy. The mortgagor may also be required to authorize verifications of deposits at financial institutions where the mortgagor had demand or savings accounts. In the case of non-owner occupied properties, income derived from the mortgaged property may be considered for underwriting purposes. For mortgaged property consisting of a vacation or second home, generally no income derived from the property is considered for underwriting purposes.

Based on the data provided in the application and certain verifications, if required, a determination is made by the original lender that the mortgagor’s monthly income, if required to be stated, will be sufficient to enable the mortgagor to meet its monthly obligations on the mortgage loan and other expenses related to the property, including property taxes, utility costs, standard hazard insurance and other fixed obligations. Generally, scheduled payments on a mortgage loan during the first year of its term plus taxes and insurance and all scheduled payments on obligations that extend beyond ten months, including those mentioned above and other fixed obligations, must equal no more than specified percentages of the prospective mortgagor’s gross income. The originator may also consider the amount of liquid assets available to the mortgagor after origination.

Certain of the mortgage loans have been originated under “reduced documentation” or “no stated income” programs, which require less documentation and verification than do traditional “full documentation” programs. Generally, under a “reduced documentation” program, no verification of a mortgagor’s stated income is undertaken by the originator. Under a “no stated income” program, certain borrowers with acceptable payment histories will not be required to provide any information regarding income and no other investigation regarding the borrower’s income will be undertaken. Under a “no income/no asset” program, no verification of a mortgagor’s income or assets is undertaken by the originator. The underwriting for those mortgage loans may be based primarily or entirely on an appraisal of the mortgaged property and the LTV ratio at origination.

The adequacy of the mortgaged property as security for repayment of the related mortgage loan generally is determined by an appraisal in accordance with appraisal procedure guidelines described in the Seller Guide. Appraisers may be staff appraisers employed by the originator. The appraisal procedure guidelines generally require the appraiser or an agent on its behalf to personally inspect the property and to verify whether the property is in good condition and that construction, if new, has been substantially completed. The appraiser is required to consider a market data analysis of recent sales of comparable properties and, when deemed applicable, an analysis based on income generated from the property, or replacement cost analysis based on the current cost of constructing or purchasing a similar property. In certain instances, the LTV ratio is based on the appraised value as indicated on a review appraisal conducted by the mortgage collateral seller or originator.

Prior to assigning the mortgage loans to the depositor, Residential Funding will have reviewed the underwriting information provided by the mortgage collateral sellers for the mortgage loans and, in those cases, determined that the mortgage loans were generally originated in accordance with or in a manner generally consistent with the underwriting standards described in the Seller Guide. With regard to a material portion of these mortgage loans, this review of underwriting information by Residential Funding was performed using an automated underwriting system. Any determination described above using an automated underwriting system will only be based on the information entered into the system and the information the system is programmed to review. See “The Trusts-Underwriting Policies-Automated Underwriting” in the prospectus.

Because of the program criteria and underwriting standards described above, the mortgage loans may experience greater rates of delinquency, foreclosure and loss than mortgage loans required to satisfy more stringent underwriting standards.

Billing and Payment Procedures. The majority of the mortgage loans require monthly payments to be made no later than either the 1st or 15th day of each month, with a grace period. The applicable servicer sends monthly invoices to borrowers. In some cases, borrowers are provided with coupon books annually, and no invoices are sent separately. Borrowers may elect for monthly payments to be deducted automatically from deposit accounts and may make payments by various means, including online transfers, phone payment and Western Union quick check, although an additional fee may be charged for these payment methods. Borrowers may also elect to pay one half of each monthly payment amount every other week, in order to accelerate the amortization of their loans.

American Mortgage Network, Inc.

American Mortgage Network, Inc. (“AmNet”), a Delaware corporation, is an indirect wholly-owned subsidiary of Wachovia Bank, N.A., and Wachovia Corporation. The principal executive offices are located at 10421 Wateridge Circle, Suite 250, San Diego, California 92121. Its telephone number is 858-909-1200. AmNet originates loans for the national mortgage broker community through its network of branches and business-to-business over the Internet. It currently sells its loan production in the secondary mortgage market in servicing-released sales. It is approved to do business in 50 states and the District of Columbia either by license or exemption.

AmNet began to originate mortgage loans in November 2001 and expanded into the origination of “Alt-A” loans in the fourth quarter of 2003.

The underwriting criteria applied by AmNet are designed to evaluate the borrower’s credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. In general, a prospective borrower applying for a mortgage loan is required to fill out a detailed application designed to provide to the underwriter pertinent credit information, although AmNet may originate mortgage loans under a reduced documentation program. Under a reduced documentation program, in determining the prospective borrower’s repayment ability, relatively more emphasis is placed on credit score and property underwriting than on certain credit underwriting documentation concerning income and employment verification. The underwriting standards applied by AmNet may be varied in appropriate cases where factors such as low loan-to-value ratios or other compensating factors exist. However, maximum combined loan-to-value ratios and maximum loan amounts are generally limited by credit score and total debt-to-income ratios.

During the years 2003, 2004 and 2005, AmNet originated approximately $268 million, $1.8 billion and $4.9 billion, respectively, of alt-a mortgage loans.

The “AmNet Mortgage Loans” were originated or purchased by AmNet (either directly or through affiliates) from mortgage loan brokers. The AmNet Mortgage Loans have been originated in accordance with the underwriting criteria specified below.

AmNet believes that the AmNet Mortgage Loans were underwritten in accordance with standards consistent with those utilized by mortgage lenders generally during the period of origination.

Underwriting standards are applied by or on behalf of a lender to evaluate the borrower’s credit standing and repayment ability, and the value and adequacy of the mortgaged property as collateral. In general, a prospective borrower applying for a mortgage loan is required to fill out a detailed application designed to provide to the underwriter pertinent credit information. As part of the description of the borrower’s financial condition, the borrower generally is required to provide a current list of assets and liabilities, employment information and payment information, as well as an authorization to acquire a credit report which summarizes the borrower’s credit history with merchants and lenders and record of bankruptcy or other public records. The borrower may be required to provide income documentation such as W-2 statements and current pay stubs to verify income and employment or verification may be obtained from an independent source (typically the borrower’s employer) which verification reports the length of employment with that organization, the current salary, and whether it is expected that the borrower will continue such employment in the future. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts or provide copies of bank statements to verify assets.

In determining the adequacy of the mortgaged property as collateral, an appraisal is made of each property considered for financing. The appraiser is required to inspect the property and verify that it is in acceptable condition and that construction, if new, has been completed. The appraisal is based on the market value of comparable homes, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the home. The value of the property being financed, as indicated by the appraisal, must be such that it currently supports the outstanding loan balance. Appraisals in accordance with AmNet’s Underwriting Standards may be made on a full or a drive-by basis. AmNet may order discretionary reviews at any time to ensure the value of the properties.

In the case of all loans, once all applicable employment, credit and property information is received, a determination generally is made as to whether the prospective borrower has sufficient monthly income available (a) to meet the borrower’s monthly obligations on the proposed mortgage loan (determined on the basis of the monthly payments due in the year of origination) and other expenses related to the mortgaged property (such as property taxes and hazard insurance) and (b) to meet monthly housing expenses and other financial obligations and monthly living expenses. The underwriting standards applied by AmNet may be varied in appropriate cases where factors such as low loan-to-value ratios or other compensating factors exist. However, maximum combined loan-to-value ratios and maximum loan amounts are generally limited by credit score and total debt-to-income ratios.

AmNet requires title insurance or coverage under a standard mortgage lien guaranty agreement for lenders for all mortgage loans. Fire and extended hazard insurance and flood insurance, when applicable, are also required.

AmNet may originate mortgage loans under a reduced documentation program. These reduced documentation programs include a “Stated Income” program, where there is no verification of stated income, a “No Income/No Assets/No Employment” program, where there is no verification of income assets or employment, and a “No Ratio Documentation” program, where there is no stated income, thus eliminating ratio calculations. A reduced documentation program is designed to streamline the loan approval process and thereby improve the lender’s competitive position among other loan originators. Under a reduced documentation program, in determining the prospective borrower’s repayment ability, relatively more emphasis is placed on credit score and property underwriting than on certain credit underwriting documentation concerning income and employment verification.

SCHEDULE II
THE MASTER SERVICER AND THE SERVICERS

The information set forth in the following paragraph with respect to the master servicer has been provided by the master servicer.

  The Master Servicer

Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $482 billion in assets, 23 million customers and 153,000 employees as of December 31, 2005, Wells Fargo & Company is a U.S. bank holding company, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The depositor, the sponsor and the servicers may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank maintains principal corporate trust offices located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among others), and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

Wells Fargo Bank acts as master servicer pursuant to the pooling and servicing agreement. The master servicer is responsible for the aggregation of monthly servicer reports and remittances and for the oversight of the performance of the servicers under the terms of their respective servicing agreements. In particular, the master servicer independently calculates monthly loan balances based on servicer data, compares its results to servicer loan-level reports and reconciles any discrepancies with the servicers. The master servicer also reviews the servicing of defaulted loans for compliance with the terms of the pooling and servicing agreement. In addition, upon the occurrence of certain servicer events of default under the terms of any servicing agreement, the master servicer may be required to enforce certain remedies on behalf of the trust and at the direction of the trustee against such defaulting servicer; provided, however, that with respect to a default by Wells Fargo Bank, as servicer, the master servicer will be required to notify the trustee, who may enforce any remedies against Wells Fargo Bank, as servicer and shall either find a successor servicer or become the successor servicer. As of March 31, 2006, Wells Fargo Bank was acting as master servicer for approximately 1,155 series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $593,256,087,420.

  The Servicers

EMC Mortgage Corporation, IndyMac Bank, FSB, Paul Financial, LLC, Residential Funding Corporation and Wells Fargo Bank, N.A. and various other servicers, none of which will service more than 10% of the mortgage loans in the related loan group, will service the related mortgage loans in accordance with their respective servicing agreements, which will be assigned to the trust on the closing date.

EMC Mortgage Corporation

The principal business of EMC Mortgage Corporation (“EMC”) since inception has been specializing in the acquisition, securitization, servicing and disposition of mortgage loans. EMC’s portfolio consists primarily of two categories: (1) “performing loans,” or performing investment-quality loans serviced for the sponsor’s own account or the account of Fannie Mae, Freddie Mac, private mortgage conduits and various institutional investors; and (2) “non-performing loans,” or non-investment quality, sub-performing loans, non-performing loans and REO properties serviced for EMC’s own account and for the account of investors in securitized performing and non-performing collateral transactions.

EMC will service the mortgage loans in accordance with the description of the applicable servicing procedures contained in the prospectus supplement and the Pooling and Servicing Agreement.

EMC has been servicing residential mortgage loans since 1990. From year end 2004 to year end 2005 EMC’s servicing portfolio grew by approximately 113%.

As of October 31, 2005, EMC was acting as servicer for approximately 213 series of residential mortgage-backed securities and other mortgage loans with an aggregate outstanding principal balance of approximately $55.6 billion.

	As of December 31, 2003				As of December 31, 2004				As of October 31, 2005
Loan Type	No. of Loans	Dollar Amount	Percent by No. of Loans	Percent by Dollar Amount	No. of Loans	Dollar Amount	Percent by No. of Loans	Percent by Dollar Amount	No. of Loans	Dollar Amount	Percent by No. of Loans	Percent by Dollar Amount
Alta-A Arm	2,439	$653,967,869	1.40%	4.75%	19,498	$4,427,820,708	7.96%	15.94%	50,528	$11,821,548,094	11.65%	21.25%
Alta-A Fixed	19,396	$3,651,416,057	11.14%	26.51%	25,539	$4,578,725,473	10.43%	16.48%	34,038	$6,268,800,717	7.85%	11.27%
Prime Arm	7,978	$868,798,347	4.58%	6.31%	8,311	$1,045,610,015	3.39%	3.76%	8,910	$1,267,784,249	2.05%	2.28%
Prime Fixed	16,377	$1,601,411,491	9.40%	11.63%	14,560	$1,573,271,574	5.95%	5.66%	16,929	$2,343,126,437	3.90%	4.21%
Seconds	25,290	$690,059,169	14.52%	5.01%	39,486	$1,381,961,155	16.13%	4.98%	136,562	$6,239,175,080	31.48%	11.21%
Subprime	76,166	$5,058,932,126	43.73%	36.73%	114,436	$13,706,363,250	46.74%	49.34%	138,609	$19,037,928,201	31.95%	34.22%
Other	26,523	$1,249,014,373	15.23%	9.07%	23,010	$1,063,682,459	9.40%	3.83%	48,256	$8,655,251,712	11.12%	15.56%
Total	174,169	$13,773,599,432	100.00%	100.00%	244,840	$27,777,434,635	100.00%	100.00%	433,832	$55,633,614,489	100.00%	100.00%

The following table describes size, composition and growth of EMC’s total residential mortgage loan servicing portfolio as of the dates indicated.

IndyMac Bank, F.S.B

The principal executive offices of IndyMac Bank ( “IndyMac”) are located at 155 North Lake Avenue, Pasadena, California 91101. IndyMac has been servicing mortgage loans since 1993 and servicing mortgage loans directly (servicing without the use of a subservicer) since 1998. As of the date of this term sheet supplement, IndyMac is rated (x) by Fitch, “RPS2+” as a servicer of alt/A, prime and subprime mortgage loans, (y) by Moody’s, “SQ2” as a primary servicer of prime and subprime first lien mortgage loans and “SQ3” as a special servicer and (z) by S&P, “above average/stable” as a primary servicer and “average/stable” as a master servicer and special servicer.
IndyMac will be responsible for servicing the Mortgage Loans in accordance with the terms set forth in the pooling and servicing agreement and the related Servicing Agreement employing the same degree of skill and care that it employs in servicing other mortgage loans comparable to the Mortgage Loans serviced by IndyMac for itself or others. IndyMac has agreed to represent and protect the interest of the trustee in the mortgage loans in the same manner as it currently protects its own interest in mortgage loans in its own portfolio in any claim, proceeding or litigation regarding a mortgage loan.

  Foreclosure, Delinquency and Loss Experience

The delinquency, foreclosure and loss percentages set forth in the tables below may be affected by the size and relative lack of seasoning of the master servicing and servicing portfolio. Delinquencies, foreclosures and losses generally are expected to occur more frequently after the first full year of the life of mortgage loans. Accordingly, because a large number of mortgage loans serviced by IndyMac have been recently originated, the current level of delinquencies, foreclosures and losses may not be representative of the levels that may be experienced over the lives of such mortgage loans. If the volume of IndyMac’s new loan originations and acquisitions declines, the levels of delinquencies, foreclosures and losses as percentages of the portfolio could rise significantly above the rates indicated in the tables.

The foreclosure, delinquency and loss experience set forth below may not be indicative of IndyMac’s foreclosure, delinquency and loss experience for future periods. Accordingly, the information presented in the tables below (which includes mortgage loans with underwriting, payment and other characteristics that differ from those of the mortgage loans) should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the mortgage loans, and no assurances can be given that the foreclosure, delinquency and loss experience presented in these tables will be indicative of such experience on the mortgage loans in the future.

The following tables summarize (a) the delinquency and foreclosure experience and (b) cumulative net losses, respectively, as of December 31, 2001, December 31, 2002, December 31, 2003, December 31, 2004 and December 31, 2005 on approximately $8.90 billion, $8.99 billion, $7.26 billion, $16.15 billion and $37.99 billion, respectively, in outstanding principal balance of mortgage loans master serviced or serviced by IndyMac.

	As of December 31,
	2001	2002	2003	2004	2005
Total Number of Conventional Mortgage Loans in Portfolio	58,949	46,004	24,291	52,922	128,887
Delinquent Mortgage Loans and Pending Foreclosures at Period End(1):
30-59 days	3.46%	2.54%	1.99%	1.37%	2.32%
60-89 days	0.88%	0.72%	0.48%	0.24%	0.38%
90 days or more (excluding pending foreclosures)	0.67%	0.52%	0.38%	0.19%	0.30%
Total Delinquencies	5.01%	3.78%	2.85%	1.80%	3.00%
Foreclosures pending	1.84%	1.50%	1.21%	0.15%	0.06%
REOs	0.56%	0.59%	0.41%	0.03%	0.02%
Total delinquencies, foreclosures pending and REOs	7.41%	5.87%	4.47%	1.98%	3.08%
___________________
(1) As a percentage of the principal balance.

IndyMac does not write off mortgage loans until the loans are liquidated in a foreclosure sale or are otherwise disposed of (such as by a deed in lieu of foreclosure) in accordance with its guidelines for servicing delinquent mortgage loans and it has received all expected proceeds.

	Cumulative Net Losses (Millions)	Cumulative Stated Amount of Securities Issued (Millions)	Loss (Ratio)(1)
As of December 31, 2001	$77.01	$28,152.72	0.27%
As of December 31, 2002	$100.03	$33,498.95	0.30%
As of December 31, 2003	$119.69	$38,992.40	0.31%
As of December 31, 2004	$128.92	$52,479.30	0.25%
As of December 31, 2005	$131.99	$81,814.35	0.16%

(1) Loss Ratio represents cumulative net losses as a percentage of the aggregate amount of securities issued.

Historically, a variety of factors, including the appreciation of real estate values, has limited IndyMac’s loss and delinquency experience on its portfolio of serviced mortgage loans. There can be no assurance that factors beyond the IndyMac’s control, such as national or local economic conditions or downturns in the real estate markets of its lending areas, will not result in increased rates of delinquencies and foreclosure losses in the future. For example, a general deterioration of the real estate market in regions where the mortgaged properties are located may result in increases in delinquencies of loans secured by real estate, slower absorption rates of real estate into the market and lower sales prices for real estate. A general weakening of the economy may result in decreases in the financial strength of borrowers and decreases in the value of collateral serving as collateral for loans. If the real estate market and economy continue to decline, IndyMac may experience an increase in delinquencies on the loans it services and higher net losses on liquidated loans.
RFC

Residential Funding Corporation (“RFC”), a Delaware corporation, buys residential mortgage loans under several loan purchase programs from mortgage loan originators or sellers nationwide, including affiliates, that meet its seller/servicer eligibility requirements and services mortgage loans for its own account and for others. RFC’s principal executive offices are located at 8400 Normandale Lake Boulevard, Suite 250, Minneapolis, Minnesota 55437. Its telephone number is (952) 857-7000. RFC conducts operations from its headquarters in Minneapolis and from offices located primarily in California, Texas, Maryland, Pennsylvania and New York. RFC finances its operations primarily through its securitization program.

RFC was founded in 1982 and began operations in 1986, acquiring, servicing and securitizing residential jumbo mortgage loans secured by first liens on one- to four-family residential properties. General Motors Acceptance Corporation purchased RFC in 1990. In 1995, RFC expanded its business to include “Alt-A” first lien mortgage loans, such as the mortgage loans described in this prospectus supplement. RFC also began to acquire and service “subprime,” closed-end and revolving loans secured by second liens in 1995.

The following tables set forth the annual average outstanding principal balance, calculated as of year end, of mortgage loans master serviced by RFC for the past five years, and the annual average number of such loans for the same period. RFC was the master servicer of a residential mortgage loan portfolio of approximately $67.8 billion and $3.5 billion in average outstanding principal amount during the 2001 calendar year backed by first lien mortgage loans and junior lien mortgage loans, respectively. RFC was the master servicer of a residential mortgage loan portfolio of approximately $101.9 billion and $5.5 billion in average outstanding principal during the 2005 calendar year backed by first lien mortgage loans and junior lien mortgage loans, respectively. The percentages shown under “Percentage Change from Prior Year” represent the ratio of (a) the difference between the current and prior year volume over (b) the prior year volume.

MASTER SERVICER SERVICING EXPERIENCE

First Lien Mortgage Loans

Volume by Average Outstanding Principal Balance	2001	2002	2003	2004	2005

Prime Mortgages(1)	$51,374,446,489	$43,282,264,857	$33,749,084,171	$32,453,682,854	$47,935,800,813
Non-Prime Mortgages(2)	$16,429,992,363	$24,910,565,613	$39,334,697,127	$50,509,138,736	$53,938,083,312
Total	$67,804,438,852	$68,192,830,470	$73,083,781,298	$82,962,821,591	$101,873,884,125
Prime Mortgages(1)	75.77%	63.47%	46.18%	39.21%	47.05%
Non-Prime Mortgages(2)	24.23%	36.53%	53.82%	60.88%	52.95%
Total	100.00%	100.00%	100.00%	100.00%	100.00%

Percentage Change from Prior Year(3)

Prime Mortgages(1)	(3.91)%	(15.75)%	(22.03)%	(3.84)%	47.71%
Non-Prime Mortgages(2)	27.94%	51.62%	57.90%	28.41%	6.79%
Total Based on Average Outstanding Principal Balance	2.26%	0.57%	7.17%	13.52%	22.79%

Junior Lien Mortgage Loans

Volume by Average Outstanding Principal Balance	2001	2002	2003	2004	2005

Prime Mortgages(1)	$3,512,887,567	$4,102,615,571	$4,365,319,862	$5,135,640,057	$5,476,133,777
Non-Prime Mortgages(2)	$0	$0	$0	$0	$0
Total	$3,512,887,567	$4,102,615,571	$4,365,319,862	$5,135,640,057	$5,476,133,777
Prime Mortgages(1)	100.00%	100.00%	100.00%	100.00%	100.00%
Non-Prime Mortgages(2)	0.00%	0.00%	0.00%	0.00%	0.00%

Percentage Change from Prior Year(3)

Prime Mortgages(1)	13.85%	16.79%	6.40%	17.65%	6.63%
Non-Prime Mortgages(2)	-	-	-	-	-
Total Based on Average Outstanding Principal Balance	13.85%	16.79%	6.40%	17.65%	6.63%

First Lien Mortgage Loans

Volume by Average Number of Loans	2001	2002	2003	2004	2005

Prime Mortgages(1)	237,946	202,938	168,654	156,745	201,903
Non-Prime Mortgages(2)	168,058	242,625	341,863	414,639	411,550
Total	406,004	445,563	510,517	571,384	613,453
Prime Mortgages(1)	58.61%	45.55%	33.04%	27.43%	32.91%
Non-Prime Mortgages(2)	41.39%	54.45%	66.96%	72.57%	67.09%
Total	100.00%	100.00%	100.00%	100.00%	100.00%

Percentage Change from Prior Year(3)

Prime Mortgages(1)	(6.59)%	(14.71)%	(16.89)%	(7.06)%	28.81%
Non-Prime Mortgages(2)	28.76%	44.37%	40.90%	21.29%	(0.74)%
Total Based on Average Number of Loans	5.39%	9.74%	14.58%	11.92%	7.36%

Junior Lien Mortgage Loans

Volume by Percentage of Average Number of Loans	2001	2002	2003	2004	2005

Prime Mortgages(1)	104,444	118,773	127,833	147,657	143,713
Non-Prime Mortgages(2)	-	-	-	-	-
Total	104,444	118,773	127,833	147,657	143,713
Prime Mortgages(1)	100.00%	100.00%	100.00%	100.00%	100.00%
Non-Prime Mortgages(2)	0.00%	0.00%	0.00%	0.00%	0.00%

Percentage Change from Prior Year(3)

Prime Mortgages(1)	22.78%	14.16%	7.63%	15.50%	(2.66)%
Non-Prime Mortgages(2)	-	-	-	-	-
Total Based on Average Number of Loans	22.78%	14.16%	7.63%	15.50%	(2.66)%

(1)	Product originated under the Jumbo, Alt-A, High Loan to Value First Lien programs and Closed End Home Equity Loan and Home Equity Revolving Credit Line Loan Junior Lien programs.
(2)
Product originated under the Subprime and Negotiated Conduit Asset programs. Subprime Mortgage Loans secured by junior liens are included under First Lien Mortgage Loans--Non-Prime Mortgages because these types of loans are securitized together in the same mortgage pools.

(3)	Represents year to year growth or decline as a percentage of the prior year’s volume.

  Homecomings Financial Network, Inc. All of the mortgage loans serviced by RFC will be subserviced by Homecomings Financial Network, Inc. (“Homecomings). pursuant to the terms of a subservicing agreement with RFC. Homecomings is a Delaware corporation and has been servicing mortgage loans secured by first liens on one-to four-family residential properties since 1996. Homecomings was incorporated as a wholly-owned subsidiary of RFC in 1995 to service and originate mortgage loans. In 1996, Homecomings acquired American Custody Corporation to begin servicing subprime mortgage loans, and in 1999 Homecomings acquired Capstead Inc. to focus on servicing prime loans such as the mortgage loans described herein. After Capstead Inc. was acquired, Homecomings’ total servicing portfolio was 164,000 loans with an aggregate principal balance of $25 billion with 20% being subprime. The three servicing locations were integrated onto one servicing system/platform by the end of 2001 becoming one of the first servicing operations to service all loan products on one servicing system. The operations of each of the acquired companies have been integrated into Homecomings’ servicing operations. Approximately 85% of the mortgage loans currently master serviced by RFC are subserviced by Homecomings. As of December 31, 2005, Homecomings serviced approximately 782,000 mortgage loans with an aggregate principal balance of approximately $104 billion. In addition to servicing mortgage loans secured by first liens on one-to-four family residential properties, Homecomings services mortgage loans secured by more junior second liens on residential properties, and mortgage loans made to borrowers with imperfect credit histories, and subprime mortgage loans. Homecomings also performs special servicing functions where the servicing responsibilities with respect to delinquent mortgage loans that have been serviced by third parties is transferred to Homecomings. Homecomings’ servicing activities have included the following:

w    communicating with borrowers;

w    sending monthly remittance statements to borrowers;

w    collecting payments from borrowers;

w    recommending a loss mitigation strategy for borrowers who have defaulted on their loans (i.e. repayment plan, modification, foreclosure, etc.);

w    accurate and timely accounting, reporting and remittance of the principal and interest portions of monthly installment payments to the master servicer, together with any other sums paid by borrowers that are required to be remitted;

w    accurate and timely accounting and administration of escrow and impound accounts, if applicable;

w    accurate and timely reporting of negative amortization amounts, if any;

w    paying escrows for borrowers, if applicable;

w    calculating and reporting payoffs and liquidations;

w    maintaining an individual file for each loan; and

w    maintaining primary mortgage insurance commitments or certificates if required, and filing any primary mortgage insurance claims.

  Homecomings may, from time to time, outsource certain of its subservicing functions, such as contacting delinquent borrowers, property tax administration and hazard insurance administration, although any such outsourcing will not relieve Homecomings of any of its responsibilities or liabilities as a subservicer. If Homecomings engages any subservicer to subservice 10% or more of the mortgage loans, or any subservicer performs the types of services requiring additional disclosures, the issuing entity will file a Report on Form 8-K providing any required additional disclosure regarding such subservicer.

The following table sets forth the aggregate principal amount of mortgage loans serviced by Homecomings for the past five years. The percentages shown under “Percentage Change from Prior Year” represent the ratio of (a) the difference between the current and prior year volume over (b) the prior year volume.

Homecomings Servicing Portfolio

First Lien Mortgage Loans
Volume by Principal Balance	2001	2002	2003	2004	2005
Prime Mortgages(1)	$25,532,458,680	$27,343,774,000	$29,954,139,212	$31,943,811,060	$44,570,851,126
Non-Prime Mortgages(2)	$17,039,860,699	$27,384,763,000	$39,586,900,679	$44,918,413,591	$52,102,835,214
Total	$42,572,319,379	$54,728,537,000	$69,541,039,891	$76,862,224,651	$96,673,686,340
Prime Mortgages(1)	59.97%	49.96%	43.07%	41.56%	46.10%
Non-Prime Mortgages(2)	40.03%	50.04%	56.93%	58.44%	53.90%
Total	100.00%	100.00%	100.00%	100.00%	100.00%

Percentage Change from Prior Year(3)
Prime Mortgages(1)	(6.30)%	7.09%	9.55%	6.64%	39.53%
Non-Prime Mortgages(2)	56.49%	60.71%	44.56%	13.47%	15.99%
Total	11.62%	28.55%	27.07%	10.53%	25.78%

Junior Lien Mortgage Loans
Volume by Principal Balance	2001	2002	2003	2004	2005
Prime Mortgages(1)	$8,024,136,313	$7,627,424,000	$7,402,626,296	$7,569,300,685	$7,442,264,087
Non-Prime Mortgages(2)	-	-	-	-	-
Total	$8,024,136,313	$7,627,424,000	$7,402,626,296	$7,569,300,685	$7,442,264,087
Prime Mortgages(1)	100.00%	100.00%	100.00%	100.00%	100.00%
Non-Prime Mortgages(2)	0.00%	0.00%	0.00%	0.00%	0.00%

Percentage Change from Prior Year(3)
Prime Mortgages(1)	N/A	(4.94)%	(2.95)%	2.25%	(1.68)%
Non-Prime Mortgages(2)	N/A	-	-	-	-
Total	N/A	(4.94)%	(2.95)%	2.25%	(1.68)%

First Lien Mortgage Loans
Volume by Number of Loans	2001	2002	2003	2004	2005
Prime Mortgages(1)	133,632	125,209	143,645	150,297	187,773
Non-Prime Mortgages(2)	168,185	257,077	341,190	373,473	394,776
Total	301,817	382,286	484,835	523,770	582,549
Prime Mortgages(1)	44.28%	32.75%	29.63%	28.70%	32.23%
Non-Prime Mortgages(2)	55.72%	67.25%	70.37%	71.30%	67.77%
Total	100.00%	100.00%	100.00%	100.00%	100.00%

Percentage Change from Prior Year(3)
Prime Mortgages(1)	(9.85)%	(6.30)%	14.72%	4.63%	24.93%
Non-Prime Mortgages(2)	38.47%	52.85%	32.72%	9.46%	5.70%
Total	11.91%	26.66%	26.83%	8.03%	11.22%

Junior Lien Mortgage Loans
Volume by Number of Loans	2001	2002	2003	2004	2005
Prime Mortgages(1)	228,946	217,031	211,585	210,778	199,600
Non-Prime Mortgages(2)	-	-	-	-	-
Total	228,946	217,031	211,585	210,778	199,600
Prime Mortgages(1)	100.00%	100.00%	100.00%	100.00%	100.00%
Non-Prime Mortgages(2)	0.00%	0.00%	0.00%	0.00%	0.00%

Percentage Change from Prior Year(3)
Prime Mortgages(1)	N/A	(5.20)%	(2.51)%	(0.38)%	(5.30)%
Non-Prime Mortgages(2)	N/A	-	-	-	-
Total	N/A	(5.20)%	(2.51)%	(0.38)%	(5.30)%

(1) Product originated under the Jumbo, Alt A, High Loan to Value First Lien programs and Closed End Home Equity Loan and Home Equity Revolving Credit Line Loan Junior Lien programs.
(2) Product originated under the Subprime and Negotiated Conduit Asset programs. Subprime Mortgage Loans secured by junior liens are included under First Lien Mortgage Loans—Non-Prime Mortgages because these types of loans are securitized together in the same mortgage pools.
(3) Represents year to year growth or decline as a percentage of the prior year’s volume.

Wells Fargo

Wells Fargo Bank, N.A. (“Wells Fargo Bank”) is an indirect, wholly-owned subsidiary of Wells Fargo & Company. Wells Fargo Bank is a national banking association and is engaged in a wide range of activities typical of a national bank. Wells Fargo Bank, including its predecessors, has many years of experience in servicing residential mortgage loans, commercial mortgage loans, auto loans, home equity loans, credit card receivables and student loans. Wells Fargo Bank, including its predecessors, has been servicing residential mortgage loans since 1974. These servicing activities, which include collections, loss mitigation, default reporting, bankruptcy, foreclosure and REO Property management, are handled at various Wells Fargo Bank locations including Frederick, Maryland, Fort Mill, South Carolina and other mortgage loan servicing centers. As of the date hereof, Wells Fargo Bank has not failed to make any required advance with respect to any issuance of residential mortgage backed securities.

Wells Fargo Bank’s servicing portfolio of residential mortgage loans (which includes Prime 30-Year Fixed-Rate Relocation Loans, Prime 30-Year Fixed-Rate Non-Relocation Loans, Prime 15-Year Fixed-Rate Loans and Prime Adjustable-Rate Loans as well as other types of residential mortgage loans serviced by Wells Fargo Bank) has grown from approximately $450 billion as of the end of 2000 to approximately $1.005 trillion as of the end of 2005. The table below sets forth for each of the periods indicated the number and aggregate original principal balance of mortgage loans serviced by Wells Fargo Bank (other than any mortgage loans serviced for Fannie Mae, Freddie Mac and Federal Home Loan Banks; mortgage loans insured or guaranteed by the Government National Mortgage Association, Federal Housing Administration or Department of Veterans Affairs; or mortgage loans with respect to which Wells Fargo Bank has acquired the servicing rights, acts as subservicer, or acts as special servicer) for First Lien Non-Conforming, Non-Subprime Loans and First Lien Conforming, Non-Subprime Loans:

	As of December 31, 2003		As of December 31, 2004		As of December 31, 2005

	No. of Loans	Aggregate Original Principal Balance of Loans	No. of Loans	Aggregate Original Principal Balance of Loans	No. of Loans	Aggregate Original Principal Balance of Loans
First Lien Non-Conforming, Non-Subprime Loans	472,694	$141,120,796,584	553,262	$171,086,652,776	635,091	$218,067,611,101

Servicing Procedures

Shortly after the funding of a loan, various types of loan information are loaded into Wells Fargo Bank’s automated loan servicing system. Wells Fargo Bank then makes reasonable efforts to collect all payments called for under the mortgage loan documents and will, consistent with the applicable servicing agreement and any pool insurance policy, primary mortgage insurance policy, bankruptcy bond or alternative arrangements, follow such collection procedures as are customary with respect to loans that are comparable to the mortgage loans. Wells Fargo Bank may, in its discretion, (i) waive any assumption fee, late payment or other charge in connection with a mortgage loan and (ii) to the extent not inconsistent with the coverage of such mortgage loan by a pool insurance policy, primary mortgage insurance policy, bankruptcy bond or alternative arrangements, if applicable, waive, vary or modify any term of any mortgage loan or consent to the postponement of strict compliance with any such term or in any matter grant indulgence to any borrower, subject to the limitations set forth in the applicable servicing agreement.

Wells Fargo Bank’s collections policy is designed to identify payment problems sufficiently early to permit Wells Fargo Bank to address such delinquency problems and, when necessary, to act to preserve equity in a pre-foreclosure mortgaged property. Borrowers are billed on a monthly basis in advance of the due date. If a borrower attempts to use Wells Fargo Bank’s Voice Response Unit (“VRU”) to obtain loan information on or after a date on which a late charge is due, the VRU automatically transfers the call to the collection area. Collection procedures commence upon identification of a past due account by Wells Fargo Bank’s automated servicing system. If timely payment is not received, Wells Fargo Bank’s automated loan servicing system automatically places the mortgage loan in the assigned collection queue and collection procedures are generally initiated on the 16th day of delinquency. The account remains in the queue unless and until a payment is received, at which point Wells Fargo Bank’s automated loan servicing system automatically removes the mortgage loan from that collection queue.

When a mortgage loan appears in a collection queue, a collector will telephone to remind the borrower that a payment is due. Follow-up telephone contacts with the borrower are attempted until the account is current or other payment arrangements have been made. When contact is made with a delinquent borrower, collectors present such borrower with alternative payment methods, such as Western Union, Phone Pay and Quick Collect, in order to expedite payments. Standard form letters are utilized when attempts to reach the borrower by telephone fail and/or in some circumstances, to supplement the phone contacts. Company collectors have computer access to telephone numbers, payment histories, loan information and all past collection notes. Wells Fargo Bank supplements the collectors’ efforts with advanced technology such as predictive dialers and statistical behavioral software used to determine the optimal times to call a particular customer. Additionally, collectors may attempt to mitigate losses through the use of behavioral or other models that are designed to assist in identifying workout options in the early stages of delinquency. For those loans in which collection efforts have been exhausted without success, Wells Fargo Bank determines whether foreclosure proceedings are appropriate. The course of action elected with respect to a delinquent mortgage loan generally will be guided by a number of factors, including the related borrower’s payment history, ability and willingness to pay, the condition and occupancy of the mortgaged property, the amount of borrower equity in the mortgaged property and whether there are any junior liens.

Regulations and practices regarding the liquidation of properties (e.g., foreclosure) and the rights of a borrower in default vary greatly from state to state. As such, all foreclosures are assigned to outside counsel, licensed to practice in the same state as the mortgaged property. Bankruptcies filed by borrowers are similarly assigned to appropriate local counsel. Communication with foreclosure and bankruptcy attorneys is maintained through the use of a software program, thus reducing the need for phone calls and faxes and simultaneously creating a permanent record of communication. Attorney timeline performance is managed using quarterly report cards. The status of foreclosures and bankruptcies is monitored by Wells Fargo Bank through its use of such software system. Bankruptcy filing and release information is received electronically from a third-party notification vendor.

Prior to a foreclosure sale, Wells Fargo Bank performs a market value analysis. This analysis includes: (i) a current valuation of the mortgaged property obtained through a drive-by appraisal or broker’s price opinion conducted by an independent appraiser and/or a broker from a network of real estate brokers, complete with a description of the condition of the mortgaged property, as well as other information such as recent price lists of comparable properties, recent closed comparables, estimated marketing time and required or suggested repairs, and an estimate of the sales price; (ii) an evaluation of the amount owed, if any, for real estate taxes; and (iii) estimated carrying costs, brokers’ fees, repair costs and other related costs associated with real estate owned properties. Wells Fargo Bank bases the amount it will bid at foreclosure sales on this analysis.

If Wells Fargo Bank acquires title to a property at a foreclosure sale or otherwise, it obtains an estimate of the sale price of the property and then hires one or more real estate brokers to begin marketing the property. If the mortgaged property is not vacant when acquired, local eviction attorneys are hired to commence eviction proceedings and/or negotiations are held with occupants in an attempt to get them to vacate without incurring the additional time and cost of eviction. Repairs are performed if it is determined that they will increase the net liquidation proceeds, taking into consideration the cost of repairs, the carrying costs during the repair period and the marketability of the property both before and after the repairs.

Wells Fargo Bank’s loan servicing software also tracks and maintains tax and homeowners’ insurance information and tax and insurance escrow information. Expiration reports are generated periodically listing all policies scheduled to expire. When policies lapse, a letter is automatically generated and issued advising the borrower of such lapse and notifying the borrower that Wells Fargo Bank will obtain lender-placed insurance at the borrower’s expense.

SCHEDULE III
THE TRUSTEE, SECURITIES ADMINISTRATOR AND CUSTODIAN
The Trustee

HSBC Bank USA, National Association:

HSBC Bank USA, National Association, a national banking association organized and existing under the laws of the United States of America, will be named trustee under the Pooling and Servicing Agreement. The trustee will perform administrative functions on behalf of the trust and for the benefit of the certificateholders pursuant to the terms of the Pooling and Servicing Agreement. The trustee’s offices for notices under the Pooling and Servicing Agreement are located at 452 Fifth Avenue, New York, New York 10018, and its telephone number is (212) 525-1362.

In the event the master servicer defaults in the performance of its obligations pursuant to the terms of the Pooling and Servicing Agreement prior to the appointment of a successor, the trustee is obligated to perform such obligations until a successor master servicer is appointed. If the trustee resigns or is removed under the terms of the Pooling and Servicing Agreement, a successor trustee shall be appointed within 30 days by the Depositor. If no such successor trustee is appointed within the 30 day period, then a court of competent jurisdiction may be petitioned to appoint a successor trustee.

As compensation to the trustee in respect of its obligations under the pooling and servicing agreement, the trustee’s annual fee will be paid by the master servicer pursuant to a separate agreement between the trustee and the master servicer, and such compensation will not be an expense of the Trust Fund.

The trustee and any director, officer, employee or agent of the trustee will be indemnified and held harmless by the trust against any loss, liability or expense set forth in the Pooling and Servicing Agreement. In addition, the trustee shall be indemnified by the servicer for any losses, liabilities or expenses resulting from the servicer’s breach of its obligations as provided in the Pooling and Servicing Agreement. The trustee’s duties are limited solely to its express obligations under the Pooling and Servicing Agreement. See “The Agreements” in the prospectus.

As of January 24, 2006, HSBC Bank USA, National Association is acting as Trustee for approximately 400 asset-backed securities transactions involving similar pool assets to those found in this transaction.

The Securities Administrator

WELLS FARGO:

Under the terms of the pooling and servicing agreement, Wells Fargo Bank also is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. As securities administrator, Wells Fargo Bank is responsible for the preparation and filing of all REMIC tax returns on behalf of the REMICs and the preparation of monthly reports on Form 10-D, periodic reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the issuing Trust. Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995. As of March 31, 2006, Wells Fargo Bank was acting as securities administrator with respect to more than $829,726,924,092 of outstanding residential mortgage-backed securities.

Using information set forth in this term sheet supplement, the securities administrator will recreate the cashflow model for the trust based solely on the information received from the depositor. Based on the monthly loan information provided by the master servicer, the securities administrator will calculate the amount of principal and interest to be paid to each class of certificates on each distribution date. In accordance with the cashflow model and based on the monthly loan information provided by the master servicer, the securities administrator will perform distribution calculations, remit distributions on the distribution date to certificateholders and prepare a monthly statement to certificateholders detailing the payments received and the activity on the mortgage loans during the Due Period as described under “Description of the Certificates” and “Reports to Certificateholders”. In performing these obligations, the securities administrator will be able to conclusively rely on the information provided to it by the master servicer, and the securities administrator will not be required to recompute, recalculate or verify the information provided to it by the master servicer.

The securities administrator may resign at any time, in which event the depositor will be obligated to appoint a successor securities administrator. The depositor may also remove the securities administrator if the securities administrator ceases to be eligible to continue as such under the pooling and servicing agreement or if the securities administrator becomes incapable of acting, bankrupt, insolvent or if a receiver or public officer takes charge of the securities administrator or its property. Upon such resignation or removal of the securities administrator, the trustee will be entitled to appoint a successor securities administrator with the prior written consent of the Certificate Insurer, if any, which consent shall not be unreasonably withheld. The securities administrator may also be removed at any time by the holders of certificates evidencing ownership of not less than 51% of the trust with the prior written consent of the Certificate Insurer, if any, which consent shall not be unreasonably withheld. In the event that the certificateholders remove the securities administrator, the compensation of any successor securities administrator will be paid by the certificateholders to the extent that such compensation exceeds the amount agreed to by the depositor and the securities administrator. Any resignation or removal of the securities administrator and appointment of a successor securities administrator will not become effective until acceptance of the appointment by the successor securities administrator.

The securities administrator undertakes to perform such duties and only such duties as are specifically set forth in the pooling and servicing agreement as duties of the securities administrator, including:

Upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments which are specifically required to be furnished to the securities administrator pursuant to the pooling and servicing agreement, the securities administrator will examine them to determine whether they are in the required form; provided, however, the securities administrator will not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished hereunder; provided, further, that the securities administrator will not be responsible for the accuracy or verification of any calculation provided to it pursuant to the pooling and servicing agreement.

1. On each distribution date, the securities administrator will make monthly distributions and the final distribution to the certificateholders from funds in the distribution account as provided in the pooling and servicing agreement.

2. Except for those actions that the securities administrator is required to take under the pooling and servicing agreement, the securities administrator will not have any obligation or liability to take any action or to refrain from taking any action in the absence of written direction as provided in the pooling and servicing agreement.

The securities administrator will not in any way be liable by reason of any insufficiency in any account held by or in the name of the securities administrator unless it is determined by a court of competent jurisdiction that the securities administrator’s gross negligence or willful misconduct was the primary cause of such insufficiency (except to the extent that the securities administrator is obligor and has defaulted thereon). In no event will the securities administrator be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the securities administrator has been advised of the likelihood of such loss or damage and regardless of the form of action. Furthermore, the securities administrator will not be responsible for the acts or omissions of the other transaction parties, it being understood that the pooling and servicing agreement will not be construed to render them partners, joint venturers or agents of one another. None of the foregoing will be construed, however, to relieve the securities administrator from liability for its own negligent action, its own negligent failure to act or its own willful misconduct. The securities administrator will be entitled to reimbursement and indemnification by the trust for any loss, liability or expense arising out of or in connection with the pooling and servicing agreement as set forth in the pooling and servicing agreement except any such loss, liability or expense as may arise from its negligence or intentional misconduct.

The Custodian

WELLS FARGO:

Wells Fargo Bank, National Association (“Wells Fargo Bank”) is acting as custodian of the mortgage loan files pursuant to the custodial agreement. In that capacity, Wells Fargo Bank is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the trustee and the certificateholders. Wells Fargo Bank maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo Bank maintains document custody facilities in its Minneapolis, Minnesota headquarters and in three regional offices located in Richfield, Minnesota, Irvine, California and Salt Lake City, Utah. As of March 31, 2006 Wells Fargo Bank maintains mortgage custody vaults in each of those locations with an aggregate capacity of over eleven million files.

Wells Fargo Bank serves or may have served within the past two years as loan file custodian for various mortgage loans owned by the sponsor or an affiliate of the sponsor and anticipates that one or more of those mortgage loans may be included in the related trust. The terms of any custodial agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

SCHEDULE IV
NOT APPLICABLE

SCHEDULE V

One-Year LIBOR. The Index for certain of the mortgage loans will adjust annually based on One-Year LIBOR. One-Year LIBOR will be a per annum rate equal to the average of interbank offered rates for one-year U.S. dollar-denominated deposits in the London market based on quotations of major banks as published in The Wall Street Journal and are most recently available as of the time specified in the related mortgage note.

	One-Year LIBOR

Adjustment Date	1999	2000	2001	2002	2003	2004	2005	2006
January 1	5.06%	6.75%	5.17%	2.49%	1.45%	1.48%	3.10%	4.85%
February 1	5.40	6.76	4.88	2.43	1.38	1.37	2.98	5.15
March 1	5.25	6.94	4.67	3.00	1.28	1.34	2.55	4.64
April 1	5.23	7.10	4.44	2.63	1.36	1.81	3.81
May 1	5.56	7.50	4.24	2.59	1.21	2.08	3.78
June 1	5.84	7.18	4.18	2.28	1.19	2.47	3.76
July 1	5.89	7.08	3.82	2.09	1.16	2.46	3.90
August 1	6.06	6.97	3.56	1.90	1.44	2.30	4.22
September 1	6.04	6.80	2.64	1.73	1.45	2.44	4.13
October 1	6.25	6.73	2.27	1.64	1.24	2.49	4.68
November 1	6.27	6.56	2.39	1.73	1.48	2.54	4.74
December 1	6.50	6.00	2.44	1.45	1.60	2.96	4.82

Six-Month LIBOR. The Index for certain of the mortgage loans will adjust semi-annually based on the Six-Month LIBOR. Six-Month LIBOR will be a per annum rate equal to the average of interbank offered rates for six-month U.S. dollar-denominated deposits in the London market based on quotations of major banks as published in The Wall Street Journal and as are most recently available as of the time specified in the related mortgage note.

Listed below are some historical values of Six-Month LIBOR since January 1, 2000. The values of Six-Month LIBOR shown are intended only to provide an historical summary of the movements in the Six-Month LIBOR and may not be indicative of future rates. No assurances can be given as to the value of Six-Month LIBOR on any interest rate adjustment date or during the life of any Group 2 Loan.

	Six-Month LIBOR Loan Index
Adjustment Date	2000	2001	2002	2003	2004	2005	2006
January 1	6.13%	6.20%	2.03%	1.38%	1.22%	2.78%	4.71%
February 1	6.29	5.26	2.08	1.35	1.21	2.97	4.82
March 1	6.33	4.91	2.04	1.34	1.17	3.19	4.98
April 1	6.53	4.71	2.36	1.23	1.16	3.39
May 1	6.73	4.30	2.12	1.29	1.37	3.41
June 1	7.11	3.98	2.08	1.21	1.61	3.54
July 1	7.00	3.91	1.95	1.12	1.90	3.73
August 1	6.89	3.69	1.87	1.21	1.94	3.95
September 1	6.83	3.45	1.80	1.20	1.98	4.00
October 1	6.76	2.52	1.71	1.14	2.20	4.27
November 1	6.72	2.15	1.60	1.23	2.62	4.47
December 1	6.64	2.03	1.47	1.27	2.63	4.63

One-Year MTA. The Index for certain of the mortgage loans will adjust monthly based on One-Year MTA. “One-Year MTA” will be a per annum rate equal to the twelve-month moving average monthly yield on United States Treasury Securities adjusted to a constant maturity of one year as published by the Federal Reserve Board in the Federal Reserve Statistical Release “Selected Interest Rates (H.15),” determined by averaging the monthly yields for the most recently available twelve months. The index figure used for each interest rate adjustment date will be the most recent index figure available as of fifteen days before that date.

The following levels of One-Year MTA do not purport to be representative of future levels of One-Year MTA. No assurance can be given as to the level of One-Year MTA on any adjustment date or during the life of any mortgage loan with an Index of One-Year MTA.

	One-Year MTA
Adjustment Date	2000	2001	2002	2003	2004	2005	2006
January 1	5.21%	6.00%	3.26%	1.94%	1.23%	2.02%	3.62%
February 1	5.34	5.87	3.06	1.86	1.23	2.17	3.75
March 1	5.46	5.71	2.91	1.75	1.23	2.35	3.89
April 1	5.58	5.53	2.79	1.65	1.24	2.35
May 1	5.70	5.32	2.67	1.55	1.29	2.50
June 1	5.79	5.10	2.55	1.45	1.38	2.74
July 1	5.88	4.90	2.41	1.38	1.46	2.87
August 1	5.96	4.67	2.27	1.34	1.52	3.02
September 1	6.04	4.40	2.18	1.30	1.60	3.16
October 1	6.08	4.09	2.12	1.27	1.68	3.16
November 1	6.13	3.76	2.07	1.26	1.77	3.33
December 1	6.11	3.48	2.00	1.24	1.89	3.48

COFI. The Index for certain of the mortgage loans is The Eleventh District Cost of Funds Index (“COFI”). COFI is designed to represent the monthly weighted average cost of funds for savings institutions in Arizona, California and Nevada that are member institutions of the Eleventh Federal Home Loan Bank District (the “Eleventh District“). COFI for a particular month reflects the interest costs paid on all types of funds held by Eleventh District member institutions and is calculated by dividing the cost of funds by the average of the total amount of those funds outstanding at the end of that month and of the prior month and annualizing and adjusting the result to reflect the actual number of days in the particular month. If necessary, before these calculations are made, the component figures are adjusted by the Federal Home Loan Bank of San Francisco (“FHLBSF“) to neutralize the effect of events such as member institutions leaving the Eleventh District or acquiring institutions outside the Eleventh District. The Eleventh District Cost of Funds Index is weighted to reflect the relative amount of each type of funds held at the end of the relevant month. The major components of funds of Eleventh District member institutions are: savings deposits, time deposits, FHLBSF advances, repurchase agreements and all other borrowings. Because the component funds represent a variety of maturities whose costs may react in different ways to changing conditions, the Eleventh District Cost of Funds Index does not necessarily reflect current market rates.

SCHEDULE VI
NOT APPLICABLE